UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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VARIAN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Varian, Inc.

3120 Hansen Way

Palo Alto, California 94304-1030

August 20, 2009

Dear Stockholder,

You are cordially invited to attend a special meeting of Varian, Inc. stockholders to be held on October 5, 2009, starting at 7:00 p.m. Pacific Time at Varian’s principal executive offices located at 3120 Hansen Way, Palo Alto, California 94304-1030.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement under which Varian would be acquired by Agilent Technologies, Inc. We entered into this merger agreement on July 26, 2009. If the merger is completed, you, as a holder of Varian common stock, will be entitled to receive $52.00 in cash, without interest and less any applicable withholding taxes, for each share of Varian common stock owned by you at the consummation of the merger, as more fully described in the enclosed proxy statement.

After careful consideration, our board of directors has unanimously determined that it is in the best interests of Varian and its stockholders that Varian enter into the merger agreement and consummate the merger and unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is very important, regardless of the number of shares of Varian common stock you own. We cannot consummate the merger unless the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of Varian common stock. Therefore, the failure of any stockholder to vote will have the same effect as a vote by that stockholder against the adoption of the merger agreement.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about Varian from documents we have filed with the Securities and Exchange Commission.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

/s/ Garry W. Rogerson
Garry W. Rogerson
Chairman of the Board and Chief Executive Officer
Palo Alto, California

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated August 20, 2009, and is first being mailed to stockholders on or about August 24, 2009.

Varian, Inc.

3120 Hansen Way

Palo Alto, California 94304-1030

To Varian Stockholders:

A special meeting of stockholders of Varian, Inc., a Delaware corporation, or Varian, will be held on October 5, 2009, starting at 7:00 p.m. Pacific Time at Varian’s principal executive offices located at 3120 Hansen Way, Palo Alto, California 94304-1030, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 26, 2009, among Agilent Technologies, Inc., a Delaware corporation, or Agilent, Cobalt Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Agilent, and Varian, as it may be amended from time to time, pursuant to which Varian will be acquired by Agilent.

2. To consider and vote on a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.

3. To consider and vote on such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Our board of directors has specified the close of business on August 12, 2009 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Varian common stock held on the record date.

Under Delaware law, Varian stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the adoption of the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement.

Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or via the Internet prior to the special meeting to ensure that your shares of Varian common stock will be present in person or represented at the special meeting. If you have Internet access, we encourage you to record your vote via the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.

THE VARIAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

By Order of the Board of Directors,

/s/ Garry W. Rogerson
Garry W. Rogerson
Chairman of the Board and Chief Executive Officer
Palo Alto, California

ADDITIONAL INFORMATION

This document incorporates important business and financial information about Varian from documents that are not included in or delivered with this document. See “Where You Can Find More Information” on page 82. You can obtain documents incorporated by reference in this document by requesting them in writing from Varian, Inc., Attn: Secretary, 3120 Hansen Way, Palo Alto, California 94304-1030. You will not be charged for any of these documents that you request. If you wish to request documents, you should do so by September 28, 2009 in order to receive them before the special meeting.

For additional questions about the merger, assistance in submitting proxies or voting shares of our common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call Toll-Free: (888) 750-5834

Banks and Brokers May Call Collect: (212) 750-5833

i

TABLE OF CONTENTS (continued)

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the proposed merger and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of shares of Varian common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. We sometimes make reference to Varian, Inc. and its subsidiaries in this proxy statement by using the terms “Varian,” “we,” “our” or “us.”

Q:	What is the transaction?

A:	Varian and Agilent have entered into a definitive merger agreement pursuant to which, subject to the terms and conditions of the merger agreement, Agilent will acquire Varian through the merger of a wholly owned subsidiary of Agilent with and into Varian. Varian will be the surviving corporation (which we refer to as the surviving corporation) in the merger and will continue as a wholly owned subsidiary of Agilent.

Q:	What will a Varian stockholder receive when the merger occurs?

A:	For every share of Varian common stock held at the time of the merger, Varian stockholders will be entitled to receive $52.00 in cash, without interest, less any applicable withholding taxes. This does not apply to shares of Varian common stock held by stockholders who have perfected their appraisal rights under Delaware law.

Q:	What will happen in the merger to Varian’s stock options, stock-based awards and director stock unit awards?

A:	Upon the consummation of the merger, each stock option (whether vested or unvested) to purchase shares of Varian common stock outstanding immediately prior to the effective time of the merger (other than options under the Varian Employee Stock Purchase Plan, which we refer to as the ESPP), to the extent not exercised before such time, will be automatically cancelled and converted into the right to receive the excess, if any, of the merger consideration payable in respect of the shares subject to such stock option over the applicable exercise price of such cancelled stock option (without interest and less applicable withholding taxes). In addition, upon the consummation of the merger, each stock-based award (other than stock options, director stock units and options under the ESPP) outstanding immediately prior to the effective time of the merger will be automatically cancelled and converted into the right to receive $52.00 per share for each share of Varian common stock underlying such awards, less any amount the holder of the stock-based award must pay to Varian with respect to such stock-based award (without interest and less applicable withholding taxes). For each performance-based stock-based award, the number of shares of Varian common stock underlying the stock-based award will be deemed to be 100% of the target number of shares of Varian common stock subject to the performance-based award. In addition, upon the consummation of the merger, the holders of director stock unit awards will cease to be directors and, therefore, will vest fully in their director stock unit awards. The director stock units will be settled in cash in an amount equal to $52.00 per share for each share of Varian common stock underlying each such award (without interest and less applicable withholding taxes).

Q:	What will happen in the merger to Varian’s Employee Stock Purchase Plan?

A:

Varian will suspend all participation, including payroll deductions, in the Varian Employee Stock Purchase Plan (which we refer to as the ESPP) and not permit another “purchase date” (as defined in the ESPP) on or after the earlier of (i) one business day prior to the closing date of the merger and (ii) October 5, 2009, which is the first purchase date scheduled to occur after the signing of the merger agreement (we refer to the earliest to occur of the two dates described in clauses (i) and (ii) as the final purchase date). Each outstanding option under the ESPP will be exercised on the final purchase date for the purchase of shares of Varian common stock in accordance with the terms of the ESPP, and Varian will refund to each participant in the ESPP all amounts remaining in such participant’s account after such purchase. Effective as of one business day prior to the effective time of the merger, and contingent upon the closing of the merger, Varian will terminate the ESPP.

Q:	How does the merger consideration compare to the market price of Varian common stock?

A:	The merger consideration of $52.00 per share to be received by Varian stockholders represents a premium of approximately:

•

33% over the closing price of Varian common stock on the NASDAQ Global Select Market (symbol: VARI) on July 24, 2009, the trading day immediately preceding the day that the proposed transaction with Agilent was publicly announced;

•	36% over the average closing price of Varian common stock on the NASDAQ Global Select Market over the one-month period ending on such date;

•	42% over the average closing price of Varian common stock on the NASDAQ Global Select Market over the three-month period ending on such date;

•	69% over the average closing price of Varian common stock on the NASDAQ Global Select Market over the six-month period ending on such date; and

•	49% over the average closing price of Varian common stock on the NASDAQ Global Select Market over the one-year period ending on such date.

The closing sale price of a share of Varian common stock on the NASDAQ Global Select Market on August 19, 2009 was $51.25. You are encouraged to obtain current market quotations for Varian common stock in connection with voting your shares.

Q:	When do you expect the merger to be completed?

A:	Agilent currently expects the merger to be completed by calendar year-end 2009. However, the merger is subject to various closing conditions, including Varian stockholder and regulatory approvals, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could require us to complete the merger at a later time or not at all.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you were a stockholder of Varian as of August 12, 2009, the record date for the special meeting. To complete the merger, Varian’s stockholders must vote to approve the adoption of the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. Varian will submit the merger agreement to its stockholders for adoption at the special meeting described in this proxy statement. You should read the section entitled “The Special Meeting” beginning on page 20.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of Varian stockholders (which we refer to as the special meeting) will be held on October 5, 2009, starting at 7:00 p.m. Pacific Time at Varian’s principal executive offices located at 3120 Hansen Way, Palo Alto, California 94304-1030.

Q:	What are the proposals that will be voted on at the special meeting?

A:	You will be asked to consider and vote on (1) the adoption of the merger agreement with Agilent, (2) the adjournment or postponement of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q:	Who is entitled to attend and vote at the special meeting?

A:	The record date for the special meeting is August 12, 2009. If you own shares of Varian common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were 28,907,822 shares of Varian common stock issued and outstanding.

Q:	How many votes are required to adopt the merger agreement?

A:	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Varian common stock entitled to vote at the special meeting in person or by proxy, in accordance with Delaware law. In connection with the transactions contemplated by the merger agreement, all directors and certain executive officers of Varian, who collectively, as of the record date, beneficially owned less than 1% of the total outstanding shares of Varian common stock, have entered into voting agreements with Agilent to, among other things, vote the respective shares of Varian common stock owned by them, or over which they exercise voting power, in favor of the merger, unless the merger agreement has been validly terminated in accordance with its terms. The stockholders who entered into voting agreements with Agilent did not receive additional consideration for doing so (other than any consideration they are otherwise entitled to receive under the merger agreement in respect of their shares of Varian common stock). The form of voting agreement is attached to this proxy statement as Annex B.

Q:	How many votes are required to adopt the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies?

A:	The adoption of the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of Varian common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Q:	How does the Varian board of directors recommend that I vote on the proposals?

A:	The Varian board of directors has unanimously determined that it is in the best interests of Varian and its stockholders that Varian enter into the merger agreement and consummate the merger and unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. You should read the section entitled “The Merger—Reasons for the Merger; Recommendation of the Varian Board of Directors” beginning on page 33.

Q:	How are votes counted? Why is my vote important?

A:	Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions. The affirmative vote of the holders of a majority of the outstanding shares of Varian common stock is required under Delaware law to adopt the merger agreement. As a result, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Because the affirmative vote of the holders of a majority of the shares of Varian common stock present in person or represented by proxy at the special meeting is required to adopt the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, abstentions will count as a vote “AGAINST” the proposal but the failure to vote your shares will have no effect on the outcome of the proposal.

Q:	What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A:	Your brokerage firm, bank, trust or other nominee will not be able to vote your shares unless you have properly instructed your nominee on how to vote. The adoption of the merger agreement requires an affirmative vote of the holders of a majority of the outstanding shares of Varian common stock. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of Varian common stock present in person or represented at the special meeting and entitled to vote thereon. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares as described below. You have one vote for each share of Varian common stock you own as of the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote:

•	by using the telephone voting instructions printed on your proxy card;

•	by using the Internet voting instructions printed on your proxy card;

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage-paid envelope; or

•	in person by appearing at the special meeting.

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person, to ensure that your shares of Varian common stock are present in person or represented at the special meeting.

If you give your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the adoption of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. With respect to any other matter that properly comes before the special meeting, shares present in person or represented by all proxies received by Varian will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:	If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or by proxy, of stockholders representing the holders of a majority of the shares of Varian common stock entitled to vote at the special meeting will constitute a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card, vote by telephone or via the Internet or vote in person at the special meeting, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of Varian common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q:	What does it mean if I receive more than one proxy?

A:	If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. If you are the stockholder of record of Varian common stock, you have the right to change or revoke your proxy at any time before the vote being taken at the special meeting:

•	by delivering to Varian’s Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by signing and delivering a new proxy, relating to the same shares of Varian common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Varian, Inc.

3120 Hansen Way

Palo Alto, California 94304-1030

Attn: Secretary

If you are a “street name” holder of Varian common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Varian common stock for the merger consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:	What happens if I sell my shares of Varian common stock before the special meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Varian common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” on page 74 and Annex D.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	Stockholders are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, provided they satisfy the special criteria and conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see “Appraisal Rights” on page 74. In addition, a copy of Section 262 of the DGCL is attached as Annex D to this proxy statement.

Q:	What are the material federal income tax consequences of the merger to me?

A:	The receipt of cash for shares of Varian common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a holder of Varian common stock will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the merger and (ii) the holder’s adjusted tax basis in the shares. Because your individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects of the merger to you (including the application and effect of any state, local or foreign income and other tax laws). See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 44.

Q:	Who can answer further questions?

A:	For additional questions about the merger, assistance in submitting proxies or voting shares of Varian common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact us or our proxy solicitor at:

Varian, Inc.

3120 Hansen Way

Palo Alto, California 94304-1030

Attn: Investor Relations

Phone: +1 (650) 424-5471

Email: ir@varianinc.com

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call Toll-Free: (888) 750-5834

Banks and Brokers May Call Collect: (212) 750-5833

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

SUMMARY

The following summary highlights information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. We sometimes make reference to Varian, Inc. and its subsidiaries in this proxy statement by using the terms “Varian,” “we,” “our” or “us.” Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Merger (Page 24)

The Agreement and Plan of Merger, dated as of July 26, 2009, which we refer to as the merger agreement, among Agilent Technologies, Inc., or Agilent, Cobalt Acquisition Corp., a wholly owned subsidiary of Agilent, or Merger Sub, and Varian, provides that Merger Sub will merge with and into Varian. As a result of the merger, Varian will become a wholly owned subsidiary of Agilent. Upon completion of the proposed merger, shares of Varian common stock will no longer be listed on any stock exchange or quotation system. At the effective time of the merger, each outstanding share of Varian common stock will be automatically converted into the right to receive $52.00 in cash, without interest and less applicable withholding taxes (other than shares of Varian common stock held by any holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, as described in this proxy statement). We refer to this amount in this proxy statement as the merger consideration.

At the effective time of the merger, any shares of Varian capital stock owned by Varian or any of its subsidiaries will be cancelled and extinguished without any conversion thereof and no merger consideration will be paid by Agilent with respect to such shares.

The Special Meeting (Page 20)

Date, Time and Place. The special meeting will be held on October 5, 2009, starting at 7:00 p.m. Pacific Time at Varian’s principal executive offices located at 3120 Hansen Way, Palo Alto, California 94304-1030.

Purpose. You will be asked to consider and vote upon (1) the adoption of the merger agreement, (2) the adjournment or postponement of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date and Quorum. You are entitled to vote at the special meeting if you owned shares of Varian common stock at the close of business on August 12, 2009, the record date for the special meeting. You will have one vote for each share of Varian common stock that you owned on the record date. As of August 12, 2009, there were 28,907,822 shares of Varian common stock issued and outstanding and entitled to vote. A majority of Varian common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of the special meeting. In the event that a quorum is not present at the special meeting, the meeting may be adjourned or postponed to solicit additional proxies.

Vote Required. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Varian common stock. Approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of Varian common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

Voting and Proxies. Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting in person at the special meeting. If you do not return your proxy card, submit your proxy by phone or via the Internet or attend the special meeting, your shares of Varian common stock will not be voted, which will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Even if you plan to attend the special meeting, if you hold your shares of Varian common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

If you give your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, if applicable.

If your shares of Varian common stock are held in “street name,” you should instruct your brokerage firm, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your broker or nominee. If your shares of Varian common stock are held in “street name,” you must obtain a legal proxy from such nominee in order to vote in person at the special meeting. If you fail to provide your nominee with instructions on how to vote your shares of Varian common stock, your nominee will not be able to vote such shares at the special meeting. Because the adoption of the merger agreement requires an affirmative vote of the holders of a majority of the outstanding shares of Varian common stock for approval, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Because the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented at the special meeting and entitled to vote thereon, and because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to instruct your nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

Revocability of Proxy. Any holder of record of Varian common stock may revoke his or her proxy at any time, unless noted below, before it is voted at the special meeting by any of the following actions:

•	delivering to Varian’s Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy, relating to the same shares of Varian common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Varian, Inc.

3120 Hansen Way

Palo Alto, California 94304-1030

Attn: Secretary

If you are a “street name” holder of Varian common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

The Companies (Page 23)

Varian. Varian, Inc., a Delaware corporation, designs, develops, manufactures, markets, sells and services scientific instruments (including analytical instruments, research products and related software, consumable products, accessories and services) and vacuum products (and related accessories and services). Varian’s principal executive offices are located at 3120 Hansen Way, Palo Alto, California 94304-1030, and its telephone number is (650) 213-8000. See also “Where You Can Find More Information.” Varian’s common stock is publicly traded on the NASDAQ Global Select Market under the symbol “VARI”.

Agilent. Agilent Technologies, Inc., a Delaware corporation, is a premier measurement company providing core bio-analytical and electronic measurement solutions to the communications, electronics, life sciences and chemical analysis industries. Agilent’s principal executive offices are located at 5301 Stevens Creek Boulevard, Santa Clara, California 95051, and its telephone number is (408) 553-2424. Agilent’s common stock is publicly traded on the New York Stock Exchange under the symbol “A”.

Cobalt Acquisition Corp. Cobalt Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Agilent, was formed solely for the purpose of facilitating Agilent’s acquisition of Varian. Cobalt Acquisition Corp. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Cobalt Acquisition Corp. will merge with and into Varian and will cease to exist. Cobalt Acquisition Corp.’s principal executive offices are located at 5301 Stevens Creek Boulevard, Santa Clara, California 95051, and its telephone number is (408) 553-2424.

Reasons for the Merger (Page 33)

In reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Varian board of directors consulted with Varian’s management, as well as its financial and legal advisors, and considered a number of factors that the board members believed supported their decision. In particular, the Varian board of directors reviewed the strategic alternatives available to the company, including remaining as a stand-alone public company, and considered the results of the market check conducted at the Varian board’s direction, and concluded that the merger and the merger agreement reflected the highest value reasonably attainable for Varian stockholders.

Recommendation of the Varian Board of Directors (Page 33)

The Varian board of directors has unanimously determined that it is in the best interests of Varian and its stockholders that Varian enter into the merger agreement and consummate the merger and unanimously recommends that you vote “FOR” the adoption of the merger agreement. The Varian board of directors also unanimously recommends that Varian stockholders vote “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Voting Agreements (Page 47)

In connection with the transactions contemplated by the merger agreement, all directors and certain executive officers of Varian, who collectively, as of the record date, beneficially owned less than 1% of the total outstanding shares of Varian common stock, have entered into voting agreements with Agilent to, among other things, vote the respective shares of Varian common stock owned by them, or over which they exercise voting power, in favor of the merger, unless the merger agreement has been validly terminated in accordance with its terms. The stockholders who entered into voting agreements with Agilent did not receive additional consideration for doing so (other than any consideration they are otherwise entitled to receive under the merger agreement in respect of their shares of Varian common stock). The form of voting agreement is attached to this proxy statement as Annex B.

Opinion of Varian’s Financial Advisor (Page 36)

J.P. Morgan Securities Inc., or J.P. Morgan, delivered its written opinion to the Varian board of directors that, as of July 26, 2009, and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the consideration to be paid to the holders of shares of Varian’s common stock in the merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan dated July 26, 2009, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. J.P. Morgan provided its opinion for the information of the Varian board of directors in connection with and for the purposes of the evaluation of the transactions contemplated by the merger agreement. J.P. Morgan’s written opinion addresses only the consideration to be paid to the holders of shares of Varian common stock in the merger, and does not address any other matter. J.P. Morgan’s opinion does not constitute a recommendation to any stockholder of Varian as to how such stockholder should vote with respect to any matter.

Treatment of Stock Options and Other Awards (Page 50)

Stock Options. Except as described below, each stock option (other than an option under the ESPP, the treatment of which is described below) to purchase shares of Varian common stock (whether vested or unvested) that is issued and outstanding immediately prior to the effective time of the merger that has an exercise price that is less than $52.00 per share, to the extent not exercised prior to such time, will be automatically cancelled and converted into the right to receive an amount of cash (without interest and less any applicable tax withholdings) equal to the product of (x) the outstanding number of shares of Varian common stock subject to such stock option, multiplied by (y) the excess of $52.00 over the per share exercise price of such cancelled stock option. The amount of cash payable to a person will be rounded to the nearest cent and computed after aggregating the cash amounts payable for all stock options held by that person. Each stock option (other than an option under the ESPP) to purchase shares of Varian common stock that is issued and outstanding immediately prior to the effective time of the merger that has an exercise price that is equal to or greater than $52.00 will be automatically cancelled and extinguished in connection with the merger without conversion of such stock option or any payment with respect to such stock option at the effective time of the merger.

Director Stock Units. The outstanding director stock unit awards denominated in shares of Varian common stock will become fully vested in accordance with their terms when the holders cease to be members of the Varian board of directors as of the effective time of the merger. At the effective time of the merger, each vested director stock unit award will be automatically converted into the right to receive an amount of cash (without interest and less applicable withholding taxes) equal to the product of (x) $52.00, multiplied by (y) the outstanding number of shares of Varian common stock underlying such director stock unit award. The amount of cash payable to each director will be rounded to the nearest cent and computed after aggregating the cash amounts payable for all of the director stock unit awards held by that director.

Stock-Based Awards. Each award (whether vested or unvested) to receive shares of Varian common stock or benefits measured in whole or in part by the value of a number of shares of Varian common stock (which we refer to as a stock-based award), including, but not limited to, performance-based shares and restricted stock, but excluding stock options, director stock unit awards and options under the ESPP, that is outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into a right to receive an amount of cash (without interest and less any applicable tax withholdings) equal to the product of (x) $52.00, multiplied by (y) the outstanding number of shares of Varian common stock underlying such stock-based award. The cash payment calculated in the previous sentence will be reduced by the amount, if any, that the holder of the stock-based award is obligated to pay to Varian with respect to such stock-based award pursuant to the terms of the applicable award agreement. With respect to any outstanding performance-based stock-based award, the number of shares of Varian common stock subject to such stock-based award for purposes of (y) above will be deemed to be one hundred percent (100%) of the target number of shares of Varian common stock subject to such stock-based award (as set forth in the applicable award agreement). The amount of cash payable to a person will be rounded to the nearest cent and computed after aggregating the cash amounts payable for all stock-based awards held by that person.

Employee Stock Purchase Plan. Varian will suspend all participation, including payroll deductions, in the Varian Employee Stock Purchase Plan (which we refer to as the ESPP) and not permit another “purchase date” (as defined in the ESPP) on or after the earlier of (i) one business day prior to the closing date of the merger and (ii) October 5, 2009, which is the first purchase date scheduled to occur after the signing of the merger agreement (we refer to the earliest to occur of the two dates described in clauses (i) and (ii) as the final purchase date). Each outstanding option under the ESPP will be exercised on the final purchase date for the purchase of shares of Varian common stock in accordance with the terms of the ESPP, and Varian will refund to each participant in the ESPP all amounts remaining in such participant’s account after such purchase. Effective as of one business day prior to the effective time of the merger, and contingent upon the closing of the merger, Varian will terminate the ESPP.

Material U.S. Federal Income Tax Consequences of the Merger (Page 44)

The receipt of cash for shares of Varian common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a holder of Varian common stock will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the merger and (2) the holder’s adjusted tax basis in the shares. Stockholders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger.

Interests of Varian’s Directors and Executive Officers in the Merger (Page 41)

Varian’s directors and executive officers have economic interests in the merger that are different from, or in addition to, their interests as Varian stockholders. The Varian board of directors was aware of and considered these interests, among other matters, in reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain of Varian’s executive officers are parties to change in control agreements with Varian, which provide severance and other benefits in the case of qualifying separations from service in connection with a change in control of Varian, including consummation of the merger. The outstanding director stock unit awards denominated in shares of Varian common stock will become fully vested in accordance with their terms when the holders cease to be members of the Varian board of directors as of the effective time of the merger as required by the terms of the merger agreement. In addition, executive officers and directors of Varian have rights to indemnification and directors’ and officers’ liability insurance that will survive consummation of the merger.

Common Stock Ownership of Directors and Executive Officers (Page 79)

As of August 12, 2009, the record date for the special meeting, the directors and executive officers of Varian beneficially owned in the aggregate approximately 171,044 shares of Varian common stock entitled to vote at the special meeting, representing less than 1% of Varian’s outstanding common stock as of the record date for the special meeting.

Appraisal Rights (Page 74)

Under Delaware law, Varian stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with the other Delaware law procedures explained in this proxy statement.

Conditions to the Merger (Page 67)

Conditions to Each Party’s Obligations. Each party’s obligation to consummate the merger is subject to the satisfaction of the following mutual conditions:

•	Varian will have received the affirmative vote of the holders of a majority of the outstanding shares of Varian common stock to adopt the merger agreement;

•

all applicable waiting periods applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the HSR Act), will have expired or early termination of such waiting periods will have been granted, and any required approval of the merger by the European Commission will have been obtained, in each case without any condition or requirements requiring or calling for any of the following: (i) the sale, divestiture, license or other disposition or holding separate of any assets or categories of assets of Agilent or any of its subsidiaries or Varian or any of its subsidiaries (each referred to in this proxy statement as a divestiture), (ii) the imposition of any limitation or regulation on the ability of Agilent or any of its affiliates to freely conduct their business or own such assets, or (iii) the holding separate of the shares of Varian capital stock or any limitation or regulation on the ability of Agilent to exercise full rights of ownership of the shares of Varian capital stock, other than any divestiture that would not materially impair the benefits of the merger to Agilent (we refer to the matters described in the foregoing clauses (i) through (iii) – other than any divestiture that would not materially impair the benefits of the merger to Agilent—as an antitrust restraint); and

•

no judgment, order, injunction, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other governmental authority of competent jurisdiction, will be in effect which prohibits, makes illegal or enjoins the consummation of the merger.

Conditions to Varian’s Obligations. The obligation of Varian to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties made by Agilent in the merger agreement relating to corporate power, authority and enforceability will be true and correct when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent such representations are expressly made as of an earlier date, in which case as of such date);

•

the representations and warranties made by Agilent in the merger agreement (other than those relating to corporate power, authority and enforceability) (i) that are qualified as to material adverse effect will be true and correct, and (ii) those that are not so qualified as to material adverse effect will be true and correct, in each case both when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent such representations are expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties referenced in subclause (ii) above to be so true and correct would not be, individually or in the aggregate, material to Agilent’s or Cobalt Acquisition Corp.’s ability to consummate the merger and the other transactions contemplated by the merger agreement or to perform their respective obligations under the merger agreement;

•	Agilent will have performed and complied in all material respects with all of its covenants under the merger agreement that are required to be performed on or prior to the closing date; and

•

Varian will have received a certificate signed on behalf of Agilent by a duly authorized senior executive officer of Agilent, certifying that the conditions set forth in the preceding three bullet points have been satisfied.

Conditions to Agilent’s and Cobalt Acquisition Corp.’s Obligations. The obligation of Agilent and Cobalt Acquisition Corp. to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties made by Varian in the merger agreement relating to corporate power, authority, enforceability and applicability of takeover laws will be true and correct when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent such representations are expressly made as of an earlier date, in which case as of such date);

•

the representations and warranties made by Varian in the merger agreement relating to Varian’s capital structure will be true and correct both when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent such representations are expressly made as of an earlier date, in which case as of such date), except with respect to deviations in Varian’s actual fully diluted capitalization from the fully diluted capitalization as set forth in the capital structure representation made by Varian in the merger agreement by an amount that does not increase the aggregate consideration to be paid by Agilent in the merger by more than one percent;

•

the representations and warranties made by Varian in the merger agreement (other than those relating to corporate power, authority, enforceability, takeover laws and capital structure) (i) that are qualified as to material adverse effect will be true and correct, and (ii) those that are not so qualified as to material adverse effect will be true and correct, in each case both when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent such representations are expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties referenced in subclause (ii) above to be so true and correct would not be expected to have, individually or in the aggregate, a material adverse effect on Varian (as described below);

•	Varian will have performed and complied in all material respects with all of its covenants under the merger agreement that are required to be performed on or prior to the closing date;

•	since the date of the merger agreement, there will not be any material adverse change in Varian (as described below) which is continuing;

•

Agilent will have received a certificate signed on behalf of Varian by a duly authorized senior executive officer of Varian, certifying that the conditions set forth in the preceding five bullet points have been satisfied;

•

Agilent, Cobalt Acquisition Corp. and Varian and their respective subsidiaries will have timely obtained any approvals, waivers and consents under the antitrust laws of South Korea, without any condition or requirement calling for or requiring any antitrust restraint (as described above); and

•

(i) no legal proceeding by any governmental authority will be pending in which an unfavorable injunction, judgment, order, decree, ruling or charge would prevent, restrain or prohibit the consummation of the merger, cause the merger to be rescinded, or result in any antitrust restraint, (ii) no such injunction, judgment, order, decree, ruling or charge will be in effect nor will any applicable law have been enacted having any such effect, and (iii) no governmental authority will have notified the parties in writing of, and not withdrawn, any intent to challenge, or issue a statement of objections, with respect to any of the transactions contemplated by the merger agreement, provided that the condition described in subclause (iii) will be deemed waived from and after January 26, 2010.

For purposes of the merger agreement, “material adverse change” and “material adverse effect,” when used in connection with Varian, means any change, event, circumstance, condition or effect, whether or not foreseeable (except to the extent reasonably foreseeable based on a disclosure made in Varian’s disclosure letter delivered to Agilent in connection with the signing of the merger agreement, as reasonably apparent from such disclosure) and regardless of whether or not such change, event, circumstance, condition or effect is inconsistent with the representations or warranties made by Varian in the merger agreement, that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the financial condition, assets (including intangible assets), liabilities, business, operations or results of operations of Varian and its subsidiaries, taken as a whole, except to the extent that any such change, event, circumstance, condition or effect is proximately caused by:

•

changes in general economic conditions, changes in securities or other financial markets or changes affecting the industry in which Varian operates, provided that such changes do not affect Varian disproportionately as compared to companies operating in the same industry;

•

changes in the trading volume or trading prices of Varian’s capital stock in and of themselves, provided that this exclusion will not apply to any underlying change, event, circumstance, condition or effect that may have caused such change in trading prices or volumes, unless such change, event, circumstance, condition or effect would otherwise be excluded from the definition of “company material adverse effect” as described in the preceding and succeeding bullet points;

•	acts of war or terrorism, provided that such acts do not affect Varian disproportionately as compared to companies operating in the same industry in which Varian operates;

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

•

changes in applicable law or United States generally accepted accounting principles after the date of the merger agreement, provided that such changes do not affect Varian disproportionately as compared to companies operating in the same industry in which Varian operates;

•

any failure to meet published analysts’ estimates or expectations, or internal budgets, plans or forecasts, as to revenue, earnings or other financial performance after the date of the merger agreement in and of themselves, provided that such exclusion will not apply to any underlying change, event, circumstance, condition or effect that may have caused such failure, unless such change, event, circumstance, condition or effect would otherwise be excluded from the definition of “company material adverse effect” as described in the preceding and succeeding bullet points;

•	the announcement or the execution of the merger agreement or consummation of the merger, including the loss of employees, customers or suppliers;

•

any actions taken by Varian which Agilent has approved, consented or requested, in each case in writing, or the taking by Varian of any action specifically required by the express terms of the merger agreement;

•	any legal proceeding brought by any of the current or former stockholders of Varian, on their own behalf or on behalf of Varian, against Varian relating specifically to the merger; or

•	any strikes, lockouts, slowdowns or work stoppages against Varian.

No Solicitations (Page 58)

Immediately upon signing of the merger agreement, Varian has agreed to cease any activities, discussions or negotiations with any third parties conducted prior to signing of the merger agreement with respect to any actual or potential alternative transaction proposal (as described below). In addition, subject to certain exceptions described below, Varian has agreed not to:

•

solicit, initiate, seek, or knowingly encourage or facilitate, any inquiry, proposal or offer from, furnish any non public information to, or participate in any discussions or negotiations with, or enter into any agreement with, any party regarding any alternative transaction;

•	approve, endorse or recommend any alternative transaction or enter into any agreement relating to any alternative transaction proposal;

•

withhold, withdraw, amend or modify (or publicly propose or announce any intention to withhold, withdraw, amend or modify), in a manner adverse to Agilent, the approval of the Varian board of directors of the merger agreement and/or any of the transactions contemplated thereby; or

•	submit any alternative transaction proposal to the vote of Varian stockholders.

Notwithstanding these restrictions, prior to adoption of the merger agreement by Varian’s stockholders, Varian’s board of directors may participate or engage in discussions or negotiations with, or furnish non-public information to, any person that has made an unsolicited written alternative transaction proposal, but only if:

•	the board of directors determines in good faith that the alternative transaction proposal either constitutes, or is reasonably likely to become, a superior proposal (as described below);

•	Varian has provided prior written notice and certain specified information regarding the alternative transaction proposal to Agilent;

•	neither Varian nor its representatives has breached in any material respect the foregoing non-solicitation covenants with respect to the alternative transaction proposal; and

•	the board of directors determines in good faith that the taking of the foregoing actions is required to comply with its fiduciary duties under applicable law.

For the purposes of the merger agreement, an “alternative transaction proposal” means any offer, proposal or indication of interest (whether binding or non-binding) to Varian or Varian stockholders relating to any of the following transactions (other than any such transaction with Agilent or any of its affiliates): (i) any acquisition or purchase from Varian by any person, entity or group of more than a 15% interest in the total outstanding voting securities of Varian or any tender offer or exchange offer that if consummated would result in any person, entity or group beneficially owning securities representing 15% or more of the total outstanding voting power of Varian, or any merger, consolidation, business combination, share exchange or similar transaction involving Varian pursuant to which Varian stockholders immediately preceding such transaction hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity); (ii) any sale, lease, exchange, transfer, license (other than a license in the ordinary course of business) or disposition of assets (including capital stock or other ownership interests in subsidiaries) representing 15% or more of the aggregate fair market value of the consolidated assets of Varian and its subsidiaries taken as a whole; (iii) any liquidation or dissolution of Varian; or (iv) any extraordinary dividend, whether of cash or other property.

For purposes of the merger agreement, a “superior proposal” means an unsolicited, bona fide written alternative transaction proposal, which the Varian board of directors has in good faith determined (after consultation with its outside legal counsel and its financial advisor), taking into account all legal, financial, regulatory, timing and other aspects of the proposal and the identity of the person or entity making the proposal, (i) is more favorable, from a financial point of view, to Varian’s stockholders (in their capacities as stockholders) than the terms of the merger agreement (after giving effect to any adjustments to the terms of the merger agreement proposed by Agilent in response to such alternative transaction proposal), (ii) provides for consideration consisting exclusively of cash and/or publicly-traded equity securities and financing, to the extent required by the person or entity making the proposal, that is fully committed and non-contingent, and (iii) is reasonably likely to receive all required governmental approvals within a reasonable timeframe and is reasonably likely to be consummated on the terms proposed; provided that, for the purposes of this definition of “superior proposal” each reference to “15%” or “85%” in the definition of “alternative transaction proposal” (as described above) will be deemed to be a reference to “50%,” clause (ii) of the definition of “alternative transaction proposal” will be limited to any sale of all or substantially all of the assets of Varian and its subsidiaries, and clauses (iii) and (iv) of the definition of “alternative transaction proposal” will be deleted.

The Varian board of directors has agreed to unanimously recommend that Varian stockholders vote in favor of the adoption of the merger agreement at the special meeting. The Varian board of directors may, however, effect a change of recommendation, prior to the adoption of the merger agreement by the Varian stockholders, in response to the receipt of an unsolicited, bona fide written alternative transaction proposal that the Varian board of directors determines, in good faith, is a superior proposal and that has not been matched by Agilent following Varian’s compliance with the conditions, notice and other procedures for a change of recommendation specified in the merger agreement.

Termination of the Merger Agreement (Page 69)

Varian and Agilent may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, either Agilent or Varian may terminate the merger agreement before the consummation of the merger if:

•

the merger is not consummated on or before January 26, 2010 (which we refer to as the end date); provided, that if all of the conditions—other than those that by their nature are only to be satisfied at the closing—to the consummation of the merger have been satisfied, other than (i) expiration or termination of the applicable waiting period under the HSR Act, without any condition or requirements requiring or calling for any antitrust restraint (as described above), (ii) receipt of required antitrust regulatory approvals of the European Commission and South Korea, without any condition or requirements requiring or calling for any antitrust restraint, (iii) absence of judgments, orders, injunctions, decrees, statutes, laws, ordinances, rules or regulations, or other legal restraints or prohibitions by any governmental authority of competent jurisdiction which prohibit, make illegal or enjoin the merger, and (iv) absence of litigation by any governmental authority which is pending and wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent, restrain or prohibit the consummation of the merger, cause the merger to be rescinded, or result in any antitrust restraint, and absence of notice during the six month period following execution of the merger agreement of any governmental authority of its intent to challenge, or issue a statement of objections, with respect to any of the transactions contemplated by the merger agreement, then the end date may be extended a maximum of two times, up to 90 days each time, either by Varian or Agilent; provided, further, that the termination right described in this bullet point will not be available to a party whose breach of the merger agreement has been a proximate cause of or resulted in the failure of the merger to be consummated by the end date;

•

any governmental entity of competent jurisdiction issues an order, decree or ruling or takes any other action, in each case which is final and non-appealable and has the effect of permanently enjoining, restraining or otherwise prohibiting the consummation of the merger; or

•

stockholder approval of adoption of the merger agreement is not obtained at the special meeting or any adjournment or postponement of the special meeting at which a vote on adoption of the merger agreement is taken; provided, that the termination right described in this bullet point will not be available to any party whose failure to comply with any provision of the merger agreement is the cause of the failure to obtain stockholder approval of adoption of the merger agreement.

Agilent may also terminate the merger agreement if (and in the case of the second bullet point below, only prior to stockholder adoption of the merger agreement):

•

Varian breaches any of its representations, warranties, covenants or agreements in the merger agreement such that the conditions to the merger relating to the accuracy of Varian’s representations and warranties and performance of its covenants under the merger agreement would not be satisfied as of the time of such breach, and such breach is not cured in all material respects within 20 business days after written notice of such breach has been received by Varian; provided, that the termination right described in this bullet point will not be available to Agilent if it is then in material breach of its representations, warranties, covenants or agreements contained in the merger agreement; or

•	any of the following events (which we refer to as triggering events) occurs:

•	Varian fails to give notice of, call or hold the special meeting in accordance with the merger agreement;

•	Varian fails to include in this proxy statement the Varian board’s recommendation that stockholders adopt the merger agreement;

•	Varian effects a change of recommendation of the Varian board of directors;

•	Varian approves or recommends to its stockholders an alternative transaction, or enters into any agreement accepting an alternative transaction proposal;

•

Varian’s board of directors fails to reconfirm its unanimous recommendation that the stockholders approve adoption of the merger agreement within ten business days of receipt of a written request from Agilent to do so (or if the request is delivered less than ten business days prior to the special meeting, then no later than one business day prior to the special meeting);

•

Varian fails, within ten business days after any third party tender or exchange offer relating to Varian common stock is first published, sent or given, to send to its stockholders a statement disclosing that the Varian board of directors recommends that the stockholders reject the tender or exchange offer and not tender any shares into such tender or exchange offer, or fails to expressly reaffirm such rejection in a press release or in a specified SEC filing, in each case, at any time after the foregoing ten business day period; or

•	Varian breaches in any material respect its obligations in the merger agreement relating to this proxy statement, the special meeting or the non-solicitation covenants.

Varian may also terminate the merger agreement if (and in the case of the second bullet point below, only prior to stockholder adoption of the merger agreement):

•

Agilent breaches any of its representations, warranties, covenants or agreements contained in the merger agreement such that the conditions to the merger relating to the accuracy of Agilent’s representations and warranties and performance of its covenants under the merger agreement would not be satisfied as of the time of such breach, and such breach is not cured in all material respects within 20 business days after written notice of such breach has been received by Agilent; provided, that the termination right described in this bullet point will not be available to Varian if it is then in material breach of its representations, warranties, covenants or agreements contained in the merger agreement; or

•

Varian’s board of directors effects a change of recommendation in accordance with the terms of the merger agreement in connection with the receipt of a superior proposal and pays the termination fee described under “Summary—Termination Fees and Expenses” below; provided, that immediately following such termination, Varian accepts and enters into the definitive written agreement delivered to Varian and executed on behalf of the party making such superior proposal.

Termination Fees and Expenses (Page 71)

Varian has agreed to pay Agilent a termination fee of $46 million in the event that the merger agreement is terminated: (a) by Agilent pursuant to the provisions regarding triggering events described in the second bullet point in the second paragraph under “Summary—Termination of the Merger Agreement” above, or (b) by Varian pursuant to the provisions regarding a change of recommendation of the Varian board of directors in connection with a superior proposal described in the second bullet point in the third paragraph under “Summary—Termination of the Merger Agreement” above, or (c) by Agilent or Varian if stockholder approval of adoption of the merger agreement is not obtained at the special meeting (or postponement or adjournment thereof) and prior to such termination any of the triggering events described in the second bullet point in the second paragraph (other than the first or seventh sub-bullet points under such bullet point) under “Summary—Termination of the Merger Agreement” above occurs, or (d) by Agilent or Varian if stockholder approval of adoption of the merger agreement is not obtained at the special meeting (or postponement or adjournment thereof) and prior to the special meeting, an alternative transaction proposal has been publicly announced or publicly disclosed (and not publicly withdrawn) and either, within twelve months following termination of the merger agreement, any acquisition of more than 50% of the total outstanding voting securities of Varian or assets representing 50% or more of the aggregate fair market value of the consolidated assets of Varian and its subsidiaries taken as a whole, is consummated, or Varian enters into a definitive written agreement providing for any such acquisition and such acquisition is subsequently consummated, whether or not consummated within such twelve-month period.

Regulatory Approvals (Page 46)

Under the provisions of the HSR Act, the merger may not be completed until notification and report forms have been filed with the Antitrust Division of the United States Department of Justice (which we refer to as the Antitrust Division) and the Federal Trade Commission (which we refer to as the FTC) by Varian and Agilent and all applicable waiting periods have expired or been terminated. On August 14, 2009, Varian and Agilent filed their respective notification and report forms with the Antitrust Division and the FTC under the HSR Act.

In addition, Varian and Agilent are preparing antitrust and competition filings in the European Union and South Korea, and are currently in the process of reviewing where merger control filings or approvals may be required or desirable in other foreign jurisdictions.

Consummation of the Merger

Agilent currently expects the merger to be completed by calendar year-end 2009. However, we cannot predict the exact timing of the consummation of the merger and whether the merger will be consummated. In order to consummate the merger, Varian’s stockholders must adopt the merger agreement and the other closing conditions under the merger agreement, including receipt of certain regulatory approvals, must be satisfied or, to the extent legally permitted, waived.

Current Market Price of Common Stock (Page 78)

The closing sale price of Varian common stock on the NASDAQ Global Select Market (symbol: VARI) on August 19, 2009 was $51.25. You are encouraged to obtain current market quotations for Varian common stock in connection with voting your shares.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary,” “The Special Meeting,” “The Merger,” “Opinion of Varian’s Financial Advisor,” “Regulatory Approvals,” and in statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “predict,” “potential,” “contemplates,” “expects,” “may,” “will,” “likely,” “could,” “should” or “would” or other similar words or phrases. These statements are subject to risks, uncertainties, and other factors, including, among others:

•	the effect of the announcement of the merger on Varian’s business relationships, operating results and business generally;

•	the retention of certain key employees at Varian;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•

the adoption of the merger agreement by Varian’s stockholders or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule, if at all;

•	the amount of the costs, fees, expenses and charges related to the merger; and

•	Varian’s and Agilent’s ability to meet expectations regarding the timing and completion of the merger.

In addition, we are subject to risks and uncertainties and other factors detailed in Varian’s annual report on Form 10-K for the fiscal year ended October 3, 2008, filed with the Securities and Exchange Commission, which we refer to herein as the SEC, on November 26, 2008 and Varian’s quarterly report on Form 10-Q for the fiscal quarter ended July 3, 2009, filed with the SEC on August 12, 2009, which should be read in conjunction with this proxy statement. See “Where You Can Find More Information” on page 82. Many of the factors that will determine Varian’s future results are beyond Varian’s ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent Varian’s views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to Varian’s stockholders as part of the solicitation of proxies by the Varian board of directors for use at the special meeting to be held on October 5, 2009, starting at 7:00 p.m. Pacific Time, at Varian’s principal executive offices located at 3120 Hansen Way, Palo Alto, California 94304-1030, or at any postponement or adjournment thereof. The purpose of the special meeting is for Varian’s stockholders to consider and vote on adoption of the merger agreement and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Varian’s stockholders must adopt the merger agreement in order for the merger to occur. If Varian’s stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety.

Record Date and Quorum

We have fixed the close of business on August 12, 2009 as the record date for the special meeting, and only holders of record of Varian common stock on the record date are entitled to vote at the special meeting. As of August 12, 2009, there were 28,907,822 shares of Varian common stock outstanding and entitled to vote. Each share of Varian common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of Varian common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals. Shares of Varian common stock held by stockholders present in person or represented at the special meeting but not voted, including shares of Varian common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

You may vote FOR or AGAINST, or you may ABSTAIN from voting on, the proposal to adopt the merger agreement. Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Varian common stock. Therefore, if you abstain or fail to vote, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The adoption of the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of Varian common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Therefore, if you abstain, it will have the same effect as a vote “AGAINST” the adoption of the proposal to adjourn or postpone the special meeting and if you fail to vote, it will have no effect on the outcome of the proposal.

As of the record date, Varian’s directors and executive officers held and are entitled to vote, in the aggregate, approximately 171,044 shares of Varian common stock, representing less than 1% of Varian’s outstanding common stock.

Proxies and Revocation

If you are a stockholder of record of your shares of Varian common stock and you submit a proxy by telephone or via the Internet or by returning a signed and dated proxy card by mail that is received by Varian before the date of or at the special meeting, your shares will be voted at the special meeting as you indicate. If you give your proxy without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of the Varian board of directors on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof, for a vote.

If your shares of Varian common stock are held in “street name,” you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm, bank, trust or other nominee, as the case may be. Brokers who hold shares of Varian common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as adoption of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because it is expected that brokers and other nominees will not have discretionary authority to vote on either proposal, Varian anticipates that there will not be any broker non-votes in connection with either proposal. If your broker or other nominee holds your shares of Varian common stock in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote. Please follow the simple directions on the voting instruction form sent to you by your broker or other nominee with this proxy statement.

Proxies received by Varian at any time before the vote being taken at the special meeting, which have not been revoked or superseded before being voted, will be voted at the special meeting. If you are a stockholder of record of shares of Varian common stock, you have the right to change or revoke your proxy at any time, unless noted below, before the vote is taken at the special meeting:

•	by delivering to Varian’s Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card relating to the same shares of Varian common stock; or

•	by voting again by telephone or via the Internet.

If you are a “street name” holder of Varian common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Varian, Inc.

Attn: Secretary

3120 Hansen Way

Palo Alto, California 94304-1030

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Varian’s amended and restated bylaws provide that any adjournment may be made without notice if announced at the meeting at which the adjournment is taken and if the adjournment is to a date that is not greater than 30 days after the original date fixed for the special meeting and no new record date is fixed for the adjourned meeting. Any signed proxies received by Varian prior to the special meeting in which no voting instructions are provided on such matter will be voted “FOR” an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Whether or not a quorum exists, holders of a majority of Varian shares of common stock present in person or represented by proxy and entitled to vote at the special meeting may adjourn the special meeting. Because a majority of the votes present in person or represented at the meeting, whether or not a quorum exists, is required to approve the proposal to adjourn the meeting, abstentions will have the same effect on such proposal as a vote “AGAINST” the proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Varian’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the special meeting for a fee not to exceed $50,000, plus reimbursement of reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Varian common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Innisfree M&A Incorporated, by calling toll-free at (888) 750-5834 (banks and brokers may call collect at (212)  750-5833), or by mail at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor New York, New York 10022.

Availability of Documents

Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided by first class mail without charge to each person to whom this proxy statement is delivered upon written or oral request of such person. In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any stockholder present at the meeting. See “Where You Can Find More Information” for more information regarding where you may request any of the documents incorporated by reference in this proxy statement or other information concerning Varian.

THE COMPANIES

Varian

Varian, Inc., a Delaware corporation, designs, develops, manufactures, markets, sells and services scientific instruments (including analytical instruments, research products and related software, consumable products, accessories and services) and vacuum products (and related accessories and services). Varian’s principal executive offices are located at 3120 Hansen Way, Palo Alto, California 94304-1030, and its telephone number is (650) 213-8000. See also “Where You Can Find More Information.” Varian’s common stock is publicly traded on the NASDAQ Global Select Market under the symbol “VARI”.

Agilent

Agilent Technologies, Inc., a Delaware corporation, is a premier measurement company providing core bio-analytical and electronic measurement solutions to the communications, electronics, life sciences and chemical analysis industries. Agilent’s principal executive offices are located at 5301 Stevens Creek Boulevard, Santa Clara, California 95051, and its telephone number is (408)  553-2424. Agilent’s common stock is publicly traded on the New York Stock Exchange under the symbol “A”.

Cobalt Acquisition Corp.

Cobalt Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Agilent, was formed solely for the purpose of facilitating Agilent’s acquisition of Varian. Cobalt Acquisition Corp. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Cobalt Acquisition Corp. will merge with and into Varian and will cease to exist. Cobalt Acquisition Corp.’s principal executive offices are located at 5301 Stevens Creek Boulevard, Santa Clara, California 95051, and its telephone number is (408) 553-2424.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

Varian’s senior management, from time to time, engaged in discussions with senior management of other scientific instruments companies in order to explore strategic relationships that would accelerate Varian’s growth.

For this purpose, in 2006 and into 2007, Garry W. Rogerson, who was then the President and Chief Executive Officer of Varian, met on several occasions with Christopher van Ingen, who was then President of Agilent’s Bio-Analytical Measurement segment, to explore ways in which the two companies could work together strategically. Those discussions focused in particular on whether Varian might supply Agilent with certain products that Agilent does not manufacture and also certain products that might be used in Agilent’s products. William P. Sullivan, Agilent’s President and Chief Executive Officer, attended one of these meetings over lunch. There was general discussion during some of these meetings on the potential strategic “fit” of the two companies. Following a report to the Varian board of directors regarding these discussions, Mr. Rogerson clarified with Mr. van Ingen that, although Varian was very interested in exploring ways in which the two companies could work together strategically, Varian was not interested in exploring a possible acquisition by Agilent at that time.

On September 25, 2008, at Mr. Sullivan’s request, Mr. Rogerson and G. Edward McClammy, who was then the Senior Vice President and Chief Financial Officer of Varian, met with Mr. Sullivan and Adrian T. Dillon, the Chief Financial Officer and Executive Vice President—Finance and Administration of Agilent. At this meeting, the participants exchanged thoughts about current industry conditions and prospects, and explored ideas about the longer term evolution of the global analytical instruments industry as well as ways in which the two companies could work together strategically. Those discussions focused in particular on whether Varian might supply Agilent with certain products that Agilent does not manufacture and also certain products that might be used in Agilent’s products. There was general discussion on the potential strategic “fit” of the two companies, although Mr. Rogerson continued to focus on how the two companies could work together strategically as independent companies.

On October 2, 2008, Mr. Sullivan delivered a letter to Mr. Rogerson, which contained Agilent’s non-binding indication of interest in acquiring all outstanding Varian shares for up to $60.00 per share in cash. The letter stated that this preliminary offer was subject to normal closing conditions and confirmatory due diligence in specified areas, but not subject to any financing contingencies. This letter and its contents were unsolicited by Varian’s board or management.

The Varian board of directors convened for a special meeting on October 8, 2008 to discuss the October 2nd indication of interest from Agilent. Representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“Wilson Sonsini”), Varian’s outside legal counsel, reviewed the board’s fiduciary duties in this context, and together with representatives of J.P. Morgan, Varian’s financial advisor, also reviewed the information and analyses that would be appropriate for the Varian board of directors to receive and consider as part of its evaluation of Agilent’s October 2nd indication of interest, including, among other things, an updated strategic plan for Varian (the annual strategic plan having been previously presented to the Varian board at its regular meeting in September 2008) and a review of strategic alternatives available to Varian. Following discussion, the Varian board of directors instructed Mr. McClammy to explain to Mr. Dillon that due to the need for further deliberations by the board, it would be a few weeks before Varian could provide a response to Agilent, which Mr. McClammy did following the board meeting.

Between October 8 and November 2, 2008, the senior executive officers of Varian worked with representatives of J.P. Morgan to compile the information and prepare the analyses requested by the Varian board in connection with their evaluation of Agilent’s October 2nd indication of interest. During this time, Mr. Dillon contacted Mr. McClammy to inquire as to the status of the Varian board’s review of Agilent’s indication of interest.

On November 2, 2008, a special meeting of the Varian board of directors was held to evaluate and consider Agilent’s October 2nd indication of interest. Representatives of J.P. Morgan presented its analysis of the company’s current market valuation and recent financial performance; conditions and trends in the life sciences research industry as well as credit and equity markets; and the strategic alternatives available to the company, including remaining as a stand-alone public company. The senior executive officers in attendance not only reviewed an updated strategic plan for Varian but also provided their views of current economic conditions and the near- and long-term prospects for Varian depending on whether those economic conditions improve or worsen. Representatives of Wilson Sonsini reviewed the board’s fiduciary duties in this context, and also outlined potential antitrust risks that might be associated with a business combination with Agilent, and possible ways to reduce that risk to Varian. The Varian board of directors focused on several considerations, including acceptable valuation ranges; the risks to Varian if the existence of discussions with Agilent regarding a possible business combination were to become widely known; the scope of information that would be appropriate to provide to Agilent in connection with its due diligence; the importance of speed, if Varian were to undertake discussions regarding a possible business combination, in order to avoid any unnecessary distractions to Varian’s business and operations and to reduce the risk that the existence of discussions with Agilent regarding a possible business combination would become widely known; and establishing a high level of “deal certainty” (i.e., certainty that any proposed transaction would be consummated), including the likelihood that a business combination with Agilent would receive all required antitrust approvals. After discussion, the Varian board of directors authorized the attending senior executive officers, J.P. Morgan and Wilson Sonsini to engage in discussions with representatives of Agilent regarding a possible transaction, provided that Agilent agreed to a price of $60.00 per share or more, to perform limited due diligence within a short timeframe, and to provide in any definitive merger agreement a high level of deal certainty.

In addition, acting under the Varian board’s authorization, Varian entered into a letter agreement with J.P. Morgan on November 2, 2008, pursuant to which J.P. Morgan was formally engaged to act as Varian’s financial advisor in connection with the evaluation of strategic alternatives, including a possible sale of the company or other strategic transactions.

On November 3, 2008, Mr. McClammy communicated to Mr. Dillon the conditions upon which the Varian board of directors authorized Varian and its representatives to engage in discussions regarding a potential transaction. Mr. Dillon replied that Agilent would provide a response to Varian’s requests within a few days.

On November 5, 2008, Mr. Sullivan delivered a letter to Mr. Rogerson, which contained a revised, non-binding indication of interest from Agilent for up to $55.00 per share in cash, which was $5.00 per share lower than the price of $60.00 per share reflected in the October 2nd indication of interest. In the letter, Mr. Sullivan stated that the revised offer reflected deteriorating near- to mid-term business prospects in light of a likely significant and protracted global economic downturn, a much higher risk premium associated with a very uncertain global environment and the impact of the severe deterioration of the global financial markets. To address the issues of deal certainty and due diligence, Mr. Sullivan confirmed in the letter that the due diligence required by Agilent would be focused on business, financial and legal/environmental matters, that Agilent was willing to move directly to drafting definitive agreements to establish deal certainty, and that Agilent was prepared to dedicate the resources and attention required to announce a transaction before the year-end holidays.

On or about November 10, 2008, a representative of J.P. Morgan spoke with Mr. Dillon to discuss in further detail the Varian board’s position on price. Mr. Dillon’s responses indicated that Agilent’s management was concerned at the time about overall economic conditions, and that Agilent’s board was focused on the indicated premium over Varian’s stock price at the time.

The Varian board of directors held a special meeting on November 13, 2008 to consider Agilent’s November 5th indication of interest. The Varian board of directors was apprised of discussions with Mr. Dillon since the November 2nd board meeting, as well as the potential transaction timing, including the possible timeframe for obtaining all required antitrust approvals. Following discussion, the Varian board of directors instructed a representative of J.P. Morgan to communicate orally to Agilent that its proposal was not acceptable due to the reduced price reflected in the November 5th indication of interest, which was communicated to Mr. Dillon on November 17, 2008.

Between November 17, 2008 and May 4, 2009, Mr. Dillon contacted Mr. McClammy on several occasions to express Agilent’s continued interest in exploring a possible acquisition of Varian. Mr. Sullivan and Mr. Rogerson also had several telephone conversations during that period in which Mr. Sullivan expressed Agilent’s continued interest in a strategic transaction with Varian. In addition, on January 29, 2009, Messrs. Rogerson and McClammy met with Messrs. Sullivan and Dillon. Messrs. Rogerson and McClammy suggested ways the two companies could work together without a business combination, but Messrs. Sullivan and Dillon stressed Agilent’s continued interest in exploring an acquisition of Varian. Messrs. Sullivan and Dillon acknowledged that ongoing market value dislocations would pose a challenge to reaching a mutually agreeable valuation, but they nevertheless wanted to maintain a channel of communications for possibly resuming discussions with their counterparts regarding a possible business combination.

On May 4, 2009, Agilent delivered a letter from Mr. Sullivan to Mr. Rogerson, which contained a revised, non-binding indication of interest from Agilent for a range of $48.00 to $52.00 per share in cash. The May 4th letter stated that this preliminary offer was subject only to normal closing conditions and confirmatory due diligence in specified areas, but not subject to any financing contingencies, and that Agilent remained sensitive to concerns about speed and deal certainty. On May 4, 2009, Varian’s stock price was $35.09, which reflected a decrease of approximately 14% during the period between October 2, 2008, the date of Agilent’s first indication of interest, and May 4th.

A special meeting of the board of directors of Varian was held on May 6, 2009 to consider Agilent’s May 4th indication of interest. Representatives of J.P. Morgan presented updated information and analyses similar to those presented at the November 2nd board meeting, and reviewed the strategic alternatives available to the company, including remaining as a stand-alone public company. The senior executive officers in attendance also provided their views of current economic conditions and the near- and long-term prospects for Varian, addressing both the difficult and uncertain global economic conditions generally and possible longer-term prospects for Varian under government “stimulus” spending plans, and how those conditions and prospects might pose a challenge to management’s strategic plan for Varian. In addition to the considerations discussed at the November 2nd board meeting, the Varian board of directors focused on Agilent’s price range indicated in its May 4th indication of interest relative to various valuation metrics and Varian’s prospects in light of current economic and industry conditions. In particular, it was noted that, although Agilent’s proposed price had decreased from up to $55.00 per share on November 5, 2008 to a range of $48.00 to $52.00 per share on May 4, 2009, the May 4th proposal reflected not only a higher premium, on a percentage basis, to trading prices of Varian common stock over recent periods than the November 5th proposal did to trading prices over comparable periods, but also a higher valuation, as a multiple of future earnings estimates, given the deterioration of economic conditions.

Following discussion at the May 6th meeting, the Varian board of directors authorized and directed the attending senior executive officers, J.P. Morgan and Wilson Sonsini to engage in discussions with representatives of Agilent regarding a possible transaction in order to ascertain the highest valuation attainable from Agilent as well as to obtain clarification and analysis of matters that might affect deal certainty (including with respect to antitrust matters).

Furthermore, at the May 6th meeting, following a discussion of the Varian board’s fiduciary duties in this context, the Varian board of directors authorized and directed J.P. Morgan to approach three other companies that the Varian board of directors, with the advice and input of the attending senior executive officers and J.P. Morgan, determined were the most likely to be interested in, and capable of, acquiring Varian in order to ascertain their interest in making a proposal to acquire the company.

Following the May 6th board meeting, representatives of J.P. Morgan contacted representatives of Agilent and agreed to a deadline of May 29, 2009 by which Agilent would complete the business portions of its due diligence and provide Varian with a more specific price and proposed terms on deal certainty. On May 7th, 2009, Mr. Sullivan and Mr. Rogerson had a telephone conversation to further discuss this process. In furtherance of the foregoing, on May 18, 2009, Varian entered into a confidentiality agreement with Agilent, and on May 26, 2009, certain members of Varian’s senior management team delivered in-person presentations to representatives of Agilent related to Varian’s business and operations.

In addition, representatives of J.P. Morgan approached the three other companies that the Varian board of directors had authorized them to contact in order to ascertain their interest in acquiring Varian. Of the three other companies approached, one responded that it would not be submitting an indication of interest. The other two—Company A and Company B—each stated it would submit an indication of interest on or before May 29, 2009.

During the period between the initial approaches described above and the submission of the indications of interest described below, representatives of J.P. Morgan had several discussions with each of Company A and Company B to discuss the Varian board’s views regarding valuation, deal certainty (including with respect to antitrust matters) and timing of a possible transaction.

On May 26, 2009, Company A submitted a non-binding indication of interest in acquiring all outstanding Varian shares for a range of $45.00 to $49.00 per share in cash. Company A’s indication of interest was subject to the completion of due diligence and mutually acceptable definitive documentation, which Company A believed could be accomplished within 30 days from the commencement of due diligence, and such indication of interest was not subject to any financing contingency.

On May 28, 2009, Company B submitted a non-binding indication of interest in acquiring all outstanding Varian shares for a range of $41.00 to $45.00 per share in cash. Company B’s indication of interest was also subject to the completion of due diligence and a mutually acceptable definitive agreement, and the letter stated that Company B was prepared to work expeditiously to successfully complete a transaction, and it too was not subject to any financing contingency. After receiving feedback from representatives of J.P. Morgan on the price range set forth in its May 28th indication of interest, Company B submitted a revised, non-binding indication of interest on May 29, 2009 for a range of $45.00 to $50.00 per share in cash, with the revised submission being otherwise identical to Company B’s May 28th indication of interest.

On May 29, 2009, Agilent submitted a revised, non-binding indication of interest in acquiring all outstanding Varian shares for $51.00 per share in cash. Agilent’s May 29th indication of interest stated that it would take no more than 10 working days to complete the remainder of its confirmatory due diligence, which was limited to financial and legal/environmental matters.

On May 31, 2009, the board of directors of Varian convened for a special meeting to review and consider the most recent indications of interest that Varian had received. Representatives of Wilson Sonsini reviewed what, if any, potential antitrust risks might be associated with a business combination with each of Agilent, Company A and Company B, describing various approaches for the reduction of these risks to Varian. Representatives of J.P. Morgan then presented various financial and valuation analyses pertaining to Varian, the indications of interest received by Varian and the strategic alternatives available to it. Following discussion, the Varian board of directors authorized and instructed the attending senior executive officers, J.P. Morgan and Wilson Sonsini to engage in further discussions with Agilent, Company A and Company B regarding a possible transaction, in order to ascertain the highest valuation and optimal terms (including with respect to deal certainty, due diligence and timeframe) attainable from each bidder, and to provide due diligence information to each of these bidders (subject to appropriate confidentiality agreements).

Following the May 31st board meeting, representatives of J.P. Morgan contacted representatives of each of Agilent, Company A and Company B. J.P. Morgan communicated to Agilent the Varian board’s position that the parties must reach a preliminary understanding with respect to antitrust risks. J.P. Morgan communicated to each of Company A and Company B that it must address more definitively, by June 11, 2009, the Varian board’s concerns regarding valuation, deal certainty (including with respect to antitrust matters) and timing of any business combination transaction.

On June 2, 2009, Varian entered into a confidentiality agreement with Company A, and on June 3, 2009, certain members of Varian’s senior management team delivered in-person presentations to representatives of Company A related to Varian’s business and operations. In addition, between June 3rd and June 11th, representatives of Company A conducted on-site visits of certain Varian facilities as part of its due diligence activities.

On June 5, 2009, Varian entered into a confidentiality agreement with Company B, and on June 8, 2009, certain members of Varian’s senior management team delivered in-person presentations to representatives of Company B related to Varian’s business and operations. In addition, between June 3rd and June 11th, representatives of Company B conducted on-site visits of certain Varian facilities as part of its due diligence activities.

On June 11, 2009, both Company A and Company B submitted revised, non-binding offers to acquire Varian. Company A’s revised offer was between $51.00 and $52.00 per share in cash, subject to the completion of due diligence and mutually acceptable definitive documentation, which it said could be completed expeditiously. In its revised offer, Company A indicated it would be willing to take certain limited actions in order to obtain antitrust approvals. Company B’s revised offer was between $52.00 and $55.00 per share in cash, subject to completion of due diligence and negotiation of a definitive agreement, which Company B estimated would take approximately three weeks. Company B did not address any antitrust matters because of the absence of any direct overlap between the current businesses of Company B and Varian.

Following the May 31st meeting of the Varian board of directors, representatives of Varian engaged in several discussions with representatives of Agilent regarding its May 29th indication of interest for $51.00 per share in cash. Antitrust counsel for each of Varian and Agilent continued their dialogue to further refine their analyses of potential antitrust risks that might be associated with a business combination with Agilent. There were no further discussions, however, regarding valuation or price, but representatives of Agilent did communicate to representatives of Varian that Agilent had completed its business due diligence and had only financial and legal/environmental due diligence requirements remaining.

The board of directors of Varian met on June 12, 2009. Representatives of Wilson Sonsini reviewed the potential antitrust risks that might be associated with a business combination with each of Agilent and Company A, discussing various approaches for reducing that risk to Varian. After discussion and an updated presentation by a representative of J.P. Morgan of various valuation analyses of Varian, the Varian board of directors authorized and directed the attending senior executive officers, J.P. Morgan and Wilson Sonsini to proceed with further discussions with each of the bidders regarding a possible transaction, including by providing a draft merger agreement, limited further due diligence, access to Varian’s independent accounting firm and a specific timeline for providing any comments to the draft merger agreement and a “best and final” price, in order to ascertain the highest valuation and optimal terms attainable from each bidder in the shortest possible time period.

On June 12th, after contacting each of Company A and Company B to confirm their continued interest in exploring a potential acquisition of Varian, a representative of J.P. Morgan sent on behalf of Varian an invitation to each of Company A and Company B to submit a final and binding written proposal to acquire Varian. In addition, representatives of Wilson Sonsini sent on behalf of Varian a draft merger agreement and due diligence materials to each of Company A and Company B for their review. During the period between June 12 and June 25, 2009, Company A and Company B engaged in their due diligence. The invitations specified a deadline of June 24, 2009 for submitting written comments on the draft merger agreement prepared by Wilson Sonsini and a deadline of June 25, 2009 for completing all due diligence and submitting a final proposal.

Representatives of J.P. Morgan also contacted Mr. Dillon on June 12th to confirm Agilent’s continued interest in exploring a potential acquisition of Varian. During this conversation, Mr. Dillon did not confirm Agilent’s continued interest. Nevertheless, on June 13th, representatives of J.P. Morgan sent on behalf of Varian the same invitation to Agilent, and a representative of Wilson Sonsini sent on behalf of Varian the same draft merger agreement, but did not send any of the limited due diligence materials, to Agilent. Mr. Rogerson had telephone conversations with Mr. Sullivan on June 13th and June 14th to not only encourage Agilent to participate in the process prescribed by the Varian board but also discuss the Varian board’s position on deal certainty matters.

On June 17, 2009, Mr. Sullivan met with Mr. Rogerson, during which Mr. Sullivan expressed Agilent’s reservations on participating in the process described by J.P. Morgan involving other bidders. Mr. Rogerson explained the Varian board’s need to conduct a market check in order to satisfy its fiduciary duties.

On June 24, 2009, Company A submitted a revised draft of the merger agreement prepared by Wilson Sonsini. The revised merger agreement contemplated, among other things, that Company A would bear most of the reasonably likely antitrust risks that might be associated with a business combination with Company A (this commitment was substantially greater than previously provided in its June 11th indication of interest), and that Company A would not have the right to terminate the transaction except under limited circumstances.

Also on June 24th, Agilent submitted a draft merger agreement that was prepared by Fenwick & West LLP (“Fenwick”), outside legal counsel to Agilent, rather than a revised draft of the merger agreement prepared by Wilson Sonsini. In contrast to Company A’s revised merger agreement, Agilent’s draft merger agreement contemplated, among other things, that Agilent would bear only a portion of the reasonably likely antitrust risks that might be associated with a business combination with Agilent, and other deal certainty provisions that were less favorable to Varian than those proposed by Company A.

On June 25, 2009, Company A submitted a proposal to acquire all outstanding Varian shares for $55.00 per share in cash, and also indicated its willingness to bear incrementally more of the antitrust risks than previously provided in the revised merger agreement it submitted on June 24th. Company A’s proposal stated that it had completed all of its due diligence, and that Company A and its representatives were fully prepared to finalize and execute the merger agreement and publicly announce the transaction before equity markets opened in the United States on June 29, 2009.

Also on June 25th, Agilent submitted a final, non-binding proposal for $52.00 per share in cash, which it stated represented Agilent’s best and final offer. Agilent’s proposal also stated that Agilent was prepared to move immediately to complete confirmatory due diligence (with the remaining areas being financial and legal/environmental due diligence) and execute the merger agreement in no more than 10 business days. Agilent’s willingness to proceed, however, was conditioned upon Varian agreeing to work exclusively with Agilent during those 10 business days.

Company B did not submit either a revised merger agreement by the June 24th deadline or a final proposal by the June 25th deadline. When representatives of J.P. Morgan contacted representatives of Company B to ascertain whether they remained interested, the Company B representatives indicated that Company B would need several more weeks to complete its due diligence and therefore could not submit a final proposal within the timeframe specified, if at all.

A special meeting of the Varian board of directors was held on June 26, 2009 to review and evaluate each of the final proposals. Representatives of J.P. Morgan presented analyses of the premiums and valuations of the company implied by the various indications of interest and final proposals submitted by Agilent, Company A and Company B since the inception of this process. Representatives of J.P. Morgan then summarized the final proposal submitted by Company A. Next, representatives of Wilson Sonsini reviewed the potential antitrust risks that might be associated with a business combination with Company A, including the terms and conditions related to the allocation of the potential antitrust risks between the parties that were proposed by Company A in the revised merger agreement it had submitted on June 24th, as modified in Varian’s favor in Company A’s June 25th final proposal. Representatives of Wilson Sonsini also reviewed the other non-antitrust material terms and conditions that were proposed by Company A in the revised merger agreement. Following discussion, the Varian board of directors authorized and instructed the attending senior executive officers, J.P. Morgan and Wilson Sonsini to proceed with further discussions with representatives of Company A regarding a possible transaction, in order to determine (prior to June 28th) the best price and optimal terms that could be obtained from Company A.

Over the next several days, representatives of Varian, J.P. Morgan and Wilson Sonsini engaged in extensive discussions with representatives of Company A, its financial advisor and outside legal counsel regarding the terms of the proposed transaction. During the course of these discussions, Company A raised its proposed price to $55.50 per share and indicated its willingness to bear incrementally more of the antitrust risks than previously provided in its June 25th proposal.

A special meeting of the Varian board of directors was held during the middle of the day on June 28, 2009. Representatives of J.P. Morgan summarized the key terms of the proposal at that time from Company A, including a price of $55.50 per share in cash and a commitment to take certain actions to address all of the reasonably likely antitrust risks that might be associated with a business combination of Varian with Company A. Representatives of J.P. Morgan next presented various financial analyses related to Varian and the proposed transaction with Company A. The meeting then adjourned until the night of June 28th in order to give representatives of Varian and Company A and their respective financial advisors and legal counsel additional time to complete the negotiations on the merger agreement.

After the Varian board meeting was adjourned, representatives of Company A proposed revised terms in the merger agreement that reduced dramatically the extent of Company A’s commitment to address potential antitrust risks, which raised a significant risk that the proposed transaction with Company A would not be consummated. Representatives of Company A asserted that it was not willing to withdraw the proposed revisions and that this was their final position on the issue.

Later that night on June 28th, the Varian board of directors reconvened the previously adjourned meeting. After being apprised of the latest development in the discussions with Company A representatives, and following discussions with representatives of Wilson Sonsini and J.P. Morgan regarding antitrust and other deal certainty matters, the Varian board of directors determined that Company A’s revisions to the proposed terms of the merger would result in an unacceptable risk that the proposed transaction would not be consummated, and that Varian would be significantly harmed if the proposed transaction were not consummated. In light of these circumstances, Varian terminated discussions with Company A.

On June 29, 2009, representatives of Company A (including its financial advisor and legal counsel) contacted representatives of Varian (including its financial advisor and legal counsel) to express Company A’s continued desire to acquire Varian but that it was unwilling to change its position on the merger agreement terms regarding potential antitrust risks. As a result, Varian decided against resuming discussions with Company A regarding a potential transaction.

Also on June 29th, a representative of Company B contacted a representative of J.P. Morgan to explore why Varian did not announce a transaction in accordance with the timeline that had been communicated to Company B and the other bidders. The J.P. Morgan representative explained that discussions with another bidder had terminated the night before, and invited Company B to indicate a value and propose a timeline to announcement if Company B continued to be interested in acquiring Varian. Company B has not provided any subsequent submissions indicating its continued interest in exploring a transaction with Varian.

Finally on June 29th, representatives of J.P. Morgan contacted Mr. Dillon to see if Agilent had a continuing interest in acquiring Varian and, if so, whether Agilent would be willing to offer a higher price and provide greater deal certainty than as proposed by Agilent on June 24th and June 25th. Mr. Dillon stated that Agilent was prepared to resume discussions regarding a possible transaction and due diligence with respect to Varian if Varian indicated that Agilent’s offer price of $52.00 per share would be acceptable and that Varian would agree to a period of exclusive negotiations.

On July 6, 2009, the Varian board of directors convened for a special meeting. Representatives of J.P. Morgan presented various financial analyses related to Varian and the proposed transaction with Agilent. Following discussion, the Varian board of directors authorized and instructed the attending senior executive officers, J.P. Morgan and Wilson Sonsini to continue discussions with representatives of Agilent regarding deal certainty issues before proceeding with further discussions (including with respect to price) or due diligence regarding a possible transaction.

Following the July 6th board meeting, representatives of J.P. Morgan contacted Mr. Dillon to inform Agilent of the Varian board’s position that deal certainty issues (including with respect to antitrust matters) would first need to be discussed. Mr. Dillon indicated Agilent would be willing to accept more of the antitrust risks than previously provided in the merger agreement and final proposal it submitted on June 24th and June 25th, respectively. Mr. Dillon reiterated, however, that Agilent would not increase its offer price of $52.00 per share in cash.

On July 7, 2009, Company A orally communicated a revised proposal to acquire Varian. In the revised proposal, Company A stated it would be willing to bear more of the antitrust risks than previously provided in the revised terms it proposed on June 28th (which revised terms caused the discussions to end at that time), but it reduced its offer price to $54.00 per share in cash. Varian concluded that, even with Company A’s commitment to bear more of the antitrust risks, it was not sufficient to provide Varian with adequate certainty that any transaction with Company A would be consummated due, in particular, to the extent of overlapping products offered by the two companies. On this basis, Varian representatives communicated to Company A representatives that Varian was unwilling to resume discussions with Company A about a possible transaction on this basis.

On July 7 and July 9, 2009, there were telephone calls between Messrs. Sullivan, Dillon, Rogerson and McClammy to discuss Agilent’s position on the proposed terms of the merger.

On July 10, 2009, representatives of Varian and Wilson Sonsini met with representatives of Agilent, Fenwick and Agilent’s antitrust counsel to discuss in more detail the proposed terms of the merger with respect to deal certainty. After this meeting, the parties and their representatives continued their discussions about the potential antitrust risks. Following these discussions and further internal analyses, Varian determined that the terms of the merger as proposed by Agilent were sufficient to allow Agilent to proceed with its remaining confirmatory due diligence and for the parties to negotiate a mutually acceptable merger agreement. In order to satisfy Agilent’s condition to move forward, on July 15, 2009, Varian agreed to an exclusive negotiation period until the end of the day on July 27, 2009. After the exclusivity agreement was executed, Varian began providing Agilent with access to the confirmatory due diligence it had requested; Agilent’s due diligence investigation continued throughout this period until July 26, 2009.

During the period beginning on July 13, 2009 through July 26, 2009, there were various conversations involving Messrs. Sullivan, Dillon, Rogerson and/or McClammy to discuss the status of due diligence and negotiations on the terms of the merger agreement and other aspects of the proposed transaction.

On July 17, 2009, representatives of Company A and its financial advisor attempted to contact representatives of Varian and J.P. Morgan; in addition, Company A delivered an unsolicited, revised proposal to acquire Varian. In the revised proposal, Company A stated it would be willing to bear more of the antitrust risks than previously provided in its most recent proposal of July 7th, but it reduced its offer price to $50.00 per share in cash, which was $2.00 per share lower than the Agilent offer price of $52.00 per share. In compliance with the terms of the exclusivity agreement with Agilent, Varian and its representatives did not respond to the revised proposal.

Later on July 17th, representatives of Wilson Sonsini, on behalf of Varian, delivered to representatives of Agilent and Fenwick a revised draft of the merger agreement that Agilent had submitted on June 24, 2009. From July 19, 2009 until July 26, 2009, representatives of Varian and Wilson Sonsini had numerous discussions with representatives of Agilent, Fenwick and Agilent’s antitrust counsel regarding the terms of the proposed merger.

On the afternoon of July 25, 2009, the Varian board of directors met to review and discuss the proposed transaction with Agilent and the status of the negotiations on the merger agreement. Representatives of J.P. Morgan presented various financial analyses related to Varian and the proposed transaction and stated that J.P. Morgan was prepared to deliver, upon request, its opinion to the effect that the $52.00 per share in cash to be paid to holders of Varian common stock in the proposed merger with Agilent was fair, from a financial point of view, to such holders. Messrs. Rogerson and McClammy then provided management’s views on the current forecast, future prospects and risks for Varian under a stand-alone strategy. Representatives of Wilson Sonsini next discussed the board’s fiduciary obligations and summarized key terms of the proposed transaction with Agilent, including with respect to each party’s conditions and obligations regarding deal certainty, and the timing and risks with respect to antitrust review of the proposed transaction with Agilent. Representatives of J.P. Morgan also reviewed Company A’s July 17th proposal. Furthermore, representatives of Wilson Sonsini reviewed the antitrust risks that might be associated with a business combination with Company A, and compared those risks with the antitrust risks that might be associated with a business combination with Agilent. Following discussion, the meeting was adjourned until the afternoon of July 26, 2009.

For the remainder of the day on July 25th and continuing on the morning of July 26th, representatives of Varian and Wilson Sonsini continued discussions with representatives of Agilent, Fenwick and Agilent’s antitrust counsel to finalize the merger agreement.

On the afternoon of July 26, 2009, the Varian board of directors resumed the previously adjourned meeting. Representatives of Wilson Sonsini reviewed the principal terms and conditions of the proposed merger agreement with Agilent, including with respect to each party’s conditions and obligations to consummate the proposed transaction, and the timing and risks with respect to antitrust review of the proposed transaction with Agilent. After deliberations and consideration, the Varian board of directors unanimously determined that the merger agreement and the terms and conditions of the contemplated merger and the merger agreement are fair to, advisable and in the best interests of Varian and its stockholders, approved and adopted the merger agreement and the contemplated merger, and directed that the adoption of the merger agreement be submitted to Varian’s stockholders for consideration and recommended that all of the Varian stockholders adopt the merger agreement. Representatives of J.P. Morgan delivered an oral opinion, which was subsequently confirmed by delivery of a written opinion, that as of July 26, 2009 and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the $52.00 per share in cash to be paid to holders of Varian common stock in the proposed merger with Agilent was fair, from a financial point of view, to such holders. The full text of the written opinion of J.P. Morgan, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached to this proxy statement as Annex C.

During the evening of July 26, 2009, Varian and Agilent entered into the merger agreement.

Reasons for the Merger; Recommendation of the Varian Board of Directors

The Varian board of directors has unanimously (i) determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to, advisable and in the best interests of Varian and its stockholders, (ii) approved and adopted the merger agreement and the merger, and (iii) recommended that all of our stockholders vote in favor of adoption of the merger agreement.

In reaching its determination, the Varian board of directors consulted with Varian’s management, as well as Varian’s legal and financial advisors, and reviewed (i) historical information concerning Varian’s business, financial performance and condition, operations, technology and competitive position; (ii) the financial condition, results of operations, businesses and strategic objectives of Varian; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to Varian’s common stock; (iv) the consideration to be received by Varian’s stockholders in the merger; (v) the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations; (vi) the potentially interested parties contacted by or on behalf of Varian and the acquisition proposals submitted by interested parties, possible alternative strategies as well as the prospects of Varian as an independent company; and (viii) J.P. Morgan’s opinion, to the effect that, as of the date of such opinion and subject to the factors, assumptions, qualifications and limitations set forth therein, the consideration to be paid to holders of Varian common stock in the merger was fair, from a financial point of view, to such holders.

In addition, our board considered the following material factors:

Factors Relating to Challenges Varian Faces as an Independent Company:

•	Varian’s revenues have deteriorated as a result of declines in spending in the industries in which it operates during the current economic downturn.

•

Varian lacks the scale that most other companies in its industries have, which makes it more difficult for Varian to compete, especially during economic downturns and especially given Varian’s complexity relative to its size.

•	Current credit market conditions could make it difficult for Varian to borrow sufficient amounts in order to fund significant or transformative acquisitions.

Factors Relating to the Specific Terms of our Negotiations and Merger Agreement with Agilent:

•	The merger consideration of $52.00 per share to be received by Varian stockholders represents a premium of approximately:

•	33% over the closing price of Varian common stock on July 24, 2009, the trading day immediately preceding the day that the proposed transaction with Agilent was publicly announced;

•	36% over the average closing price of Varian common stock over the one-month period ending on such date;

•	42% over the average closing price of Varian common stock over the three-month period ending on such date;

•	69% over the average closing price of Varian common stock over the six-month period ending on such date; and

•	49% over the average closing price of Varian common stock over the one-year period ending on such date.

•	The merger consideration consists solely of cash, which provides certainty of value to Varian stockholders.

•	Agilent has, and has represented in the merger agreement that it will have at the effective time of the merger, adequate capital resources to pay the aggregate merger consideration.

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The business reputation of Agilent and its management and the substantial financial resources of Agilent, which the Varian board of directors believed supported the conclusion that a transaction with Agilent could be completed in an orderly manner.

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The strategic alternatives to a sale of the company available to Varian (including continuing to operate Varian as a standalone public company), the range of potential benefits to Varian stockholders of these alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, as well as the Varian board’s assessment that none of these alternatives was reasonably likely to present superior opportunities for Varian to create greater value for Varian stockholders, taking into account risks of execution as well as business, competitive, industry and market risks.

•

The results of the market check that the Varian board of directors had conducted, with the assistance of Varian’s senior management, J.P. Morgan and Wilson Sonsini, to evaluate alternative transaction proposals, including that:

•

Varian contacted three other companies that the Varian board of directors, with the advice and input of Varian’s senior executive officers and J.P. Morgan, determined were the most likely to be interested in, and capable of, acquiring Varian;

•

Varian received preliminary indications of interests from only two of the three other companies that were contacted, and received a final proposal from only one of the two other companies that submitted preliminary indications of interest;

•

Varian engaged in numerous discussions with Company A regarding price and other terms with respect to a possible acquisition of Varian, but ultimately Company A could not offer both an equal or greater price per share than Agilent and an adequate acceptance of antitrust risk; and

•	Based on the foregoing, the Varian board of directors determined that the merger contemplated by the merger agreement reflected the highest value reasonably attainable for Varian stockholders.

•

Under the merger agreement, although it is prohibited from soliciting any alternative transaction proposal and is required to cease all existing discussions with respect to an alternative transaction proposal, Varian has the right to furnish non-public information to, and engage in discussions or negotiations with, any person or group that has made an unsolicited, bona fide written alternative transaction proposal that the Varian board of directors determines in good faith (after consultation with Varian’s outside legal counsel and financial advisor) is, or is reasonably likely to become, a superior proposal, subject to the terms and conditions contained in the merger agreement.

•

Varian has the right to terminate the merger agreement in order to accept a superior proposal, subject to the terms and conditions contained in the merger agreement, including the payment to Agilent of a termination fee of $46 million.

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The $46 million termination fee payable by Varian to Agilent, if the merger agreement is terminated for the reasons described in the merger agreement, was reasonable and comparable to termination fees in transactions of a similar size, and would not likely be required to be paid unless Varian wished to accept a superior proposal.

•	The merger agreement provides reasonable certainty that the merger will be consummated, because it includes limited conditions to Agilent’s obligation to complete the merger, including:

•

The merger agreement does not permit Agilent to elect not to complete the merger for breaches of Varian’s representations and warranties, unless those breaches would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Varian; and

•

Although the merger agreement gives Agilent the right not to complete the merger if there is a Material Adverse Change in Varian since July 26, 2009 which is continuing, the definition of “Material Adverse Change” and “Material Adverse Effect” in the merger agreement excludes any such change or effect to the extent it is proximately caused by a list of enumerated matters in the merger agreement, including (i) the announcement or the execution of the merger agreement or the pendency or consummation of the merger, including the loss of employees, customers or suppliers, (ii) any failure to meet published analysts’ estimates or expectations, or internal budgets, plans or forecasts, as to revenue, earnings or other financial performance after July 26, 2009, or changes in the trading volume or trading prices of Varian stock, in and of themselves, and (iii) changes in general economic conditions, changes in securities or other financial markets or changes affecting the industry generally in which Varian operates, provided such changes do not affect Varian disproportionately compared to companies operating in the same industry in which Varian operates.

•	The merger agreement must be adopted by a vote of a majority of the outstanding shares of Varian common stock.

•

The Varian board of directors considered the financial analyses presented and discussed with the Varian board of directors by representatives of J.P. Morgan, as well as the written opinion of J.P. Morgan rendered to the Varian board of directors on July 26, 2009 to the effect that as of such date and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the consideration to be paid to the holders of shares of Varian common stock in the merger was fair, from a financial point of view, to such holders.

•

The Varian board of directors considered the other terms and conditions of the merger agreement, including: the proposed transaction structure; the treatment of outstanding equity awards in the merger; the parties’ representations, warranties, covenants and agreements; the conditions to their respective obligations to, as well as the likelihood of the consummation of, the merger; the termination provisions of the merger agreement; and the Varian board’s evaluation of the likely time period necessary to close the merger.

Potential Negative Factors Relating to the Transaction:

In the course of its deliberations, the Varian board of directors also considered a variety of risks and other potentially negative factors, including the following:

•

The merger consideration consists solely of cash and will be taxable to Varian stockholders for U.S. federal income tax purposes. In addition, because Varian stockholders are receiving cash for their stock, they will not participate after the consummation of the merger in any future growth or the benefits of synergies resulting from the merger.

•

The merger will be subject to antitrust review in certain jurisdictions which could delay or prevent the consummation of the merger. The Varian board of directors noted that, although the terms and conditions of the merger agreement optimize the likelihood that all required antitrust approvals will be obtained, they did not ensure that all of the required approvals would be obtained. Therefore, there is a risk that the consummation of the merger might be delayed or prevented, and Varian would be significantly harmed if the merger were not consummated.

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The merger agreement precludes Varian from actively soliciting alternative transaction proposals. The Varian board of directors concluded, however, that this limitation was reasonable because it is customary for transactions of this type; Varian had conducted a market check prior to entering into the merger agreement with Agilent; and subject to the terms and conditions of the merger agreement, Varian has the right to engage in discussions or negotiations with any person or group that has made an unsolicited, bona fide written alternative transaction proposal that the Varian board of directors determines in good faith (after consultation with Varian’s outside legal counsel and financial advisor)

is, or is reasonably likely to become, a superior proposal, and the right to terminate the merger agreement in order to accept a superior proposal.

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Varian is obligated to pay to Agilent a termination fee of $46 million if the merger agreement is terminated under certain circumstances. Although the Varian board of directors felt that these payment terms were reasonable when viewed in context with all other aspects of the merger agreement, it is possible that these provisions could discourage an alternative transaction proposal or reduce the price in an alternative transaction.

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Certain of the Varian directors and officers may receive certain benefits that are different from, and in addition to, those of other Varian stockholders, including under change in control arrangements that certain executive officers are a party to, the cash-out of previously unvested director stock unit awards at the effective time of the merger, and rights to continued insurance and indemnification for six years following the effective time of the merger. See “The Merger—Interests of Varian’s Directors and Executive Officers in the Merger”.

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Varian may incur significant risks and costs if the merger does not close, including the diversion of management and employee attention during the period after the signing of the merger agreement, potential employee attrition and the potential effect on our business and customer relations. In that regard, under the merger agreement, Varian must conduct its business in the ordinary course and is subject to a variety of other restrictions on the conduct of its business prior to completion of the merger or termination of the merger agreement, which may delay or prevent Varian from undertaking business opportunities that may arise.

The above discussion is not intended to be exhaustive, but Varian believes it addresses the material information and factors considered by the Varian board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the number and variety of factors and the amount of information considered, the Varian board of directors did not find it practicable to make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the Varian board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Varian board of directors may have given different weights to different factors.

THE BOARD OF DIRECTORS OF VARIAN HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF VARIAN VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

Opinion of Varian’s Financial Advisor

Pursuant to an engagement letter dated November 2, 2008, Varian retained J.P. Morgan as its financial advisor in connection with the proposed merger.

At the meeting of the Varian board of directors held on July 26, 2009, J.P. Morgan rendered its oral opinion, subsequently confirmed in writing, to the Varian board of directors that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the consideration to be paid to the holders of Varian common stock in the merger was fair, from a financial point of view, to such stockholders. No limitations were imposed by the Varian board of directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

The full text of the written opinion of J.P. Morgan dated July 26, 2009, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of J.P. Morgan’s opinion below is qualified in its entirety by reference to the full text of the opinion, and Varian’s stockholders are urged to read the opinion carefully and in its entirety. J.P. Morgan provided its opinion for the information of the Varian board of directors in connection with and for the purpose of the evaluation of the merger, and such opinion does not constitute a recommendation to any stockholder of Varian as to how such stockholder should vote at the special meeting. J.P. Morgan’s written opinion addresses only the merger, and does not address any other matter. The consideration to be paid to the holders of shares of Varian common stock in the merger was determined in negotiations between Varian and Agilent, and the decision to approve and recommend the merger was made independently by the Varian board of directors.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed the merger agreement;

•	reviewed certain publicly available business and financial information concerning Varian and the industries in which it operates;

•

compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration received for such companies;

•

compared the financial and operating performance of Varian with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Varian common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of Varian relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of Varian and Agilent with respect to certain aspects of the merger, and the past and current business operations of Varian, the financial condition and future prospects and operations of Varian, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Varian or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan has not independently verified (nor has J.P. Morgan assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan has not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor has J.P. Morgan evaluated the solvency of Varian or Agilent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan has assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by Varian management as to the expected future results of operations and financial condition of Varian to which such analyses or forecasts relate. J.P. Morgan expresses no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan has also assumed that the merger and the other transactions contemplated by the merger agreement will have the tax consequences described in discussions with, and materials furnished to, J.P. Morgan by representatives of Varian, and will be consummated as described in the merger agreement. J.P. Morgan has also assumed that the representations and warranties made by Varian and Agilent in the merger agreement are and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and has relied in all legal, regulatory and tax matters on the assessments made by advisors to Varian with respect to such issues. J.P. Morgan has further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Varian.

The projections furnished to J.P. Morgan by Varian were prepared by the management of Varian. Varian does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of its opinion. It should be understood that subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of the shares of Varian common stock in the merger, and J.P. Morgan expresses no opinion as to the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Varian or as to the underlying decision by Varian to engage in the merger. Furthermore, J.P. Morgan expresses no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the consideration to be paid to the holders of the shares of Varian common stock in the merger or with respect to the fairness of any such compensation. J.P. Morgan expresses no opinion as to the price at which Varian’s common stock will trade at any future time, whether before or after the closing of the merger.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand J.P. Morgan’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses.

Selected Public Benchmarks Analysis

Using publicly available information, J.P. Morgan compared selected financial data of Varian with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to Varian’s business. These companies were selected, among other reasons, because they share similar business characteristics to Varian based on operational characteristics and financial metrics. However, none of the companies selected is identical or directly comparable to Varian. Accordingly, J.P. Morgan made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies.

For each selected company, J.P. Morgan calculated such company’s firm value divided by its estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) (“FV/EBITDA”) calendarized for a fiscal year ended September 30, 2009 (“FY09”) and such company’s estimated cash price-to-earnings ratio (“Cash P/E”) for FY09. For purposes of this analysis, a company’s firm value is calculated as the fully diluted common equity value of such company as of July 24, 2009 plus the value of such company’s indebtedness and minority interests and preferred stock, minus such company’s cash, cash equivalents and marketable securities.

The following table represents the results of this analysis:

Peer Group	Mean	Median
FV/EBITDA	10.9x	11.0x
Cash P/E	17.9x	15.8x

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a FV/EBITDA of 9.0x to 11.5x to Varian’s estimated EBITDA for FY09 and a Cash P/E of 15.0x to 20.0x to Varian’s estimated earnings per share for FY09. These resulted in implied equity values per share of Varian’s common stock of $41.50 to $51.25 and $34.25 to $45.75, respectively.

Selected Precedent Transaction Analysis

Using publicly available information, J.P. Morgan examined the following selected transactions involving businesses which J.P. Morgan judged to be analogous to Varian’s business. These transactions were selected, among other reasons, because the businesses involved in these transactions share similar business characteristics to Varian based on operational characteristics and financial metrics.

For each of the selected transactions, J.P. Morgan calculated, to the extent information was publicly available, the transaction value divided by the target’s EBITDA for the twelve-month period immediately preceding the announcement of the respective transaction (“Transaction Value/LTM EBITDA Multiple”) and the target’s equity value divided by the target’s cash earnings for the twelve-month period immediately preceding the announcement of the respective transaction (“Equity Value/LTM Cash Earnings Multiple”).

The following table represents the results of this analysis:

Date Announced	Acquiror	Target	Transaction Value/LTM EBITDA Multiple	Equity Value/LTM Cash Earnings Multiple
June 12, 2008	Invitrogen Corporation	Applied Biosystems, Inc.	13.1x	20.7x

February 4, 2008	General Electric Company	Whatman plc	12.2x	18.6x

April 6, 2007	Agilent Technologies, Inc.	Stratagene Corporation	14.7x	23.8x

January 29, 2007	MDS, Inc.	Molecular Devices Corporation	19.0x	NM

October 24, 2006	Lonza Group Limited	Cambrex Corporation	9.1x	NM

June 20, 2006	General Electric Company	Biacore International AB	14.6x	16.3x

May 8, 2006	Thermo Electron Corporation	Fisher Scientific International, Inc.	13.2x	22.0x

April 25, 2006	Millipore Corporation	Serologicals Corporation	19.9x	NM

January 19, 2005	Thermo Electron Corporation	Kendro Laboratory Products division of SPX Corporation	11.1x	NM

January 18, 2005	Sigma-Aldrich Corporation	JRH Biosciences Pty Ltd.	12.0x	NM

March 17, 2004	Fisher Scientific International, Inc.	Apogent Technologies, Inc.	12.0x	24.0x

Mean			13.7x	20.9x
Median			13.1x	21.4x

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a Transaction Value/LTM EBITDA Multiple of 10.0x to 13.0x to Varian’s EBITDA for the twelve-

month period immediately preceding July 3, 2009 and an Equity Value/LTM Cash Earnings Multiple of 18.0x to 24.0x to Varian’s earnings per share for the twelve-month period immediately preceding July 3, 2009. These resulted in implied equity values per share of Varian’s common stock of $48.00 to $60.25 and $43.75 to $58.50, respectively.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share of Varian’s common stock. J.P. Morgan calculated the unlevered free cash flows that Varian is expected to generate during fiscal years 2009 through 2018 based upon three sets of financial projections prepared by the management of Varian, one assuming strong economic recovery beginning in 2010 (“Management case 1”), one assuming moderate economic recovery beginning in 2010 (“Management case 2”), and one assuming weak economic recovery beginning in 2010 (“Management case 3”). In arriving at the implied equity values per share of Varian’s common stock, J.P. Morgan calculated terminal values as of September 30, 2018 by applying, based upon J.P. Morgan’s judgment and experience, a range of perpetual revenue growth rates from 2.5% to 3.5% and a range of discount rates from 10.5% to 11.5%. The unlevered free cash flows from July 3, 2009 through September 30, 2018 and the terminal values were then discounted to present values using a range of discount rates from 10.5% to 11.5% and added together in order to derive the unlevered firm value for Varian. This discount range was based upon an analysis of the weighted-average cost of capital of Varian conducted by J.P. Morgan. In calculating the estimated fully diluted equity value per share, J.P. Morgan adjusted the unlevered firm value for Varian’s excess cash and total debt as of July 3, 2009 and divided by the fully diluted shares outstanding of Varian. Based on the foregoing, this analysis indicated an implied equity value per share of Varian’s common stock of $48.00 to $57.25 under Management case 1, $42.25 to $50.25 under Management case 2 and $35.25 to $41.50 under Management case 3.

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the results of all its analyses as a whole and made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

Analyses based on forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to Varian, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Varian. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Varian and the transactions compared to the merger.

The opinion of J.P. Morgan was one of the many factors taken into consideration by the Varian board of directors in making its determination to approve the merger. The analyses of J.P. Morgan as summarized above should not be viewed as determinative of the opinion of the Varian board of directors with respect to the value of Varian, or of whether the Varian board of directors would have been willing to agree to different or other forms of consideration.

As a part of its investment banking and financial advisory business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise Varian with respect to the merger on the basis of such experience.

For services rendered in connection with the merger, J.P. Morgan will receive from Varian a fee of approximately $14.6 million, a substantial portion of which will become payable only if the merger is consummated. In addition, Varian has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws. The issuance of J.P. Morgan’s opinion has been approved by a fairness opinion committee of J.P. Morgan Securities Inc.

During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Varian and Agilent, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included providing foreign currency exchange, treasury and investment management services for Varian, acting as underwriter in connection with Agilent’s October 2007 $500 million notes offering and providing derivatives and foreign currency exchange, sales and trading and treasury services for Agilent. In addition, J.P. Morgan’s commercial banking affiliate is a lender under the outstanding credit facility of Varian and an agent bank and a lender under an outstanding credit facility of Agilent, for which it receives customary compensation or other financial benefits. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Varian or Agilent for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Interests of Varian’s Directors and Executive Officers in the Merger

In considering the recommendation of the Varian board of directors that you vote to adopt the merger agreement, you should be aware that Varian’s executive officers and directors have economic interests in the merger that are different from, or in addition to, those of Varian’s stockholders generally. The Varian board of directors was aware of and considered these interests, among other matters, in reaching its decisions to adopt and approve, and declare advisable, the merger agreement, the merger and the transactions contemplated by the merger agreement.

Change in Control Arrangements. Certain executive officers of Varian entered into change in control agreements with Varian that provide for the payment of specified compensation and benefits upon certain terminations of their employment following a change in control transaction such as the merger. On July 26, 2009, in connection with the transactions contemplated by the merger agreement, the Varian board of directors approved certain amendments to the agreements, the substance of which is described in the description of the agreements below. The original purpose of the agreements was to ensure that management would continue to act in the best interests of Varian’s stockholders rather than be affected by personal uncertainties during any attempt to effect a change in control of Varian, and to enhance Varian’s ability to attract and retain executives.

Under the agreements, if, during the 18-month period following the effective time of the merger, Agilent terminates an executive’s employment other than by reason of the executive’s death, “disability” or for “cause,” or the executive officer terminates his employment for “good reason,” the executive will receive a lump sum severance payment equal to 2.99 (in the case of Mr. Rogerson) or 2.5 (in the case of Messrs. McClammy,

O’Donoghue, Piras and Homan) times the executive’s annual base salary and highest annual bonus paid to him in any of the three fiscal years ending prior to the date of termination. “Good reason” is defined in each agreement as any of the following that occurs after the merger: certain reductions in compensation as compared to the executive’s compensation as of July 26, 2009; certain material changes in employee benefits and perquisites, including participation on a comparable basis in Varian’s stock option, incentive and other similar plans as compared to executive’s benefits and perquisites as of July 26, 2009; a change in the site of employment of more than 50 miles away from the executive’s site of employment as of the effective time of the merger; Agilent’s failure to assume the obligations set forth in the agreement; attempted termination of employment on grounds insufficient to constitute a basis of termination for cause as defined in the agreement; or Agilent’s (as the successor) failure to promptly make any payment into an escrow as required under the terms of the agreement in the event of a dispute relating to employment termination. In the case of Mr. Rogerson, “good reason” is defined also to exist if he is not appointed as chief executive officer of the combined or acquiring entity. In the cases of Messrs. McClammy and Homan, “good reason” is defined also to exist if they are not given an “equivalent position” as defined in their agreements. In the case of Messrs. O’Donoghue and Piras, “good reason” is defined also to exist if there is a material change in duties and a material reduction in authority and responsibility.

Each agreement provides that upon termination or resignation under the circumstances described above, the executive be paid a pro rata portion of the targeted cash bonus for the fiscal year in which that termination or resignation occurs, and the full amount of any targeted cash bonus for a multi-year performance period not yet completed in a lump sum. Each agreement also provides that all stock options held by the executive become exercisable in full according to their terms; that restricted stock subject to vesting restrictions be released from all such restrictions; and that targeted performance shares for any outstanding performance period be vested and delivered. (However, as the merger agreement provides for full acceleration of all outstanding equity awards in connection with the consummation of the merger, each executive will become fully vested in his or her outstanding equity awards regardless of whether he or she incurs a termination or resignation under the circumstances described above.) Each agreement further provides that the executive will receive a continuation of all medical, dental, vision, disability and life insurance on the same terms as if he remained an employee (or equivalent benefits will be provided) until the earlier to occur of (a) commencement of substantially equivalent full-time employment with a new employer or (b) 24 months after the date of termination of employment. Each agreement further provides that the executive will be given the option to purchase any automobile then in the possession of the executive and subject to a lease of which Varian is the lessor by payment to Varian of the residual value set forth in the lease, without any increase for remaining lease payments during the term or other lease breakage costs.

Each agreement provides that during the executive’s employment and during the two (2)-year period following the executive’s termination of employment (except in the case of a termination of employment by the executive for good reason or by Varian without cause, each as defined above), executive will not, whether for himself or another party, intentionally solicit, endeavor to entice away from Varian or any of its subsidiaries (which we refer to as a protected party), or interfere with the relationship of a protected party, any employees of a protected party or any person who is (or was during the most recent twelve (12)-month period) a customer or client of a protected party. In addition, during the same time period described above, Mr. Rogerson may not, without written consent, directly or indirectly own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, an entity that is engaged in any business as the protected party is actively engaged in at the time, in any geographic areas in which the protected party is conducting business.

In addition, each agreement provides that to the extent the named executive officer is a “specified employee” under final regulations issued under Section 409A of the Internal Revenue Code of 1986, any payment or benefit due to the executive will not, to extent subject to such Section 409A, be paid until six months and one day following the termination of the executive’s employment. Each agreement also provides that in the event that any payments and benefits received by the executive from Varian subject that person to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, the executive will be entitled to receive an additional payment so as to place the executive in the same after-tax economic position as if such excise tax had not been imposed. The agreement with Mr. McClammy also provides that a termination or resignation occurring under the circumstances described above will qualify as a “retirement” for purposes of Varian’s retirement-related benefits (i.e., group retiree medical insurance), even though he might not yet have reached the age and years of service otherwise required to be eligible for retirement-related benefits (which age and years of service he has now reached).

Assuming that the merger was completed and the executive officers were terminated on December 31, 2009, and that the executive officers were entitled to full benefits available under their respective change in control agreements, the executive officers would receive approximately the amounts set forth in the table below. Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of these assumptions are based on information currently available and will need to be updated. As a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below.

Name	Severance	Accelerated Bonus(1)	Accelerated Equity(2)	Welfare Benefits(3)	Tax Gross- Up(4)	Total
Garry W. Rogerson	$5,547,945	$172,500	$3,998,128	$55,719	$0	$9,774,292
G. Edward McClammy	$2,031,563	$64,918	$1,376,352	$47,187	$0	$3,520,020
Martin O’Donoghue	$1,792,843	$60,534	$1,409,112	$29,264	$0	$3,291,753
Sergio Piras(5)	$1,929,074	$65,820	$1,109,414	$22,342	$0	$3,126,650
A.W. Homan	$1,742,243	$55,673	$1,409,112	$27,422	$0	$3,234,450

1.	Consists of the executive officer’s targeted annual cash bonus for the fiscal year 2010 performance period, pro-rated for the portion of that fiscal year completed through December 31, 2009 (i.e., 25% of target). As of December 31, 2009, Varian does not have in place any multi-year cash bonus arrangement for the executive officers that includes fiscal year 2010.

2.	Consists of the executive officer’s in-the-money value of unvested stock options, value of unvested restricted stock and value of targeted performance shares for the fiscal years 2008-2010 and fiscal years 2009-2011 performance periods at 100% of target, as determined, in each case, as of December 31, 2009, and based on a per share merger consideration of $52.00. The value of an accelerated stock option is calculated by multiplying the number of unvested shares subject to vesting acceleration by the amount by which the per share merger consideration exceeds the applicable exercise price per share for such option; the value of accelerated restricted stock is calculated by multiplying the number of unvested shares subject to vesting acceleration by the per share merger consideration; and the value of targeted performance shares is calculated by multiplying the number of performance shares subject to issuance based on a deemed achievement of 100% of target performance by the per share merger consideration.

3.	The value for each executive officer represents the aggregate contributions that Varian would make on behalf of the executive officer for the life, medical/dental/vision and disability insurance plans maintained by Varian as if such executive officer had remained employed by Varian for the twenty-four (24)-month period following his termination of employment; however, the actual amount may vary based on changes in the welfare benefits offered by Varian. The reported amount does not include the portion of the premiums that the executive officer would be required to continue to pay. Further, the twenty-four (24)-month continuation coverage period will terminate early if an executive officer commences substantially equivalent full-time employment.

4.	Varian does not anticipate that it will have to provide any of the executive officers with a tax gross-up payment.

5.	The amounts reported for Mr. Piras are converted from Euros to U.S. Dollars using an exchange rate on July 26, 2009, which exchange rate was $1.42/€1.00.

Director Stock Unit Awards. The outstanding director stock unit awards denominated in shares of Varian common stock will become fully vested in accordance with their terms when the holders cease to be members of the Varian board of directors as of the effective time of the merger as required by the terms of the merger agreement. At the effective time of the merger, each vested director stock unit award will be automatically converted into the right to receive an amount of cash (without interest and less applicable withholding taxes) equal to the product of (x) $52.00, multiplied by (y) the outstanding number of shares of Varian common stock underlying the director stock unit award.

Insurance and Indemnification of Varian’s Directors and Officers. The merger agreement provides that if the merger is consummated, then until the sixth anniversary of the effective time of the merger, Agilent will, and will cause the surviving corporation to, fulfill and honor in all respects the obligations of Varian and its subsidiaries to their respective current and former directors and officers as of immediately prior to the closing pursuant to any indemnification provisions under Varian’s or its subsidiaries’ certificate of incorporation or bylaws (or other similar organizational documents) as in effect on the date of the merger agreement and pursuant to any indemnification agreements between Varian and such indemnified parties that are in effect as of the date of the merger agreement (which we refer to collectively as the Varian existing indemnification provisions), with respect to claims arising out of acts or omissions occurring at or prior to the closing of the merger. Further, if the merger is consummated, then until the sixth anniversary of the effective time of the merger, Agilent will, and will cause the surviving corporation to, cause the certificate of incorporation and bylaws (or other similar organizational documents) of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the certificate of incorporation and bylaws of Varian and its subsidiaries existing as of the date of the merger agreement, and during such six-year period such provisions will not be repealed, amended or otherwise modified in any manner adverse to such indemnified persons except as required by applicable law. Agilent will advance expenses to the indemnified persons as incurred to the fullest extent provided for under the Varian existing indemnification provisions, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification pursuant to the terms of such indemnification provisions or under applicable law. Any claims for indemnification made on or prior to the sixth anniversary of the effective time of the merger will survive such anniversary until its final resolution.

For a period of six years from and after the effective time of the merger, Agilent will, and will cause the surviving corporation to, maintain in effect, if available, directors’ and officers’ liability insurance covering those persons who are currently covered by Varian’s directors’ and officers’ liability insurance policy in an amount and on terms no less advantageous, when taken as a whole, to those applicable to the current directors and officers of Varian. Agilent may fulfill this obligation by purchasing a policy of directors’ and officers’ insurance or a “tail” policy under Varian’s existing directors’ and officers’ insurance policy, in either case which (i) has an effective term of six years from the effective time of the merger, (ii) covers only those persons who are currently covered by Varian’s directors’ and officers’ insurance policy in effect as of the date of the merger agreement and only for actions and omissions occurring on or prior to the effective time of the merger, and (iii) contains terms and conditions that are no less advantageous, when taken as a whole, to those applicable to Varian’s current directors and officers. However, in no event will Agilent or the surviving corporation be required to expend an annual premium for any such coverage in excess of 300% of the annual premium currently paid by Varian under its directors’ and officers’ liability insurance policy in effect as of the date of the merger agreement, and if the cost of any such coverage is in excess of this amount, Agilent or the surviving corporation will only be required to maintain such coverage as is available for such amount.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of Varian common stock whose shares are exchanged for cash in the merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of the proxy statement and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Varian common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of Varian common stock, the tax treatment of a partner in such entity will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of Varian common stock, you should consult your tax advisor.

This discussion assumes that a U.S. holder holds the shares of Varian common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). The following discussion does not address all aspects of U.S. federal income tax that might be relevant to U.S. holders in light of their particular circumstances, or U.S. holders that may be subject to special rules (including, for example, dealers in securities or currencies, traders in securities that are required to use or elect mark-to-market treatment, financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships or other flow-through entities and their partners or members, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold Varian common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Varian common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders who exercise statutory appraisal rights). In addition, the discussion does not address any aspect of foreign, state, local, estate, gift or other tax law that may be applicable to a U.S. holder or the tax consequences of transactions effected before, after or at the same time as the merger (whether or not in connection with the merger).

Holders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Varian common stock pursuant to the merger.

The receipt of cash in exchange for shares of Varian common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of Varian common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains of non-corporate U.S. holders, including individuals, are generally eligible for reduced rates of federal income taxation under current law. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Varian common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of Varian common stock. Holders who own separate blocks of Varian common stock should consult their own tax advisors with respect to these rules.

Payments of cash made to a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28 percent for U.S. federal income tax purposes), unless such holder properly establishes an exemption or provides a correct taxpayer identification number on Internal Revenue Service Form W-9 (or other appropriate withholding form), and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or a credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Regulatory Approvals

Under the provisions of the HSR Act, the merger may not be completed until (1) the expiration or termination of a 30-day waiting period following the filing of notification and report forms with the Antitrust Division of the United States Department of Justice (which we refer to as the Antitrust Division) and the Federal Trade Commission (which we refer to as the FTC) by Varian and Agilent, or (2) if, during the initial 30-day waiting period following the filing of notification and report forms, the Antitrust Division and FTC issue a request for additional information and documentary material (which we refer to as a second request), the expiration or termination of a 30-day waiting period following the certification of substantial compliance of the second request by the parties. On August 14, 2009, Varian and Agilent filed their respective notification and report forms with the Antitrust Division and the FTC under the HSR Act.

Varian and Agilent (and their subsidiaries) each conduct business in member states of the European Union, and they are required to make a notification to the European Commission. The European Commission must review the merger to determine whether or not it is compatible with the European common market and, accordingly, whether or not to permit it to proceed. A merger or acquisition that does not significantly impede effective competition in the European common market or in a substantial part of it shall be declared compatible with the European common market and must be allowed to proceed. If, following a preliminary Phase I investigation of 25 working days (which may be extended in certain circumstances), the European Commission determines that it needs to examine the merger more closely because the merger raises serious doubts as to its compatibility with the European common market, it must initiate a Phase II investigation. If it initiates a Phase II investigation, the European Commission must issue a final decision as to whether or not the merger is compatible with the European common market no later than 90 working days after the initiation of the Phase II investigation (although this period may be extended in certain circumstances). Varian and Agilent are working toward obtaining all required clearances as soon as possible.

The parties also derive revenues in other jurisdictions where merger control filings or approvals may be required or advisable in connection with the consummation of the merger. Varian and Agilent are preparing antitrust and competition filings in South Korea, and are currently in the process of reviewing where merger control filings or approvals may be required or desirable in other foreign jurisdictions.

The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC, a state attorney general, or a foreign competition authority such as the European Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial businesses or assets of Varian or Agilent or their subsidiaries. Private parties may also bring legal actions under antitrust laws under certain circumstances.

While we believe that we will receive the requisite approvals and clearances for the merger, there can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if a challenge is made, of the result of such challenge. Similarly, there can be no assurance that Varian and Agilent will obtain the regulatory approvals necessary to consummate the merger or that the granting of these approvals will not involve the imposition of conditions to the consummation of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the end date (which is described in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement”) or at all. Under the terms of the merger agreement, except for any divestiture that would not materially impair the benefits of the merger to Agilent, Agilent is not obligated to consent to any sale, divestiture, license or other disposition or holding separate of any assets of Agilent or Varian, or to any limitation or regulation on Agilent’s ability to conduct its business or own such assets, or to the holding separate of shares of Varian common stock or any limitation or regulation on the ability of Agilent to exercise full rights of ownership thereof.

Voting Agreements

In connection with the transactions contemplated by the merger agreement, each member of Varian’s board of directors and certain of Varian’s executive officers, who collectively held less than 1% of Varian’s outstanding common stock as of the record date, have entered into voting agreements whereby they agree, among other things, to vote the respective shares of Varian common stock owned by them, or over which they exercise voting power, in favor of the adoption of the merger agreement, unless the merger agreement has been validly terminated in accordance with its terms. The stockholders who entered into voting agreements with Agilent did not receive additional consideration for doing so (other than any consideration they are otherwise entitled to receive under the merger agreement in respect of their shares of Varian common stock).

The following description of the voting agreements describes the material terms of the voting agreements. This description of the voting agreements is qualified in its entirety by reference to the form of voting agreement which is attached to this proxy statement as Annex B and is incorporated herein by reference. We encourage you to read the form of voting agreement in its entirety. The shares of Varian common stock covered by these voting agreements are referred to as “subject Varian shares.”

The voting agreement provides that the stockholders subject to the voting agreement will vote their subject Varian shares:

•	in favor of the adoption of the merger agreement and the other actions contemplated by the merger agreement;

•

against approval of any proposal made in opposition to, in competition with, or that would result in a breach of, the merger agreement or the merger or any transaction contemplated by the merger agreement; and

•	against any alternative transaction proposal, including any superior proposal (as such terms are described below under “The Merger Agreement—No Solicitations”).

In addition, the stockholders subject to the voting agreement agree not to (nor will they permit any of their affiliates to) exercise dissenters’ rights or rights to demand appraisal of any subject Varian shares that such stockholder may have or could potentially have or acquire (whether under applicable law or otherwise) in connection with the merger. Such stockholders also agreed that they will not in their capacity as stockholders of Varian bring, commence, institute, maintain or prosecute any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of the voting agreement or (ii) alleges that the execution and delivery of the voting agreement by such stockholder, either alone or together with the other voting agreements and proxies delivered in connection with the execution of the merger agreement, or the approval of the merger agreement by the Varian board of directors, breaches any fiduciary duty of the Varian board of directors or any member thereof.

Litigation Related to the Merger

On August 5, 2009, a purported stockholder class action lawsuit was filed in the Superior Court of the State of California, County of Santa Clara, in connection with the announcement of the proposed merger entitled Feivel Gottlieb Plan—Administrator Feivel Gottlieb Defined Benefit Pension Plan DTD v. Garry W. Rogerson, et al., Case No. 109CV149132. On August 7, 2009, a separate substantially similar purported stockholder class action lawsuit was filed in the Superior Court of the State of California, County of Santa Clara, in connection with the announcement of the proposed merger entitled Stuart Kreisberg v. Garry W. Rogerson, et al., Case No. 109CV149383. The plaintiffs in these actions purport to represent the stockholders of Varian who are similarly situated with them. The actions name as defendants Varian, the members of Varian’s Board of Directors, Agilent and Cobalt Acquisition Corp. Both complaints generally allege that, in connection with approving the merger, Varian’s directors breached their fiduciary duties owed to Varian stockholders. The complaints further allege that, among other things, Varian’s directors engaged in self-dealing, failed to properly value Varian, disregarded alleged conflicts of interest, failed to disclose material information and that the merger was the product of a flawed process designed to ensure the sale of Varian to Agilent and subvert the interests of the Varian stockholders. On or about August 11, 2009, the Court entered an order consolidating the actions as In re Varian, Inc. Shareholder Litigation, Lead Case No. 109CV149132. On August 14, 2009, the plaintiffs filed a consolidated complaint. The complaint seeks, among other things, certification of the action as a class action, a declaration that the merger agreement was entered into in violation of our directors’ fiduciary duties, an injunction precluding consummation of the merger, a rescission of the merger or an award of rescissory damages, a direction that the defendants account to the plaintiffs and other members of the class for damages caused by them and for profits and other benefits obtained as a result of breach of their fiduciary damages, an award of costs, and other unspecified relief.

On August 17, 2009, another substantially similar purported stockholder class action lawsuit was filed in the Superior Court of the State of California, County of Santa Clara, in connection with the announcement of the proposed merger entitled Hawaii Laborers Pension Fund v. Varian, Inc., et al., Case No. 109CV150234. The action names as defendants Varian, the members of Varian’s Board of Directors, and Agilent. Like the plaintiffs in the consolidated action, the plaintiff in this recently filed action purports to represent the stockholders of Varian who are similarly situated with it. Like the complaint in the consolidated action, the complaint in this recently filed action generally alleges that, in connection with approving the merger, Varian’s directors breached their fiduciary duties owed to Varian stockholders by, among other things, engaging in self-dealing, failing to properly value Varian, disregarding alleged conflicts of interest, failing to disclose material information, and by engaging in a flawed merger process designed to ensure the sale of Varian to Agilent and subvert the interests of the Varian stockholders. Like the complaint in the consolidated action, the complaint in this recently filed action seeks, among other things, certification of the action as a class action, a declaration that the merger agreement was entered into in violation of our directors’ fiduciary duties, an injunction precluding consummation of the merger, a rescission of the merger or an award of rescissory damages, an award of costs, and other unspecified relief.

We believe that the plaintiffs’ allegations in both the consolidated action and in this recently filed action are without merit and intend to vigorously defend these actions. There can be no assurance, however, that we will be successful in our defense of these actions.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

The Merger

The merger agreement provides that, upon and subject to the terms and conditions set forth in the merger agreement and the applicable provisions of the DGCL, at the effective time of the merger, Cobalt Acquisition Corp. will be merged with and into Varian, the separate corporate existence of Cobalt Acquisition Corp. will thereupon cease and Varian will continue as the surviving corporation in the merger and a wholly owned subsidiary of Agilent.

The merger will become effective when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware. Agilent currently expects the merger to be completed by calendar year-end 2009. However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at a later time as agreed by the parties or at all.

The Merger Consideration and the Conversion of Capital Stock

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, by virtue of the merger and without any action on the part of Agilent, Cobalt Acquisition Corp., Varian or the holders of any of Varian’s securities, the following will occur:

•

Each share of Varian common stock that is issued and outstanding immediately prior to the effective time of the merger (other than shares held by a holder that has perfected appraisal rights under the DGCL or as provided in the bullet point immediately below) will be automatically converted into and represent the right to receive $52.00 in cash, without interest and less applicable withholding taxes; and

•

each share of Varian capital stock owned by Varian or any of its subsidiaries will be cancelled and extinguished without any conversion thereof and no merger consideration will be paid by Agilent with respect to such shares.

The price to be paid for each share of Varian common stock in the merger will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Varian common stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Varian common stock occurring on or after the date of the merger agreement and prior to the effective time of the merger.

Each share of common stock of Cobalt Acquisition Corp. that is outstanding immediately prior to the effective time of the merger will be converted into one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

Payment Procedures

As soon as reasonably practicable after the closing of the merger, Agilent will make available to U.S. Bank, National Association, the exchange agent, an amount of cash equal to the aggregate consideration to which the holders of Varian common stock outstanding prior to the effective time of the merger become entitled under the merger agreement.

In addition, as soon as reasonably practicable after the closing of the merger, Agilent will instruct the exchange agent to mail to each holder of record of a certificate or certificates, or uncertificated shares, which immediately prior to the effective time of the merger represented outstanding shares of Varian common stock that were converted into the right to receive the merger consideration, a letter of transmittal and instructions for use in effecting the surrender of the certificated and/or uncertificated shares in exchange for the merger consideration. Until so surrendered, each such certificate or uncertificated share will be deemed, from and after the effective time of the merger, to evidence only the right to receive the merger consideration. Upon payment of the merger consideration pursuant to these provisions, each certificate or certificates will be immediately cancelled.

Treatment of Stock Options, Restricted Stock and Other Equity Awards

Stock Options. Except as described below, each stock option (other than an option under the ESPP) to purchase shares of Varian common stock (whether vested or unvested) that is issued and outstanding immediately prior to the effective time of the merger that has an exercise price per share that is less than $52.00, to the extent not exercised prior to such time, will be automatically cancelled and converted into the right to receive an amount of cash (without interest and less any applicable tax withholdings) equal to the product of (x) the outstanding number of shares of Varian common stock subject to such stock option, multiplied by (y) the excess of $52.00 over the per share exercise price of such cancelled stock option. The amount of cash payable to a person will be rounded to the nearest cent and computed after aggregating the cash amounts payable for all stock options held by that person. Each stock option (other than an option under the ESPP) to purchase shares of Varian common stock that is issued and outstanding immediately prior to the effective time of the merger that has an exercise price that is equal to or greater than $52.00 will be automatically cancelled and extinguished without conversion of such stock option or any payment with respect to such stock option at the effective time of the merger.

Director Stock Units. The outstanding director stock unit awards denominated in shares of Varian common stock will become fully vested in accordance with their terms when the holders cease to be members of the Varian board of directors as of the effective time of the merger. At the effective time of the merger, each vested director stock unit award will be automatically converted into the right to receive an amount of cash (without interest and less applicable withholding taxes) equal to the product of (x) $52.00, multiplied by (y) the outstanding number of shares of Varian common stock underlying such director stock unit award. The amount of cash payable to each director will be rounded to the nearest cent and computed after aggregating the cash amounts payable for all director stock unit awards held by that director.

Stock-Based Awards. Each award (whether vested or unvested) to receive shares of Varian common stock or benefits measured in whole or in part by the value of a number of shares of Varian common stock (which we refer to as a stock-based award), including, but not limited to, performance-based shares and restricted stock, but excluding stock options, director stock unit awards and options under the ESPP, that is outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into a right to receive an amount of cash (without interest and less any applicable tax withholdings) equal to the product of (x) $52.00, multiplied by (y) the outstanding number of shares of Varian common stock underlying such stock-based award. The cash payment calculated in the previous sentence will be reduced by the amount, if any, that the holder of the stock-based award is obligated to pay to Varian with respect to such stock-based award pursuant to the terms of the applicable award agreement. With respect to any outstanding performance-based stock-based award, the number of shares of Varian common stock subject to such stock-based award for purposes of (y) above will be deemed to be one hundred percent (100%) of the target number of shares of Varian common stock subject to such stock-based award (as set forth in the applicable award agreement). The amount of cash payable to a person will be rounded to the nearest cent and computed after aggregating the cash amounts payable for all stock-based awards held by that person.

Employee Stock Purchase Plan. Varian will suspend all participation, including payroll deductions, in the Varian Employee Stock Purchase Plan (which we refer to as the ESPP) and not permit another “purchase date” (as defined in the ESPP) on or after the earlier of (i) one business day prior to the closing date of the merger and

(ii) October 5, 2009, which is the first purchase date scheduled to occur after the signing of the merger agreement (we refer to the earliest to occur of the two dates described in clauses (i) and (ii) as the final purchase date). Each outstanding option under the ESPP will be exercised on the final purchase date for the purchase of shares of Varian common stock in accordance with the terms of the ESPP, and Varian will refund to each participant in the ESPP all amounts remaining in such participant’s account after such purchase. Effective as of one business day prior to the effective time of the merger, and contingent upon the closing of the merger, Varian will terminate the ESPP.

Stockholders’ Meeting

Pursuant to the terms of the merger agreement, Varian has agreed to, as promptly as practicable after the date of the merger agreement, take all action necessary to establish a record date for, duly call and give notice of, convene and hold a meeting of its stockholders (which we refer to as the special meeting) for the purpose of obtaining the vote of Varian’s stockholders to adopt the merger agreement. Varian may adjourn or postpone the date of the special meeting to the extent necessary to ensure that any necessary supplement or amendment to this proxy statement is provided to Varian’s stockholders in advance of a vote on the adoption of the merger agreement if, as of the time for which the special meeting is originally scheduled, there are either insufficient shares of Varian common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting or Varian is required to postpone or adjourn the special meeting by applicable law, order or a specific request from the SEC.

Unless the merger agreement is terminated, as described below under “—Termination of the Merger Agreement,” Varian has agreed to submit the merger agreement to a vote of Varian’s stockholders, even if Varian has received an alternative transaction proposal or superior offer from another person or Varian’s board of directors has approved, endorsed or recommended another takeover proposal, or withdraws or modifies its unanimous recommendation as described below under “—Varian Board Recommendation” that Varian’s stockholders vote in favor of the adoption of the merger agreement. As soon as practicable (and in any event within two business days) after the date that the definitive proxy statement is filed, Varian will cause the definitive proxy statement and all other proxy materials for the special meeting to be sent to its stockholders. If at any time prior to the closing of the merger Varian discovers or is notified regarding any event or information relating to Varian, its affiliates, officers or directors which should be set forth in an amendment or supplement to this proxy statement so that this proxy statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements herein not misleading, Varian will file an appropriate amendment or supplement describing such information with the SEC, and to the extent required by applicable law, disseminate such amendment or supplement to its stockholders. Similarly, if at any time prior to the closing of the merger Agilent discovers or is notified regarding any event or information relating to Agilent, its affiliates, officers or directors which should be set forth in an amendment or supplement to this proxy statement so that this proxy statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements herein not misleading, Agilent will promptly notify Varian so that an appropriate amendment or supplement describing such information may be filed promptly with the SEC, and to the extent required by applicable law, disseminated to the Varian stockholders.

Representations and Warranties

The merger agreement contains representations and warranties made by Varian to Agilent and representations and warranties made by Agilent to Varian. The assertions embodied in those representations and warranties were made solely for the purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Moreover, these representations and warranties have been qualified by certain disclosures that Varian made to Agilent in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or a material adverse effect qualification different from that generally applicable to public disclosures to stockholders. The representations and warranties were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings Varian publicly files with the SEC. This description of the representations and warranties is included to provide Varian’s stockholders with information regarding the terms of the merger agreement.

In the merger agreement, Varian has made representations and warranties to Agilent with respect to, among other things:

•	the due organization, valid existence and good standing of Varian;

•	the due organization, valid existence and good standing of Varian’s subsidiaries, and the ownership of such subsidiaries by Varian;

•

the power and authority of Varian to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against Varian;

•

Varian’s capitalization, including the number of outstanding shares of Varian common stock and the number of shares of common stock issuable upon the exercise of stock options, director stock units and stock-based awards;

•	the consents and approvals required from governmental entities with respect to the merger, merger agreement or the other transactions contemplated thereby;

•

the existence, if any, of conflicts with, creation of liens, violations or defaults under Varian’s or its subsidiaries’ governing documents, applicable laws, or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	its SEC filings since September 29, 2006;

•	its financial statements and internal controls;

•	pending or threatened litigation;

•	legal compliance matters;

•	tax matters;

•	matters with respect to Varian’s personal property and assets and absence of liens;

•	the existence, if any, of certain changes or events since April 3, 2009;

•	matters with respect to Varian’s material contracts;

•	the existence, if any, of defaults or restrictions under Varian’s material contracts;

•	intellectual property matters;

•	related party transaction matters;

•	labor and employment matters;

•	matters related to Varian’s employee benefit plans;

•	matters with respect to fees payable to advisors in connection with the merger;

•	insurance matters;

•	environmental matters;

•	the fairness opinion of Varian’s financial advisor;

•	the accuracy and compliance with applicable securities laws of the information supplied by Varian contained in this proxy statement; and

•	the inapplicability of takeover laws to the merger.

Many of the representations and warranties in the merger agreement made by Varian are qualified by a “materiality” or “company material adverse effect” standard or qualification (that is, they are not deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on Varian). For purposes of the merger agreement, “material adverse change” and “material adverse effect,” when used in connection with Varian, means any change, event, circumstance, condition or effect, whether or not foreseeable (except to the extent reasonably foreseeable based on a disclosure made in Varian’s disclosure letter delivered to Agilent in connection with the signing of the merger agreement, as reasonably apparent from such disclosure) and regardless of whether or not such change, event, circumstance, condition or effect is inconsistent with the representations or warranties made by Varian in the merger agreement, that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the financial condition, assets (including intangible assets), liabilities, business, operations or results of operations of Varian and its subsidiaries, taken as a whole, except to the extent that any such change, event, circumstance, condition or effect is proximately caused by:

•

changes in general economic conditions, changes in securities or other financial markets or changes affecting the industry in which Varian operates, provided that such changes do not affect Varian disproportionately as compared to companies operating in the same industry;

•

changes in the trading volume or trading prices of Varian’s capital stock in and of themselves, provided that this exclusion will not apply to any underlying change, event, circumstance, condition or effect that may have caused such change in trading prices or volumes, unless such change, event, circumstance, condition or effect would otherwise be excluded from the definition of “company material adverse effect” as described in the preceding and succeeding bullet points;

•	acts of war or terrorism, provided that such acts do not affect Varian disproportionately as compared to companies operating in the same industry in which Varian operates;

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

•

changes in applicable law or United States generally accepted accounting principles after the date of the merger agreement, provided that such changes do not affect Varian disproportionately as compared to companies operating in the same industry in which Varian operates;

•

any failure to meet published analysts’ estimates or expectations, or internal budgets, plans or forecasts, as to revenue, earnings or other financial performance after the date of the merger agreement in and of themselves, provided that such exclusion will not apply to any underlying change, event, circumstance, condition or effect that may have caused such failure, unless such change, event, circumstance, condition or effect would otherwise be excluded from the definition of “company material adverse effect” as described in the preceding and succeeding bullet points;

•	the announcement or the execution of the merger agreement or consummation of the merger, including the loss of employees, customers or suppliers;

•

any actions taken by Varian which Agilent has approved, consented or requested, in each case in writing, or the taking by Varian of any action specifically required by the express terms of the merger agreement;

•	any legal proceeding brought by any of the current or former stockholders of Varian, on their own behalf or on behalf of Varian, against Varian relating specifically to the merger; or

•	any strikes, lockouts, slowdowns or work stoppages against Varian.

In the merger agreement, Agilent made customary representations and warranties to Varian with respect to, among other things:

•	the due incorporation, valid existence and good standing of Agilent and Cobalt Acquisition Corp.;

•

the authority of each of Agilent and Cobalt Acquisition Corp. to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of Agilent and Cobalt Acquisition Corp.;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•

the existence, if any, of conflicts with, violations or defaults under Agilent’s or Cobalt Acquisition Corp.’s governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	the availability of capital resources to consummate the merger and funds to pay the aggregate merger consideration;

•	its lack of ownership of Varian common stock as of the date of the merger agreement;

•

the formation of Cobalt Acquisition Corp. and the lack of any business activities or operations conducted by Cobalt Acquisition Corp. other than in connection with the transactions contemplated by the merger agreement;

•	the existence, if any, of certain litigation; and

•	the accuracy and compliance with applicable securities laws of the information supplied by Agilent contained in this proxy statement.

The representations, warranties, covenants and agreements contained in the merger agreement and in any instrument delivered pursuant to the merger agreement will not survive the effective time of the merger. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time of the merger.

Covenants Regarding Conduct of Business by Varian Pending the Merger

Except as required by applicable law, as expressly required or expressly permitted under the merger agreement, or consented to in writing by Agilent (which consent may not be unreasonably withheld) and subject to certain exceptions, from the date of the merger agreement until the earlier of the consummation of the merger or the termination of the merger agreement, Varian will, and will cause each of its subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to:

•	preserve intact its intellectual property, business organization and material assets consistent with its past practices in the ordinary course of business;

•	keep available the services of its directors, officers and key employees;

•	maintain in effect all of its government permits; and

•

to the extent Varian in good faith determines it to be commercially reasonable, maintain satisfactory relationships with its customers, lenders, suppliers, manufacturers, licensors, licensees, distributors and others having business relationships with Varian or any of its subsidiaries that are material to Varian and its subsidiaries, taken as a whole.

Varian will also use commercially reasonable efforts to ensure that each of its contracts (other than with Agilent) entered into after the date of the merger agreement will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the merger.

In addition, except as required by applicable law or as expressly required or expressly permitted by the merger agreement, and subject to certain exceptions, Varian will not, and will not permit its subsidiaries to, take any of the following actions without Agilent’s prior written consent (which consent may not be unreasonably withheld):

•

incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or entity, other than (i) in connection with the financing of ordinary course trade payables consistent with past practices, (ii) pursuant to existing credit facilities in the ordinary course of business consistent with past practices, (iii) indebtedness by and between Varian and any of its direct or indirect wholly owned subsidiary, or by and between Varian’s direct or indirect wholly owned subsidiaries, or (iv) guarantees of indebtedness under corporate credit cards held by employees in the ordinary course of business, consistent with past practices;

•	guarantee, assume or endorse the performance obligations of another person or entity (other than Varian or any of its direct or indirect wholly owned subsidiaries);

•

lend any money other than (ii) reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with past practices (provided that no proceeds of any such advances are used directly or indirectly to purchase shares of Varian common stock), (ii) loans or advances between Varian and any of its direct or indirect wholly owned subsidiaries, or (iii) advances to suppliers made in the ordinary course of business consistent with past practice;

•	make any investments or capital contributions to any person or entity other than capital contributions to any direct or indirect wholly owned subsidiaries;

•	forgive or discharge in whole or in part any outstanding loans or advances;

•	prepay any indebtedness for borrowed money except in the ordinary course of business consistent with past practices;

•

pay, discharge or satisfy, in an amount in excess of $500,000 in any one case or $1,000,000 in the aggregate, any liability arising otherwise than in the ordinary course of business, other than (i) the payment, discharge or satisfaction of liabilities reflected or reserved against in Varian’s unaudited consolidated balance sheet as of April 3, 2009 and (ii) the payment, discharge or satisfaction of expenses incurred in connection with the merger;

•	make any capital expenditures, capital additions or capital improvements in excess of $20,000,000 in the aggregate;

•

agree to any exclusivity, non-competition, most favored party or nation or similar provision or covenant restricting Varian, any of its subsidiaries, or any of their respective affiliates, from competing in any line of business or with any person or entity or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of products or services), or pursuant to which any material benefit or material right would be required to be given or lost as a result of so competing or engaging, or which would have any such (including by entering into a new contract with such party) material and adverse effect on Agilent or any of its affiliates after the consummation of the merger;

•	except in the ordinary course of business consistent with past practice:

•	enter into any contract with any customer involving anticipated annual revenues or expenditures in an amount of $1,000,000 or more in any fiscal year;

•

enter into any contract with any supplier, licensor, licensee, distributor, reseller, OEM, sales representative, sales agency or manufacturer’s representative involving anticipated annual revenues and/or expenditures in an amount of $750,000 or more;

•	enter into any joint marketing or marketing support contract involving anticipated annual revenues and/or expenditures in an amount of $750,000 or more;

•

terminate, amend, or otherwise materially modify (including by entering into a new contract with such party) or waive any of the terms of any material contracts, other than modifications to pricing arrangements under customer contracts; or

•	materially change the manner in which Varian extends warranties to customers;

•

enter into or materially modify any currency exchange, commodities or other hedging transactions or arrangements, or other investment or cash management transactions or arrangements, in each case, except in the ordinary course of business consistent with past practices;

•	except in the ordinary course of business consistent with past practice:

•	license any material intellectual property;

•	acquire any intellectual property (or any license thereto) from any third party; or

•

transfer or provide a copy of any source code to any person or entity other than employees or consultants of Varian or its subsidiaries who have a reasonable need to access such source code in the course of performance of their duties for Varian;

•	hire any officers at the level of vice president or above;

•

enter into or extend the term of, any employment or consulting agreement with any officer, director, employee, individual consultant or individual independent contractor (except in the ordinary course of business pursuant to a standard offer letter with no severance, retention or acceleration provisions, unless required by applicable law or except employment agreements with foreign employees in jurisdictions where it is a customary and prevalent practice to have written employment agreements with employees and which agreements are on terms consistent with the prior practice of Varian or its subsidiary, as applicable, in this respect), or enter into any collective bargaining agreement, unless required by applicable law;

•

pay, or enter into any agreement or arrangement, or amend any existing agreement or arrangement, providing for the granting of, any bonus, increased salary, severance, retention or special remuneration to any officer, director, employee, individual consultant or individual independent contractor (except as required by applicable law, or pursuant to the terms of an agreement or arrangement in existence on the date of the merger agreement and disclosed to Agilent) other than increases in salaries and bonus arrangements for non-officer employees implemented in the ordinary course of business consistent with past practice;

•

adopt any plan or arrangement to provide compensation or benefits to any employees, directors or consultants, or amend any benefit arrangements (except in each case as required under ERISA, the Internal Revenue Code, or applicable law, or except as otherwise expressly provided in the immediately preceding three bullet points and bullet point immediately below);

•

materially amend any deferred compensation plan within the meaning of Section 409A of the Internal Revenue Code and Internal Revenue Service Notice 2005-1 or stock options or director stock units, except to the extent necessary to meet the good faith compliance requirements of such Section or Notice;

•	change any of its accounting methods, unless required by U.S. generally accepted accounting principles or International Accounting Standards;

•

declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock (except for cash dividends or cash contributions made by any direct wholly owned subsidiary that is considered a “Domestic Person” under Section 7701 of the Internal Revenue Code or that is organized under the laws of The Netherlands), or redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from its employees, directors, consultants or independent contractors in connection with the termination of their services in accordance with the terms of contracts granting such repurchase rights or upon the vesting of restricted stock in respect of Varian’s obligation to pay withholding taxes upon such vesting), or pay or distribute any cash or property to any of its stockholders or securityholders (in each case, in their capacities as such) or make any other cash payment to any of its stockholders or securityholders (in each case, in their capacities as such);

•	adopt or enter into any “stockholder rights plan” or similar anti-takeover agreement or plan;

•

except as otherwise contemplated by the merger agreement, modify or change the exercise or conversion rights or exercise or purchase prices of any of its capital stock, any of its stock options, restricted stock, director stock units, warrants or other securities, or accelerate or otherwise modify (i) the right to exercise any stock option, restricted stock, director stock unit warrant or other right to purchase any of its capital stock (including under Varian’s employee stock purchase plan) or other securities or (ii) the vesting or release of any shares of its capital stock or other securities from any repurchase options or rights of refusal held by it or any other party or any other restrictions, or (iii) subdivide, split, combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

•

issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, stock options, convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock, other than the issuance of shares of Varian capital stock pursuant to the exercise of stock options, director stock units, upon the achievement of milestones under stock-based awards or other securities under Varian’s option plan, in each case, outstanding on the date of the merger agreement or pursuant to the employee stock purchase plan;

•

merge, consolidate or reorganize with, acquire or enter into any other business combination with any corporation, partnership, limited liability company or any other entity (other than Agilent or Cobalt Acquisition Corp.), acquire a substantial portion of the assets of any such entity or enter into any negotiations, discussions or agreement for such purpose;

•

adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, merger, consolidation, dissolution, restructuring, recapitalization or other reorganization, each with respect to Varian or any of its subsidiaries (other than the merger and the merger agreement);

•

sell, transfer or otherwise dispose of any of its properties or assets having a value of $250,000 or more other than sale of services and products in the ordinary course of business consistent with past practices;

•

amend its certificate of incorporation or bylaws or other comparable charter documents (except as required by applicable law (as determined in good faith by Varian following consultation with its and Agilent’s outside legal counsel) and except for immaterial amendments or changes to the charter documents of its subsidiaries);

•

enter into any contract to license, or any contract to authorize, any third party to manufacture or reproduce finished or standalone products, systems or technology of Varian, other than (i) any contract or any purchase order entered into under any contract that is in effect as of the date of the merger agreement, in either case which does not implement or effect any material change to the existing terms of existing purchase orders or such contract, respectively, or (ii) except in the ordinary course of business consistent with its past practices;

•

enter into any contract for the purchase or sale of real property, or for the lease of any real property involving an aggregate amount over the term of the lease of $500,000 or more, provided that Varian will consult with Agilent prior to entering into any lease of any real property involving an aggregate amount over the term of lease in an amount exceeding $250,000 but less than $500,000;

•	materially change any insurance coverage;

•	agree to any audit assessment by any tax authority;

•

file any income tax return, any other material tax return or any amendment to any material tax return unless copies of such tax return or amendment have first been delivered to Agilent for its review and adoption at a reasonable time prior to filing;

•	except as required by applicable law, make or change any material election in respect of taxes or adopt or change any material accounting method in respect of taxes;

•

enter into any closing agreement, settle any claim or assessment in respect of taxes, surrender any right to claim a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

•

commence a legal proceeding other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence a legal proceeding would result in the material impairment of a valuable aspect of its business (provided that it consults with Agilent prior to the filing of such a legal proceeding), or (iii) in connection with the transactions contemplated by the merger agreement;

•	settle or agree to settle any pending or threatened legal proceeding other than any settlement solely involving payment of an amount less than $500,000;

•	grant a release of claims with respect to any claim having a value in excess of $500,000;

•	enter into any operating lease in excess of $250,000;

•

place, grant or allow the creation of any (i) encumbrance on any of its properties that are material to the operations of Varian or any subsidiary other than certain permitted encumbrances, or (ii) license to any Varian-owned intellectual property rights (except in the ordinary course of business consistent with its past practices); or

•	agree to take any of the actions described above.

No Solicitations

Subject to certain exceptions, Varian has agreed that neither it nor any of its subsidiaries will, and Varian will cause the officers, directors and affiliates of Varian and its subsidiaries not to, and will not authorize or knowingly permit any of Varian’s or any of its subsidiaries’ respective employees or any investment banker, attorney or other advisor or representative retained by Varian or any of its subsidiaries or retained by any of Varian’s and its subsidiaries’ respective officers, directors and affiliates to, directly or indirectly:

•

solicit, initiate, seek, or knowing encourage or facilitate, any inquiry, proposal or offer from, furnish any non-public information to, or participate in any discussions or negotiations with, or enter into any agreement with, any party or group regarding any alternative transaction (which is a transaction of the type described in the definition of “alternative transaction proposal” below);

•	approve, endorse or recommend any alternative transaction;

•

enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, stock option agreement, joint venture agreement, partnership agreement or other contract (whether binding or not) contemplating or otherwise relating to any alternative transaction proposal, or enter into any agreement or agreement in principle requiring Varian to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations under the merger agreement;

•	submit any alternative transaction proposal to the vote of any stockholders of Varian or any of its subsidiaries;

•

withhold, withdraw, amend or modify (or publicly propose or announce any intention to withhold, withdraw, amend or modify), in a manner adverse to Agilent, the approval of the Varian board of directors of the merger agreement and/or any of the transactions contemplated thereby;

•	grant any waiver or release under any standstill or similar agreement with respect to Varian or any of its subsidiaries, or any class of equity securities of Varian or any of its subsidiaries; or

•

withdraw or modify (or publicly propose or announce any intention to withdraw or modify), in a manner adverse to Agilent, the recommendation of the Varian board of directors that the Varian stockholders vote in favor of the adoption of the merger agreement.

Varian also agreed to, and agreed to cause its subsidiaries and their respective representatives to, immediately cease any and all existing activities, discussions or negotiations with any third parties conducted prior to the date of the merger agreement with respect to any alternative transaction proposal and, upon Agilent’s request, agreed to request the prompt return or destruction of all confidential information previously furnished to any person or entity with which Varian, its subsidiaries or representatives have engaged in any such activities within the 12-month period preceding the date of the merger agreement.

“Alternative transaction proposal” means any offer, proposal or indication of interest (whether binding or non-binding) to Varian or Varian stockholders relating to any of the following transactions (other than any such transaction with Agilent or any of its affiliates): (i) any acquisition or purchase from Varian by any person, entity or group of more than a 15% interest in the total outstanding voting securities of Varian or any tender offer or exchange offer that if consummated would result in any person, entity or group beneficially owning securities representing 15% or more of the total outstanding voting power of Varian, or any merger, consolidation, business combination, share exchange or similar transaction involving Varian pursuant to which Varian stockholders immediately preceding such transaction hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity); (ii) any sale, lease, exchange, transfer, license (other than a license in the ordinary course of business) or disposition of assets (including capital stock or other ownership interests in subsidiaries) representing 15% or more of the aggregate fair market value of the consolidated assets of Varian and its subsidiaries taken as a whole; (iii) any liquidation or dissolution of Varian; or (iv) any extraordinary dividend, whether of cash or other property.

Notwithstanding the restrictions described above, in the event that prior to the time that the merger agreement is adopted by Varian’s stockholders, Varian receives an unsolicited, bona fide written alternative transaction proposal that Varian’s board of directors determines in good faith (after consultation with its outside legal counsel and its financial advisor) is, or is reasonably likely to become a superior proposal (as described below), Varian or its board of directors may then take the following actions, but only if (i) Varian’s board of directors has determined in good faith, after consultation with its outside legal counsel, that such action is required in order for the Varian board of directors to comply with its fiduciary obligations to Varian stockholders under applicable law, (ii) Varian first will have given Agilent at least three business days’ prior written notice that the Varian board of directors has made the determination set forth in the immediately preceding subclause (i), (iii) Varian will have provided to Agilent the information regarding such alternative transaction proposal required by the merger agreement, and (iv) neither Varian, any of its subsidiaries or any of its representative will have breached any of the provisions of the merger agreement in any material respect with respect to such alternative transaction proposal:

•

furnish non-public information to the person, entity or group making such alternative transaction proposal, provided that (i) Varian first will have received from such person, entity or group an executed confidentiality agreement containing terms at least as restrictive with regard to Varian’s confidential information as the existing confidentiality agreement between Varian and Agilent, which confidentiality agreement will not include any provision having the actual or purported effect of restricting Varian from fulfilling its obligations under the merger agreement or the existing confidentiality agreement between Varian and Agilent, and will require such person, entity or group to agree to customary employee non-solicitation and non-hiring provisions at least as restrictive as those set forth in the existing confidentiality agreement between Varian and Agilent and (ii) contemporaneously with furnishing any such non-public information to such person, entity or group, it furnishes such non-public information to Agilent (to the extent such non-public information has not been previously so furnished to Agilent); and

•	engage in discussions or negotiations with such person, entity or group with respect to such alternative transaction proposal.

“Superior proposal” means an unsolicited, bona fide written alternative transaction proposal, which the Varian board of directors has in good faith determined (after consultation with its outside legal counsel and its financial advisor), taking into account all legal, financial, regulatory, timing and other aspects of the proposal and the identity of the person or entity making the proposal, (i) is more favorable, from a financial point of view, to Varian’s stockholders (in their capacities as stockholders) than the terms of the merger agreement (after giving effect to any adjustments to the terms of the merger agreement proposed by Agilent in response to such alternative transaction proposal), (ii) provides for consideration consisting exclusively of cash and/or publicly-traded equity securities and financing, to the extent required by the person or entity making the proposal, that is fully committed and non-contingent, and (iii) is reasonably likely to receive all required governmental approvals within a reasonable timeframe and is reasonably likely to be consummated on the terms proposed; provided that, for the purposes of this definition of “superior proposal” each reference to “15%” or “85%” in the definition of “alternative transaction proposal” (as described above) will be deemed to be a reference to “50%,” clause (ii) of the definition of “alternative transaction proposal” will be limited to any sale of all or substantially all of the assets of Varian and its subsidiaries, and clauses (iii) and (iv) of the definition of “alternative transaction proposal” will be deleted.

The merger agreement provides that as promptly as practicable (but in no event more than 24 hours) after receipt thereof, Varian will advise Agilent orally and in writing of (i) an alternative transaction proposal, (ii) any inquiry, expression of interest, proposal or offer that could reasonably be expected to lead to an alternative transaction proposal, (iii) any other notice that any person, entity or group is considering making an alternative transaction proposal, or (iv) any request for non-public information which could reasonably be expected to lead to an alternative transaction proposal, as well as, in the event of any of (i) – (iv) above, the material terms and conditions of such alternative transaction proposal, inquiry, expression of interest, proposal, offer, notice or request, and the identity of the person, entity or group making any such alternative transaction proposal, inquiry, expression of interest, proposal, offer notice or request. Varian will keep Agilent informed as promptly as practicable (but in no event more than 24 hours of receipt) of any change in status or any developments, and the details thereof (including any amendments, modifications or proposed amendments or modifications) with respect to any such alternative transaction proposal, inquiry, expression of interest, proposal, offer, notice or request, and provide to Agilent as promptly as practicable (but in no event more than 24 hours) after receipt thereof, a copy of all written materials and information received by Varian or its representatives in connection with any such alternative transaction proposal, inquiry, expression of interest, proposal, offer, notice or request, including any proposed agreement relating thereto. Varian will provide Agilent with at least three business days prior written notice (or such lesser prior written notice as provided to the members of Varian’s board of directors but in no event less than 24 hours) of any meeting of the Varian board of directors at which the board is reasonably expected to discuss any alternative transaction proposal, including whether the board is going to consider whether such alternative transaction proposal is, or is reasonably likely to become, a superior proposal.

Varian Board Recommendation

Unless the Varian board of directors effects a change of recommendation (as described below), the Varian board of directors has agreed to unanimously recommend that Varian stockholders vote in favor of the adoption of the merger agreement at the special meeting, this proxy statement will include a statement to the effect that the Varian board of directors has unanimously recommended that Varian stockholders vote in favor of adoption of the merger agreement at the special meeting, and neither the Varian board of directors nor any committee thereof will withhold, withdraw, amend or modify, or resolve to, or publicly propose to, withdraw, amend or modify, in a manner adverse to Agilent, the recommendation of the Varian board of directors that the Varian stockholders vote in favor of the adoption of the merger agreement.

Notwithstanding these restrictions, the Varian board of directors may effect a change of recommendation in response to the receipt of an unsolicited, bona fide written alternative transaction proposal that the Varian board of directors determines in good faith, after consultation with its outside legal counsel and its financial advisor, is a superior proposal, if all of the following conditions are met:

•

the superior proposal has been made and has not been withdrawn and continues to be a superior proposal and is set forth in a final and definitive written agreement delivered to Varian and executed on behalf of person or entity making such superior proposal;

•	the merger agreement has not been adopted by the Varian stockholders;

•

Varian has (i) provided to Agilent five business days’ prior written notice which states expressly (A) that it has received a superior proposal, (B) the material terms and the conditions of the superior proposal and the identity of the person, entity or group making the superior proposal, and (C) that it intends to effect a change of recommendation and the manner in which it intends to do so, (ii) provided to Agilent all materials and information delivered or made available to the person, entity or group making the superior proposal in connection with such superior proposal (to the extent such materials and information have not previously been provided to Agilent), (iii) provided Agilent with a copy of the definitive written agreement relating to the superior proposal executed on behalf of the person or entity making such superior proposal, and (iv) during the aforementioned five business day period, if requested by Agilent, engaged in good faith negotiations to amend the merger agreement in such a manner that the superior proposal would no longer be a superior proposal;

•

Agilent will not have, within the aforementioned five business day period, made a written, binding and irrevocable (through the expiration of such five business day period) offer, which is set forth in a definitive written amendment to the merger agreement delivered to Varian and executed on behalf of Agilent and Cobalt Acquisition Corp., that the Varian board of directors has in good faith determined (after consultation with its outside legal counsel and its financial advisor) results in the alternative transaction proposal that had been determined to be a superior proposal no longer being a superior proposal (provided that (i) the Varian board of directors will convene a meeting to consider any such offer by Agilent promptly following the receipt thereof, (ii) the Varian board of directors will not effect a change of recommendation for five business days after receipt by Agilent of the notice of superior proposal and the definitive written agreement delivered to Varian and executed on behalf of the person or entity making the superior proposal, and (iii) any change to the financial or other material terms of such superior proposal will require a new notice of superior proposal to Agilent and a new five business day period;

•

the Varian board of directors has determined in good faith, after consultation with its outside legal counsel, that, in light of such superior proposal and the results of any negotiations with Agilent as contemplated by the third bullet point above and any offer from Agilent contemplated by the fourth bullet point above, the Varian board of directors is required to effect a change of recommendation to comply with its fiduciary duties to the Varian stockholders under applicable law; and

•	Varian will not have breached the no solicitation provisions contained in the merger agreement (as described above) in any material respect in connection with such superior proposal.

In addition, the Varian board of directors may make a change of recommendation for a reason unrelated to an alternative transaction proposal, in response to an “intervening event” (as discussed below), if the conditions set forth below have been satisfied prior to effecting such change of recommendation:

•	the merger agreement has not been adopted by the Varian stockholders;

•

the Varian board of directors has determined in good faith, after consultation with its outside legal counsel, that, in light of facts, events and/or circumstances that have developed since the date of the merger agreement which were previously unknown by Varian and which were not reasonably foreseeable as of the date of the merger agreement (which we refer to as an intervening event) and taking into account the results of any negotiations with Agilent as contemplated by the third bullet point below and any offer from Agilent contemplated by the fourth bullet point below, the Varian board of directors is required to effect a change of recommendation to comply with its fiduciary duties to the Varian stockholders under applicable law, provided that, any determination by the Varian board of directors after the date of the merger agreement that the cash amount per share payable in the merger is not sufficient, in the absence of another independent intervening event, will not constitute an intervening event;

•

Varian has provided to Agilent at least five business days’ prior written notice that the Varian board of directors intends to make a change of recommendation and the opportunity to meet with the Varian board of directors and Varian’s financial advisor and outside legal counsel at such times within the aforementioned five business day period as Agilent may reasonably request for the purpose of enabling Agilent and Varian to (i) discuss in good faith the facts, events and circumstances underlying such proposed change of recommendation and the Varian board of directors’ basis and rationale for proposing to change its recommendation and/or (ii) negotiate in good faith possible modifications of the terms and conditions of the merger agreement in such a manner that would obviate the need for the Varian board of directors to effect such change of recommendation;

•

Agilent will not have, within the aforementioned five business day period, made a written, binding and irrevocable (through the expiration of such five business day period) offer to modify the terms and conditions of the merger agreement, which is set forth in a definitive written amendment to the merger agreement delivered to Varian and executed on behalf of Agilent and Cobalt Acquisition Corp., that the Varian board of directors has in good faith determined (after consultation with its outside legal counsel and its financial advisor) would obviate the need for the Varian board of directors to effect such change of recommendation (provided that (i) the Varian board of directors will convene a meeting to consider any such modifications by Agilent promptly following the receipt thereof, (ii) the Varian board of directors will not effect a change of recommendation for five business days after receipt by Agilent of the notice of intervening event, and (iii) any change in the facts, events or circumstances related to the intervening event will require a new notice of intervening event to Agilent and a new five business day period and discussion and negotiation process; and

•	Varian will not have breached the no solicitation provisions contained in the merger agreement (as described above) in any material respect in connection with such intervening event.

Notwithstanding the provisions described above, nothing in the merger agreement will prohibit Varian or the Varian board of directors from (i) taking and disclosing to the Varian stockholders a position contemplated by Rules 14(d)-9 and 14e-2(a) or Item 1012(a) of Regulation M-A, promulgated under the Exchange Act, or (ii) making any disclosure to the Varian stockholders that the Varian board of directors has determined in good faith (after consultation with its outside legal counsel) is required to be disclosed to comply with its fiduciary obligations to the Varian stockholders under applicable law; provided, however, that (A) any “stop, look, and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, and any substantially similar communication that solely constitutes a recitation of the fact that an alternative transaction proposal has been received and a factual description of the terms thereof, and that no position has been taken by the Varian board of directors as to the advisability or desirability of such alternative transaction proposal, will not be deemed to be a change of recommendation if it is also accompanied by a public statement by the Varian board of directors expressly reaffirming the recommendation of the Varian board of directors that the Varian stockholders vote in favor of the adoption of the merger agreement at the special meeting, (B) if the required fiduciary disclosure relates in any respect to an alternative transaction proposal, the actual text of such required fiduciary disclosure will include a public statement that the Varian board of directors is expressly reaffirming its recommendation that the Varian stockholders vote in favor of adoption of the merger agreement at the special meeting, and (C) the Varian board of directors will not recommend that Varian stockholders tender shares of Varian capital stock in connection with any tender or exchange offer, or effect a change of recommendation in connection with an alternative transaction proposal unless specifically permitted to do so pursuant to the merger agreement.

Employee Compensation and Benefits

Employee Benefits and Service Credit. Employees of Varian and its subsidiaries who continue employment with Agilent (or any subsidiary of Agilent) following the effective time of the merger (who we refer to as continuing employees) will receive credit for their service with Varian or its subsidiaries under Agilent’s flexible time-off policy (which we refer to as the FTO Plan), subject to applicable law and limitations on accrual generally applicable to Agilent’s employees under its FTO Plan. Agilent will otherwise treat the continuing employees as new employees for purposes of benefits, accrual, eligibility or vesting under Agilent’s benefit plans. Agilent has agreed to take all actions necessary to allow continuing employees to participate in the Agilent benefit programs to the same extent as other similarly situated employees of Agilent as soon as possible after the effective time of the merger, subject to the terms of Agilent’s benefit programs. After the effective time of the merger, subject to applicable laws and to the extent permitted under Agilent’s benefit programs, Agilent has agreed to (i) waive the following requirements for continuing employees participating in the Agilent medical, dental and vision plans: (A) all limitations as to preexisting conditions and exclusions (or actively at work or similar limitations), (B) evidence of insurability requirements and (C) waiting periods with respect to participation and coverage requirements, and (ii) provide continuing employees and their eligible dependents with credit for any co-payments, deductibles and offsets (or similar payments) paid under any Varian medical, dental or vision plan in the plan year in effect as of the effective time of the merger in satisfying any applicable deductible, out-of-pocket, or similar requirements under any Agilent medical, dental and vision in the plan year in effect as of the effective time of the merger.

Agilent has agreed to provide continuing employees (other than continuing employees with change in control agreements or similar arrangements with Varian, to the extent that such employees retain their change in control benefits under such agreements or arrangements) with severance benefits as follows, subject to applicable laws: (i) if Agilent terminates a continuing employee without cause at any time within the twelve-month period immediately following the effective time of the merger, the continuing employee will receive severance benefits in the amount that he or she would have been entitled to receive under the terms of the Varian severance policy in effect on July 26, 2009, calculated by taking into account the continuing employee’s service with Varian (or any of its subsidiaries); and (ii) if Agilent terminates a continuing employee without cause at any time following the expiration of twelve months following the effective time of the merger, the continuing employee will receive severance benefits in the amount that he or she is entitled to receive in accordance with, and subject to, the terms of Agilent’s severance policy, as then in effect, calculated by only taking into account the continuing employee’s service with Agilent commencing as of the effective time of the merger.

Treatment of Varian’s 401(k) Plan and Other Benefit Plans or Arrangements. If Agilent so requests in writing no later than ten business days prior to the effective time of the merger, Varian will terminate its 401(k) plan no later than as of the day prior to the effective time of the merger. Upon Agilent’s request, Varian will terminate (or cause to be terminated) any and all group severance, separation, retention and salary continuation plans, programs, agreements or arrangements or any nonqualified deferred compensation plan or supplemental executive retirement plan, effective as of the effective time of the merger, unless such agreements cannot be unilaterally terminated by Varian.

Other Covenants and Agreements

Advice of Changes. Varian has agreed to promptly advise Agilent in writing of (i) any event occurring after the date of the merger agreement that would render any of the representations or warranties made by Varian in the merger agreement untrue or inaccurate with respect to any matter that would be material to Varian and its subsidiaries, taken as a whole, (ii) any breach of any covenant or obligation of Varian pursuant to the merger agreement with respect to any matter that would be material to Varian and its subsidiaries, taken as a whole, and (iii) any change, event, circumstance, condition or effect that would reasonably be expected to result in a material adverse effect on Varian or cause any of the closing conditions not to be satisfied. Varian will also notify Agilent in writing promptly after the Varian board of directors or any executive officer or senior legal department member of Varian is notified in writing of any legal proceeding initiated by or against it, or known by Varian to be threatened against it or any of its subsidiaries or any of their respective officers, directors, employees or stockholders in their capacity as such. Varian will give Agilent the opportunity to participate in the defense or settlement of any stockholder litigation against Varian and/or its directors relating to the transactions contemplated by the merger agreement, and no such litigation will be settled without Agilent’s prior written consent which consent will not be unreasonably withheld.

Agilent has agreed to promptly advise Varian in writing of (i) any event occurring after the date of the merger agreement that would render any representation or warranty made by Agilent or Cobalt Acquisition Corp. in the merger agreement untrue or inaccurate with respect to any matter that would be material to Agilent, or (ii) any breach of any covenant or obligation of Agilent or Cobalt Acquisition Corp. pursuant to the merger agreement with respect to any matter that would be material to Agilent.

Regulatory Approvals. Varian and Agilent have agreed that, promptly after the date of the merger agreement, Varian and Agilent will apply or otherwise seek, and use their reasonable best efforts to obtain, all consents and approvals required to be obtained by them from any governmental authority for the consummation of the merger. Varian and Agilent will make any initial filings required under the HSR Act, which filings will be made within 15 business days after the date of the merger agreement, and Varian and Agilent will, as soon as practicable, make any other additional filings required by the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, Council Regulation 139/2004 of the European Commission, and any other applicable antitrust laws. Varian and Agilent will cooperate and coordinate with each other in the making of such filings, supply each other with any information that may be required in order for the other party to make any filings required under antitrust laws, and supply any additional information that reasonably may be required or requested by the FTC, the Antitrust Division or the governmental authorities of any other applicable jurisdiction in which any such filing is made under any other antitrust laws.

Varian and Agilent also have agreed to promptly notify the other party upon receipt of any material comments from any officials of any governmental authority in connection with any filings made by them pursuant to the merger agreement, any request by any officials of any governmental authority for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any applicable law, and any material communication from any governmental authority regarding any of the transactions contemplated by the merger agreement in connection with such filings. Whenever any event occurs that is required to be set forth in an amendment or supplement to any such filing, Varian and Agilent will promptly inform the other party of such occurrence and cooperate in filing with the applicable governmental authority such amendment or supplement.

The merger agreement requires that Varian and Agilent use their reasonable best efforts to resolve any objections that may be asserted by any governmental authority with respect to the transactions contemplated by the merger agreement under the HSR Act or any other applicable antitrust laws. Varian and Agilent will use reasonable best efforts to take such action as may be required to cause the expiration or early termination of the waiting periods under the HSR Act or other antitrust laws with respect to such transactions as promptly as possible after the date of the merger agreement. Varian and Agilent will provide information required by applicable law or governmental regulation and substantially comply with any “second request” for information pursuant to antitrust laws to the extent necessary to obtain the approval of any governmental authority with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated by the merger agreement. To the extent reasonably practicable and unless prohibited by applicable law or by the applicable governmental authority, Varian and Agilent agree to give the other party reasonable advance notice of all meetings with any governmental authority relating to the merger, give the other party an opportunity to participate in each of such meetings, keep the other party reasonably apprised with respect to any material oral communications with any governmental authority regarding the merger, cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any governmental authority, provide the other party with a reasonable advance opportunity to provide input on, and consider in good faith the views of the other party with respect to, all written material communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a governmental authority regarding the merger and provide the other party with copies of all material written communications from any governmental authority relating to the merger. Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable law or as appropriate to protect confidential business information.

Under the merger agreement, Agilent has agreed that it will not, and will not permit any of its subsidiaries to, enter into or publicly announce an agreement to acquire any assets, business or company if such agreement would reasonably be expected to cause certain closing conditions in the merger agreement relating to antitrust matters not to be satisfied, or would reasonably be expected to have the effect of, preventing, materially impairing, materially delaying or otherwise materially and adversely affecting the consummation of the merger. If and to the extent necessary to obtain clearance of the merger under any of the HSR Act, Council Regulation 139/2004 of the European Commission, or the antitrust laws of South Korea, Agilent and Varian will contest, defend and appeal any legal proceedings brought by a governmental authority, whether judicial or administrative, challenging the merger agreement or the consummation of the merger or any other transactions contemplated by the merger agreement. Agilent will be under no obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (i) the sale, divestiture, license or other disposition or holding separate of any assets or categories of assets of Agilent or any of its subsidiaries or Varian or any of its subsidiaries (each referred to in this proxy statement as a divestiture), (ii) the imposition of any limitation or regulation on the ability of Agilent or any of its affiliates to freely conduct their business or own such assets, or (iii) the holding separate of the shares of Varian capital stock or any limitation or regulation on the ability of Agilent to exercise full rights of ownership of the shares of Varian capital stock, other than any divestiture that would not materially impair the benefits of the merger to Agilent (which we refer to as a non-material divestiture), which non-material divestiture Agilent agrees to effect if and to the extent required to obtain clearance of the merger before the end date of the merger agreement (as may be extended, as described in “—Termination of the Merger Agreement” below) under any of the HSR Act, Council Regulation 139/2004 of the European Commission, or the antitrust laws of South Korea.

Varian and Agilent will take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the merger agreement or the merger, and if any state takeover statute or similar statute or regulation becomes applicable to the merger agreement or the merger, Varian and Agilent will take all action reasonably necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in the merger agreement and otherwise minimize the effect of such statute or regulation on the merger agreement or the merger. Prior to the closing of the merger, Varian will not take any action to render inapplicable or to exempt any third person or entity from, any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock unless required to do so by order of a court of competent jurisdiction.

Access to Information. Subject to applicable law and the existing confidentiality agreement between Varian and Agilent, Varian will afford to Agilent and to its representatives reasonable access at all reasonable times on reasonable notice during the period prior to the closing of the merger to all of Varian’s properties, books, contracts, commitments, personnel and records (provided, that such access will not unreasonably interfere with the business or operations of Varian and its subsidiaries) and, during such period and subject to applicable law and the existing confidentiality agreement between Varian and Agilent, Varian will use commercially reasonable efforts to furnish as soon as reasonably practicable to Agilent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as Agilent may reasonably request, subject to certain exceptions.

Confidentiality. Varian and Agilent have agreed to hold and keep confidential, and to cause their respective officers and employees and to direct their respective accountants, counsel, financial advisors and other authorized representatives and affiliates to hold and keep confidential, any non-public information in accordance with the terms of the existing confidentiality agreement between Varian and Agilent, which agreement will remain in full force and effect.

Public Announcements. Under the merger agreement, Varian must use reasonable best efforts to consult with Agilent before issuing, and provide Agilent the opportunity to review, comment upon and concur with, and use reasonable best efforts to agree on, any press release or other public statements to be made by Varian with respect to the transactions contemplated by the merger agreement, including the merger, and Varian may not issue any such press release or make any such public statement prior to such consultation, except as Varian may reasonably determine is required by applicable law. In addition, subject to certain exceptions, Varian has agreed not to issue any press release or otherwise make any public statement or disclosure concerning Agilent or its business, financial condition or results of operations without the consent of Agilent.

Resignations. To the extent requested by Agilent in writing prior to the closing of the merger, on the closing date, Varian will cause to be delivered to Agilent duly signed resignations, effective as of the closing, of the directors of Varian and each of its subsidiaries designated by Agilent.

Section 16 Matters. Prior to the closing of the merger, Varian has agreed to take all such steps as may be required to cause any disposition of Varian common stock (including derivative securities) resulting from the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Varian to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Third Party Consents. Varian will use commercially reasonable efforts to obtain prior to the closing, and deliver to Agilent at or prior to the closing, all consents, waivers and approvals under certain material contracts.

Certificates. Varian will deliver on the closing date FIRPTA documentation and a certificate from the Secretary of State of the State of Delaware certifying that Varian is in good standing and that all applicable taxes and fees through and including the closing date have been paid.

Reasonable Best Efforts. Varian and Agilent agree to use reasonable best efforts, and to cooperate with each other, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement.

Indemnification of Varian Directors and Officers. The merger agreement provides that if the merger is consummated, then until the sixth anniversary of the effective time of the merger, Agilent will, and will cause the surviving corporation to, fulfill and honor in all respects the obligations of Varian and its subsidiaries to their respective current and former directors and officers as of immediately prior to the closing pursuant to any indemnification provisions under Varian’s or its subsidiaries’ certificate of incorporation or bylaws (or other similar organizational documents) as in effect on the date of the merger agreement and pursuant to any indemnification agreements between Varian and such indemnified parties that are in effect as of the date of the merger agreement (which we refer to collectively as the Varian existing indemnification provisions), with respect to claims arising out of acts or omissions occurring at or prior to the closing of the merger. Further, if the merger is consummated, then until the sixth anniversary of the effective time of the merger, Agilent will, and will cause the surviving corporation to, cause the certificate of incorporation and bylaws (or other similar organizational documents) of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the certificate of incorporation and bylaws of Varian and its subsidiaries existing as of the date of the merger agreement, and during such six-year period such provisions will not be repealed, amended or otherwise modified in any manner adverse to such indemnified persons except as required by applicable law. Agilent will advance expenses to the indemnified persons as incurred to the fullest extent provided for under the Varian existing indemnification provisions in existence as of the date of the merger agreement, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification pursuant to the terms of such indemnification provisions or under applicable law. Any claims for indemnification made on or prior to the sixth anniversary of the effective time of the merger will survive such anniversary until its final resolution.

For a period of six years from and after the effective time of the merger, Agilent will, and will cause the surviving corporation to, maintain in effect, if available, directors’ and officers’ liability insurance covering those persons who are currently covered by Varian’s directors’ and officers’ liability insurance policy in an amount and on terms no less advantageous, when taken as a whole, to those applicable to the current directors and officers of Varian. Agilent may fulfill this obligation by purchasing a policy of directors’ and officers’ insurance or a “tail” policy under Varian’s existing directors’ and officers’ insurance policy, in either case which (i) has an effective term of six years from the effective time of the merger, (ii) covers only those persons who are currently covered by Varian’s directors’ and officers’ insurance policy in effect as of the date of the merger agreement and only for actions and omissions occurring on or prior to the effective time of the merger, and (iii) contains terms and conditions that are no less advantageous, when taken as a whole, to those applicable to Varian’s current directors and officers. However, in no event will Agilent or the surviving corporation be required to expend an annual premium for any such coverage in excess of 300% of the annual premium currently paid by Varian under its directors’ and officers’ liability insurance policy in effect as of the date of the merger agreement, and if the cost of any such coverage is in excess of this amount, Agilent or the surviving corporation will only be required to maintain such coverage as is available for such amount.

Conditions to the Merger

Conditions to Each Party’s Obligations. Each party’s obligation to consummate the merger is subject to the satisfaction of the following mutual conditions:

•	Varian will have received the affirmative vote of the holders of a majority of the outstanding shares of Varian common stock to adopt the merger agreement;

•

all applicable waiting periods applicable to the merger under the HSR Act will have expired or early termination of such waiting periods will have been granted, and any required approval of the merger by the European Commission will have been obtained pursuant to Council Regulation 139/2004 of the European Commission, in each case without any condition or requirements requiring or calling for any antitrust restraint (as described above); and

•

no judgment, order, injunction, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other governmental authority of competent jurisdiction, will be in effect which prohibits, makes illegal or enjoins the consummation of the merger.

Conditions to Varian’s Obligations. The obligation of Varian to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties made by Agilent in the merger agreement relating to corporate power, authority and enforceability will be true and correct when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent such representations are expressly made as of an earlier date, in which case as of such date);

•

the representations and warranties made by Agilent in the merger agreement (other than those relating to corporate power, authority and enforceability) (i) that are qualified as to material adverse effect will be true and correct, and (ii) those that are not so qualified as to material adverse effect will be true and correct, in each case both when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent such representations are expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties referenced in subclause (ii) above to be so true and correct would not be, individually or in the aggregate, material to Agilent’s or Cobalt Acquisition Corp.’s ability to consummate the merger and the other transactions contemplated by the merger agreement or to perform their respective obligations under the merger agreement;

•	Agilent will have performed and complied in all material respects with all of its covenants under the merger agreement that are required to be performed on or prior to the closing date; and

•

Varian will have received a certificate signed on behalf of Agilent by a duly authorized senior executive officer of Agilent, certifying that the conditions set forth in the preceding three bullet points have been satisfied.

Conditions to Agilent’s and Cobalt Acquisition Corp.’s Obligations. The obligation of Agilent and Cobalt Acquisition Corp. to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties made by Varian in the merger agreement relating to power, authority, enforceability and applicability of takeover laws will be true and correct when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent such representations are expressly made as of an earlier date, in which case as of such date);

•

the representations and warranties made by Varian in the merger agreement relating to Varian’s capital structure will be true and correct both when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent such representations are expressly made as of an earlier date, in which case as of such date), except with respect to deviations in Varian’s actual fully diluted capitalization from the fully diluted capitalization as set forth in the capital structure representation made by Varian in the merger agreement by an amount that does not increase the aggregate consideration to be paid by Agilent in the merger by more than one percent;

•

the representations and warranties made by Varian in the merger agreement (other than those relating to corporate power, authority, enforceability, takeover laws and capital structure) (i) that are qualified as to material adverse effect will be true and correct, and (ii) those that are not so qualified as to material adverse effect will be true and correct, in each case both when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties referenced in subclause (ii) above to be so true and correct would not be expected to have, individually or in the aggregate, a material adverse effect on Varian;

•	Varian will have performed and complied in all material respects with all of its covenants under the merger agreement that are required to be performed on or prior to the closing date;

•

since the date of the merger agreement, there will not be any material adverse change in Varian which is continuing, whether or not resulting from a breach in any representation, warranty or covenant in the merger agreement;

•

Agilent will have received a certificate signed on behalf of Varian by a duly authorized senior executive officer of Varian, certifying that the conditions set forth in the preceding five bullet points have been satisfied;

•

Agilent, Cobalt Acquisition Corp. and Varian and their respective subsidiaries will have timely obtained any approvals, waivers and consents under the antitrust laws of South Korea, without any condition or requirement calling for or requiring any antitrust restraint (as described above); and

•

(i) no legal proceeding by any governmental authority will be pending wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent, restrain or prohibit the consummation of the merger, cause the merger to be rescinded, or result in any antitrust restraint, (ii) no such injunction, judgment, order, decree, ruling or charge will be in effect nor will any applicable law have been enacted having any such effect, and (iii) no governmental authority will have notified the parties in writing of, and not withdrawn, any intent to challenge, or issue a statement of objections, with respect to any of the transactions contemplated by the merger agreement, provided that the condition described in subclause (iii) will be deemed waived from and after January 26, 2010.

The above conditions may be amended or waived prior to the effective time of the merger if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, after the adoption of the merger agreement by Varian’s stockholders, no amendment or waiver that changes the amount or the form of consideration to be delivered to Varian stockholders or which by applicable law otherwise expressly requires the further approval of Varian stockholders may be made unless the required further approval is obtained.

Termination of the Merger Agreement

Varian and Agilent may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, either Agilent or Varian may terminate the merger agreement before the consummation of the merger if:

•

the merger is not consummated on or before January 26, 2010 (which we refer to as the end date); provided, that if all of the conditions—other than those that by their nature are only to be satisfied at the closing—to the consummation of the merger have been satisfied, other than (i) expiration or termination of the applicable waiting period under the HSR Act, without any condition or requirements requiring or calling for any antitrust restraint (as described above), (ii) receipt of required antitrust regulatory approvals of the European Commission and South Korea, without any condition or requirements requiring or calling for any antitrust restraint, (iii) absence of judgments, orders, injunctions, decrees, statutes, laws, ordinances, rules or regulations, or other legal restraints or prohibitions by any governmental authority of competent jurisdiction which prohibits, makes illegal or enjoins the merger, and (iv) absence of legal proceedings by any governmental authority which are pending and wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent, restrain or prohibit the consummation of the merger, cause the merger to be rescinded, or result in any antitrust restraint, and absence of notice during the six month period following execution of the merger agreement of any governmental authority of its intent to challenge, or issue a statement of objections, with respect to any of the transactions contemplated by the merger agreement, then the end date may be extended a maximum of two times, up to 90 days each time, either by Varian or Agilent; provided, further, that the termination right described in this bullet point will not be available to a party whose breach of the merger agreement has been a proximate cause of or resulted in the failure of the merger to be consummated by the end date;

•

any governmental entity of competent jurisdiction issues an order, decree or ruling or takes any other action, in each case which is final and non-appealable and has the effect of permanently enjoining, restraining or otherwise prohibiting the consummation of the merger; or

•

stockholder approval of adoption of the merger agreement is not obtained at the special meeting or any adjournment or postponement of the special meeting at which a vote on adoption of the merger agreement is taken; provided, that the termination right described in this bullet point will not be available to any party whose failure to comply with any provision of the merger agreement is the cause of the failure to obtain stockholder approval of adoption of the merger agreement.

Agilent may also terminate the merger agreement if (and in the case of the second bullet point below, only prior to stockholder adoption of the merger agreement):

•

Varian breaches any of its representations, warranties, covenants or agreements in the merger agreement such that the conditions to the merger relating to the accuracy of Varian’s representations and warranties and performance of its covenants under the merger agreement would not be satisfied as of the time of such breach, and such breach is not cured in all material respects within 20 business days after written notice of such breach has been received by Varian; provided, that the termination right described in this bullet point will not be available to Agilent if it is then in material breach of its representations, warranties, covenants or agreements contained in the merger agreement; or

•	any of the following events (which we refer to as triggering events) occurs:

•	Varian fails to give notice of, call or hold the special meeting in accordance with the merger agreement;

•	Varian fails to include in this proxy statement the Varian board’s recommendation that stockholders adopt the merger agreement;

•	Varian effects a change of recommendation of the Varian board of directors;

•	Varian approves or recommends to its stockholders an alternative transaction, or enters into any agreement accepting an alternative transaction proposal;

•

Varian’s board of directors fails to reconfirm its unanimous recommendation that the stockholders approve adoption of the merger agreement within ten business days of receipt of a written request from Agilent to do so (or if the request is delivered less than ten business days prior to the special meeting, then no later than one business day prior to the special meeting);

•

Varian fails, within ten business days after any third-party tender or exchange offer relating to Varian common stock is first published, sent or given, to send to its stockholders a statement disclosing that the Varian board of directors recommends that the stockholders reject the tender or exchange offer and not tender any shares into such tender or exchange offer, or fails to expressly reaffirm such rejection in a press release or in a specified SEC filing, in each case, at any time after the foregoing ten business day period; or

•	Varian breaches in any material respect its obligations in the merger agreement relating to this proxy statement, the special meeting or the non-solicitation covenants.

Varian may also terminate the merger agreement if (and in the case of the second bullet point below, only prior to stockholder adoption of the merger agreement):

•

Agilent breaches any of its representations, warranties, covenants or agreements contained in the merger agreement such that the conditions to the merger relating to the accuracy of Agilent’s representations and warranties and performance of its covenants under the merger agreement would not be satisfied as of the time of such breach, and such breach is not cured in all material respects within 20 business days after written notice of such breach has been received by Agilent; provided, that the termination right described in this bullet point will not be available to Varian if it is then in material breach of its representations, warranties, covenants or agreements contained in the merger agreement; or

•

Varian’s board of directors effects a change of recommendation in accordance with the terms of the merger agreement in connection with the receipt of a superior proposal and pays the termination fee described below under “—Termination Fees and Expenses;” provided, that immediately following such termination, Varian accepts and enters into the definitive written agreement delivered to Varian and executed on behalf of the party making such superior proposal.

If Agilent desires to terminate the merger agreement as described above, it must give Varian written notice of the same, and vice versa.

Termination Fees and Expenses

If the merger agreement is terminated, it will become void and there will be no liability on the part of any party (except for any termination fee that may be payable by Varian as described below and except that certain customary provisions, including those relating to confidentiality, will survive termination of the merger agreement). However, no such termination will relieve any party from any liability for any willful or intentional breach of any representation or warranty, or any breach of any covenant or agreement, of such party in the merger agreement.

Under the merger agreement, Varian is required to pay Agilent a termination fee of $46 million in the following circumstances:

•

if Agilent terminates the merger agreement because any of the triggering events described above in “—Termination of the Merger Agreement” occurs, then Varian must pay to Agilent the termination fee no later than two business days after the date of such termination;

•

if Varian terminates the merger agreement because Varian’s board of directors effects a change of recommendation in accordance with the terms of the merger agreement in connection with the receipt of a superior proposal (which termination right is conditioned on Varian accepting and entering into a definitive written agreement with respect to such superior proposal immediately following such termination), then Varian must pay to Agilent the termination fee concurrently with and as a condition to such termination;

•

if Varian or Agilent terminates the merger agreement because stockholder approval of adoption of the merger agreement is not obtained at the special meeting or any adjournment or postponement of the special meeting at which a vote on adoption of the merger agreement is taken, and prior to such termination, any of the triggering events described above in “—Termination of the Merger Agreement” occurs (other than the triggering events described in the first or seventh sub-bullet points of such subsection), then Varian must pay Agilent the termination fee no later than two business days after the date of such termination;

•

if (i) Varian or Agilent terminates the merger agreement because stockholder approval of adoption of the merger agreement is not obtained at the special meeting or any adjournment or postponement of the special meeting at which a vote on adoption of the merger agreement is taken, (ii) prior to the special meeting, an alternative transaction proposal is publicly announced or publicly disclosed (and not publicly withdrawn), and (iii) within 12 months following such termination, any acquisition of more than 50% of the total outstanding voting securities of Varian, or any acquisition of assets representing 50% or more of the aggregate fair market value of the consolidated assets of Varian and its subsidiaries taken as a whole, is consummated or Varian enters into a definitive written agreement providing for any such acquisition (whether or not related to the alternative transaction proposal described in the foregoing clause (ii)), which is later consummated, whether or not consummated during such 12 month period, then Varian must pay Agilent the termination fee concurrently with the consummation of such acquisition.

In no event is Varian obligated to pay the termination fee more than once.

Varian acknowledged in the merger agreement that the agreements contained in the provisions regarding the termination fee are an integral part of the transactions contemplated by the merger agreement and that, without those provisions, Agilent would not have entered into the merger agreement. If Varian fails to pay the termination fee to Agilent if and when due, Varian will pay the reasonable costs and expenses (including legal fees and expenses) in connection with any action taken to collect payment that results in a judgment against Varian (including the prosecution of any lawsuit or other legal action), together with interest on the unpaid amount. In addition, the merger agreement provides that Agilent’s receipt of the termination fee will be deemed reasonable and negotiated liquidated damages for all losses or damages incurred by Agilent for any breach of the merger agreement by Varian and in connection with the termination of the merger agreement and the transactions contemplated thereby or any matter forming the basis for such termination, and notwithstanding anything in the merger agreement to the contrary, Agilent has agreed that it will not, following the receipt of the termination fee, make, initiate, maintain or continue any claim or legal action related to the alleged breach by Varian of any representation, warranty, covenant or agreement of Varian in the merger agreement.

Except as expressly set forth in the merger agreement and described above, all fees, costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such fees, costs and expenses, whether or not the merger is consummated.

Amendment

Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after stockholder adoption of the merger agreement. However, after stockholder adoption of the merger agreement, there may not be, without further approval of the Varian stockholders, any amendment of the merger agreement that changes the amount or the form of the consideration to be delivered to Varian stockholders pursuant to the merger agreement, or which by applicable law otherwise expressly requires the further approval of Varian’s stockholders. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the merger agreement and duly approved by the parties’ respective boards of directors or a duly designated committee thereof.

No Third Party Beneficiaries

No provisions of the merger agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, stockholder, partner or any other party unless specifically provided for in the merger agreement, and except as so provided, all provisions of the merger agreement will be personal solely between the parties to the merger agreement. Notwithstanding the foregoing, the indemnification provisions relating to Varian’s directors and officers—as described in “—Other Covenants and Agreements—Indemnification of Varian Directors and Officers” above—are intended to benefit such individuals, and from and after the closing of the merger, the provisions for the receipt of the merger consideration by holders of shares of Varian common stock and other Varian securities are intended to benefit such holders. The merger agreement also provides that in the event that Varian brings a legal action for damages or other relief for breach of the merger agreement in which it is held that the right to obtain such damages or relief is solely hold by the holders of Varian securities, then such rights of the holders of Varian securities may be enforced on their behalf by Varian as agent for such holders.

Remedies

Except as otherwise expressly provided in the merger agreement, any and all remedies expressly conferred in the merger agreement upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by the merger agreement or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. The parties to the merger agreement agreed that irreparable damage would occur in the event that any provision of the merger agreement is not performed in accordance with its specific terms or is otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties to the merger agreement acknowledged and agreed that in the event of any breach or threatened breach by Varian, on the one hand, or Agilent and Cobalt Acquisition Corp., on the other hand, of any of their respective covenants or obligations set forth in the merger agreement, Varian, on the one hand, and Agilent and Cobalt Acquisition Corp., on the other hand, will be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of the merger agreement, by the other (as applicable), and to specifically enforce the terms and provisions of the merger agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under the merger agreement.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not consummated, we expect to hold the 2010 annual meeting of stockholders.

For a stockholder proposal to be considered for inclusion in Varian’s proxy statement for our 2010 annual meeting of stockholders, the written proposal must be received by the Secretary of Varian no later than August 24, 2009. The proposal will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. If you intend to present a proposal at our 2010 annual meeting of stockholders, but you do not intend to have it included in our 2010 proxy statement, your proposal must be delivered to the attention of the Secretary of Varian, at our principal executive offices, no earlier than October 9, 2009 and no later than November 8, 2009. If the date of our 2010 annual meeting of stockholders is more than 30 calendar days before or 60 calendar days after the one-year anniversary of the date of the 2009 annual meeting of stockholders, your proposal must be received by the Secretary of Varian no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of (i) the 90th day prior to the date of such annual meeting or (ii) the tenth day following the day we publicly announce the date of the 2010 annual meeting of stockholders. As set forth in our Bylaws, your notice of a stockholder proposal not intended to be included in our 2010 proxy statement must set forth the information required pursuant to Varian’s Bylaws.

Stockholders may propose director candidates for consideration by our board of director’s Nominating and Governance Committee by written notice directed to the Secretary of Varian, at the address of our principal executive offices. In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. If you want to nominate an individual for election to our Board at the 2010 annual meeting of stockholders, you must deliver a written notice to the attention of the Secretary of Varian, no earlier than October 9, 2009 and no later than November 8, 2009. If the date of our 2010 annual meeting of stockholders is more than 30 calendar days before or 60 calendar days after the one-year anniversary of the date of our 2009 annual meeting of stockholders, your proposal must be received by the Secretary of Varian no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of (i) the 90th day prior to the date of such annual meeting or (ii) the tenth day following the day we publicly announce the date of the 2010 annual meeting of stockholders. As set forth in our Bylaws, your notice relating to the recommendation or nomination of a director candidate must set forth the information required pursuant to Varian’s Bylaws.

For more information regarding stockholder proposals or nominations, you may request a copy of the Bylaws from the Secretary of Varian. The Bylaws are also posted at the Company’s website, www.varianinc.com (click on Investors, then on Corporate Governance).

APPRAISAL RIGHTS

Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of Varian common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of Delaware law in order to perfect their rights. We will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of Delaware law, the full text of which appears in Annex D to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of Delaware law may result in a termination or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Varian common stock unless otherwise indicated.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to Varian’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262;

•

You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy, via the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger; and

•

You must continue to hold your shares of Varian common stock through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of Varian common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of Varian common stock.

All demands for appraisal should be addressed to Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Varian common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Varian, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of Varian to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Varian will file such a petition or that Varian will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of Varian common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

CURRENT MARKET PRICE OF COMMON STOCK

We did not pay or declare cash dividends in fiscal year 2007, fiscal year 2008 or fiscal year 2009 to date, and we do not currently anticipate paying any cash dividends in the foreseeable future.

Varian common stock is traded on The NASDAQ Global Select Market under the symbol “VARI”. The following table sets forth the high and low sales prices of Varian common stock for the periods indicated as reported by The NASDAQ Global Select Market. The following table sets forth for the fiscal periods indicated the high and low sale prices for our common stock as reported by The NASDAQ Global Select Market:

	Common Stock Price
Fiscal Period	High	Low
Fiscal Year 2007
First Quarter: September 30 – December 29	$48.48	$43.24
Second Quarter: December 30 – March 30	$59.98	$43.68
Third Quarter: March 31 – June 29	$60.50	$53.40
Fourth Quarter: June 30 – September 28	$65.99	$55.01

Fiscal Year 2008
First Quarter: September 29 – December 28	$78.27	$63.38
Second Quarter: December 29 – March 28	$68.69	$49.68
Third Quarter: March 29 – June 27	$60.24	$48.50
Fourth Quarter: June 28 – October 3	$55.47	$40.25

Fiscal Year 2009
First Quarter: October 4 – January 2	$40.20	$27.32
Second Quarter: January 3 – April 3	$34.29	$19.83
Third Quarter: April 4 – July 3	$40.98	$24.04
Fourth Quarter: July 4 – October 2 (through August 19, 2009)	$52.00	$35.00

The following table sets forth the closing price of our common stock, as reported on The NASDAQ Global Select Market on July 24, 2009, the last full trading day before we publicly announced the signed merger agreement with Agilent, and on August 19, 2009, the last full trading day before the filing of this proxy statement:

Common Stock Price
July 24, 2009	$39.20
August 19, 2009	$51.25

You are encouraged to obtain current market quotations for Varian common stock in connection with voting your shares. Following the merger, there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows certain information as of August 12, 2009 regarding beneficial ownership of our common stock by (a) each person who, to Varian’s knowledge, beneficially owned more than five percent of the outstanding shares of our common stock as of that date, (b) each of our Named Executive Officers (as defined in Item 402 of Regulation S-K promulgated by the SEC), (c) each member of our board of directors, and (d) all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares(2)
Barclays Global Investors U.K. Holdings Limited	2,001,946	(3)	6.9%
1 Churchill Place, Canary Wharf, London, England E14 5HP
Royce & Associates, LLC	1,552,537	(4)	5.4%
745 Fifth Avenue, New York, NY 10151
Perkins Investment Management, LLC	1,512,048	(5)	5.2%
311 South Wacker Drive, Suite 6000, Chicago, IL 60606
Harris Associates L.P.	1,453,073	(6)	5.0%
2 North LaSalle Street, Suite 500, Chicago IL 60602
Garry W. Rogerson	319,272	(7)	1.1%
Chairman and Chief Executive Officer
G. Edward McClammy	125,389	(8)	*
Senior Vice President and Chief Financial Officer
Martin O’Donoghue	116,599	(9)	*
Senior Vice President, Scientific Instruments
Sergio Piras	86,009	(10)	*
Senior Vice President, Vacuum Technologies
A. W. Homan	56,831	(11)	*
Senior Vice President, General Counsel and Secretary
Richard U. De Schutter	64,174	(12)	*
Director
James T. Glover	9,944	(13)	*
Director
John G. McDonald	56,174	(14)	*
Director
Wayne R. Moon	56,781	(15)	*
Director
Elizabeth E. Tallett	56,012	(16)	*
Director
All current directors and executive officers as a group (13 persons)	1,015,134	(17)	3.5%

*	Less than one percent.

1.	For purposes of this table, a person or group of persons is deemed to have beneficial ownership of shares of Varian common stock which such person or group has the right to acquire on or within 60 days after August 12, 2009. Unless otherwise indicated, to Varian’s knowledge, the person named has sole voting and investment power, or shares voting and/or investment power with such person’s spouse, with respect to all shares beneficially owned by that person.

2.

The percentage of outstanding shares is based on the 28,907,822 shares outstanding as of August 12, 2009. However, for purposes of computing the percentage of outstanding shares of common stock beneficially owned by each person or group of persons, any shares which such person or group of persons has a right to acquire on or within 60 days of August 12, 2009 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person. The percentage of outstanding shares of Varian common stock is only reported to the extent it exceeds one percent of the shares of Varian common stock outstanding on August 12, 2009.

3.	As of June 30, 2009, based on an amendment to Form 13F Holdings Report filed with the Securities and Exchange Commission on August 18, 2009, reporting defined investment discretion as to all of such shares, sole voting authority as to 1,665,181 of such shares and no voting authority as to 336,765 of such shares.

4.	As of June 30, 2009, based on a Form 13F Holdings Report filed with the Securities and Exchange Commission on August 4, 2009, reporting sole investment and voting authority as to all of such shares.

5.	As of June 30, 2009, based on an amendment to Form 13F Holdings Report filed with the Securities and Exchange Commission on August 17, 2009, reporting defined investment discretion and sole voting authority as to all of such shares.

6.	As of June 30, 2009, based on a Form 13F Combination Report filed with the Securities and Exchange Commission on August 10, 2009, reporting sole investment and shared voting authority as to all of such shares.

7.	Includes (a) 31,288 shares of restricted stock granted under the Omnibus Stock Plan, (b) 244,000 shares which may be acquired on or within 60 days of August 12, 2009 by exercise of stock options granted under the Omnibus Stock Plan, and (c) 43,318 shares held in a trust of which Mr. Rogerson is co-trustee with his wife.

8.	Includes (a) 11,155 shares of restricted stock granted under the Omnibus Stock Plan, (b) 90,324 shares which may be acquired on or within 60 days of August 12, 2009 by exercise of stock options granted under the Omnibus Stock Plan, and (c) 23,073 shares held in a trust of which Mr. McClammy is co-trustee with his wife.

9.	Includes (a) 13,233 shares of restricted stock granted under the Omnibus Stock Plan and (b) 88,334 shares which may be acquired on or within 60 days of August 12, 2009 by exercise of stock options granted under the Omnibus Stock Plan.

10.	Includes (a) 10,399 shares of restricted stock granted under the Omnibus Stock Plan and (b) 34,918 shares which may be acquired on or within 60 days of August 12, 2009 by exercise of stock options granted under the Omnibus Stock Plan.

11.	Includes (a) 13,233 shares of restricted stock granted under the Omnibus Stock Plan, (b) 28,668 shares which may be acquired on or within 60 days of August 12, 2009 by exercise of stock options granted under the Omnibus Stock Plan, and (c) 14,930 shares held in a trust of which Mr. Homan is co-trustee with his wife.

12.	Includes (a) 48,000 shares which may be acquired on or within 60 days of August 12, 2009 by exercise of stock options granted under the Omnibus Stock Plan and (b) 4,174 shares that may be acquired at such time as Mr. De Schutter ceases to be a director of Varian pursuant to stock units granted under the Omnibus Stock Plan.

13.	Includes (a) 7,334 shares which may be acquired on or within 60 days of August 12, 2009 by exercise of stock options granted under the Omnibus Stock Plan, (b) 1,610 shares that may be acquired at such time as Mr. Glover ceases to be a director of Varian pursuant to stock units granted under the Omnibus Stock Plan, and (c) 1,000 shares held in a trust of which Mr. Glover is co-trustee with his wife.

14.	Includes (a) 48,000 shares which may be acquired on or within 60 days of August 12, 2009 by exercise of stock options granted under the Omnibus Stock Plan, (b) 4,174 shares that may be acquired at such time as Mr. McDonald ceases to be a director of Varian pursuant to stock units granted under the Omnibus Stock Plan, and (c) 2,000 shares held in a trust of which Mr. McDonald is co-trustee with his wife.

15.	Includes (a) 48,000 shares which may be acquired on or within 60 days of August 12, 2009 by exercise of stock options granted under the Omnibus Stock Plan, (b) 4,174 shares that may be acquired at such time as Mr. Moon ceases to be a director of Varian pursuant to stock units granted under the Omnibus Stock Plan, and (c) 4,607 shares held in a trust of which Mr. Moon is the sole trustee.

16.	Includes (a) 48,000 shares which may be acquired on or within 60 days of August 12, 2009 by exercise of stock options granted under the Omnibus Stock Plan and (b) 4,174 shares that may be acquired at such time as Ms. Tallett ceases to be a director of Varian pursuant to stock units granted under the Omnibus Stock Plan.

17.	Includes (a) 733,911 shares which may be acquired on or within 60 days of August 12, 2009 by exercise of stock options granted under the Omnibus Stock Plan, (b) 91,873 shares of restricted stock granted under the Omnibus Stock Plan, and (c) 18,306 shares that may be acquired at such time as the non-employee directors cease to be directors of Varian pursuant to stock units granted under the Omnibus Stock Plan.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to our Investor Relations page on our corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”). Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended October 3, 2008 (filed on November 26, 2008).

•

Quarterly Reports filed on Form 10-Q for the fiscal quarter ended January 2, 2009 (filed on February 11, 2009), the fiscal quarter ended April 3, 2009 (filed on May 12, 2009) and the fiscal quarter ended July 3, 2009 (filed on August 12, 2009).

•

Current Reports filed on Form 8-K dated October 29, 2008 (filed on October 29, 2008), only with respect to information disclosed under Item 2.05; dated January 14, 2009 (filed on January 16, 2009), only with respect to information disclosed under Item 2.05; dated February 5, 2009 (filed on February 9, 2009); dated March 13, 2009 (filed on March 17, 2009); dated April 2, 2009 (filed on April 3, 2009) and dated July 26, 2009 (filed on July 27, 2009).

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, or by e-mail at ir@varianinc.com. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 20, 2009. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

AGILENT TECHNOLOGIES, INC.,

COBALT ACQUISITION CORP.

AND

VARIAN, INC.

JULY 26, 2009

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 26, 2009 (the “Agreement Date”) by and among Agilent Technologies, Inc., a Delaware corporation (“Acquiror”), Cobalt Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror (“Merger Sub”), and Varian, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The parties intend that, subject to the terms and conditions hereinafter set forth, Merger Sub shall merge with and into the Company (the “Merger”), with the Company to be the surviving corporation of the Merger (the “Surviving Corporation”), on the terms and subject to the conditions of this Agreement and pursuant to the Certificate of Merger substantially in the form attached hereto as Exhibit A (the “Certificate of Merger”) and the applicable provisions of the laws of the State of Delaware.

B. The Boards of Directors of Acquiror, Merger Sub and the Company have determined that the Merger is in the best interests of their respective companies and stockholders and have approved and declared advisable the Merger, this Agreement and the other transactions contemplated by this Agreement. The Board of Directors of the Company has determined to recommend to its stockholders the adoption of this Agreement.

C. Concurrently with the execution and delivery of this Agreement, and as a material inducement to Acquiror’s willingness to enter into this Agreement, each stockholder of the Company listed on Exhibit B-1 attached hereto is executing and delivering to Acquiror a Voting Agreement substantially in the form attached hereto as Exhibit B-2 (the “Voting Agreement”) pursuant to which, subject to the terms and conditions set forth therein, such stockholder has agreed to vote all shares of the Company’s capital stock owned by it in favor of adoption of this Agreement and to give Acquiror an irrevocable proxy to do the same.

D. Acquiror, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and conditions contained herein, the parties hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below.

“Affiliate” means with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by Contract, as trustee or executor, or otherwise.

“Alternative Transaction” means with respect to the Company, any of the following transactions (other than any such transaction with Acquiror or any of its Affiliates): (a) any acquisition or purchase from the Company by any Person or Group of more than a 15% interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning securities representing 15% or more of the total outstanding voting power of the Company, or any merger, consolidation, business combination, share exchange or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity); (b) any sale, lease, exchange, transfer, license (other than a license in the ordinary course of business) or disposition of assets (including capital stock or other ownership interests in Subsidiaries) representing 15% or more of the aggregate fair market value of the consolidated assets of the Company and the Company Subsidiaries taken as a whole; (c) any liquidation or dissolution of the Company; or (d) any extraordinary dividend, whether of cash or other property.

“Alternative Transaction Proposal” means any offer, proposal or indication of interest (whether binding or non-binding) to the Company or Company Stockholders relating to an Alternative Transaction.

“Antitrust Filings” means notification and report forms relating to the transactions contemplated by this Agreement filed with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction.

“Applicable Law” means with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, ordinance, code, permit, rule or regulation issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any orders, writs, injunctions, awards, judgments and decrees applicable to such Person or its Subsidiaries, their business or any of their respective assets or properties.

“Balance Sheet Date” means April 3, 2009, the date of the Company Balance Sheet.

“Business Day” shall mean a day (a) other than Saturday or Sunday, and (b) on which commercial banks are open for business in San Francisco, California.

“Cash Amount Per Share” means $52.00.

“Change of Recommendation” means the withholding, withdrawal, amendment, qualification or modification, in a manner adverse to Acquiror, of the Company Board’s recommendation in favor of adoption of this Agreement and in the case of a tender or exchange offer made by a third party directly to the Company Stockholders, a failure, within ten Business Days after such tender or exchange offer shall have been first published, sent or given, to have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act a statement disclosing that the Company Board recommends that Company Stockholders reject such tender offer or exchange offer and not tender any shares of Company Stock into such tender offer or exchange offer.

“Closing” means the closing of the transactions contemplated hereby.

“Closing Date” means the second Business Day after the satisfaction or waiver of the conditions set forth in Article 8 (excluding conditions that by their terms are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions) or on such other date as may be mutually agreed in writing by the Company and Acquiror.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific section of the Code herein will include such section, any valid regulation or Internal Revenue Service guidance promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

“Company Acquisition” means, an Alternative Transaction; provided that for purposes of this definition of “Company Acquisition,” (a) each reference to “15%” in the definition of “Alternative Transaction” shall be deemed to be a reference to “50%”, (b) each reference to “85%” in the definition of “Alternative Transaction” shall be deemed to be a reference to “50%”, and (c) clauses (c) and (d) of the definition of “Alternative Transaction” shall be disregarded.

“Company Balance Sheet” means the Company’s unaudited consolidated balance sheet as of April 3, 2009 included in the Company Financial Statements.

“Company Board” means the board of directors of the Company.

“Company Business” means the business of the Company and the Company Subsidiaries as presently conducted, including the production, marketing, sale, support and distribution of all current products and current services.

“Company Capital Stock” means the capital stock of the Company.

“Company Charter Documents” means the Certificate of Incorporation (including any Certificates of Designation) and Bylaws of the Company, each as amended to date.

“Company Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

“Company Director Stock Units” means a grant to a Director (as defined under the Company Option Plan) of the right to receive a share of Company Common Stock on a future date under the Company Option Plan.

“Company ESPP” means the Company Employee Stock Purchase Plan.

“Company Option Plan” means the Company Omnibus Stock Plan, as amended November 8, 2007.

“Company Options” means options to purchase shares of Company Common Stock, whether or not under the Company Option Plan, but excluding Company Director Stock Units and options under the Company ESPP.

“Company Preferred Stock” means the Preferred Stock, par value $0.01 per share, of the Company.

“Company Securityholders” means Company Stockholders, holders of Company Preferred Stock, holders of Company Options, holders of Company Stock-Based Awards and holders of Company Director Stock Units.

“Company Stock-Based Award” shall mean each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted under the Company Option Plan, (including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents), other than Company Options, Company Director Stock Units and options awarded under the ESPP.

“Company Stockholders” means the holders of shares of Company Common Stock.

“Company Subsidiary” means a Subsidiary of the Company.

“Confidentiality Agreement” means that certain Confidentiality Agreement by and between Acquiror and the Company dated as of May 18, 2009.

“Contract” means any written or oral legally binding contract, agreement, instrument, commitment, obligation or undertaking (including subcontracts, leases, subleases, licenses, sublicenses, mortgages, notes, guarantees, indentures, warranties, guarantees, insurance policies, benefit plans and purchase orders).

“Delaware Law” means the Delaware General Corporation Law, as amended.

“Debt” means the outstanding amount of (a) indebtedness for borrowed money, (b) amounts owing as deferred purchase price for the purchase of any property, (c) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (d) amounts owing under any capitalized or synthetic leases, (e) obligations secured by any Encumbrances (other than Permitted Encumbrances), (f) contingent reimbursement obligations under letters of credit, and (g) guarantees or sureties with respect to any indebtedness or obligation of a type described in clauses (a) through (f) above of any Person, of the Company or any of the Company Subsidiaries.

“Dissenting Shares” shall mean any shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights shall have been perfected in accordance with Delaware Law in connection with the Merger and shall not have been effectively waived, withdrawn or lost.

“Effective Time” means the time of the filing of the Certificate of Merger (or such later time as may be mutually agreed in writing by the Company and Acquiror and specified in the Certificate of Merger).

“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, adverse claim, restriction or other encumbrance of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Any reference to a specific section of ERISA herein will include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

“ERISA Affiliate” means any entity which is a member of: (a) a “controlled group of corporations,” as defined in Section 414(b) of the Code; (b) a group of entities under “common control,” as defined in Section 414(c) of the Code; or (c) an “affiliated service group,” as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Form Agreement” means any Contract that does not deviate in any material respect from the “form of” such Contract delivered by the Company to Acquiror and labeled as the “form of” such Contract.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” shall mean any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental body exercising any regulatory, Taxing or other governmental or quasi-governmental authority.

“Group” means the definition ascribed to such term under Section 13(d) of the Exchange Act, the rules and regulations thereunder and related case law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IAS” means International Accounting Standards.

“Immediate Family Member” has the meaning ascribed to such term under Item 404(a) of Regulation S-K promulgated under the Securities Act and Exchange Act.

“knowledge” means, (i) with respect to the Company, the knowledge of any of Garry W. Rogerson, A.W. Homan, G. Edward McClammy, Martin O’Donoghue, Sergio Piras, Sean M. Wirtjes and/or Nancy E. Egan with respect to any fact, circumstance, event or other matter in question, and (ii) with respect to Acquiror, the knowledge of any of William Sullivan, Adrian Dillon, Craig Nordlund or Marie Huber with respect to any fact, circumstance, event or other matter in question.

“Liabilities” means debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.

“Material Adverse Change” and “Material Adverse Effect” when used in connection with an entity means any change, event, circumstance, condition or effect (each, an “Effect”), whether or not foreseeable (except to the extent such Effect is reasonably foreseeable based on a disclosure made in the Company Disclosure Letter as reasonably apparent from such disclosure) and regardless of whether or not such Effect is inconsistent with the representations or warranties made by such entity in this Agreement, that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the financial condition, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its Subsidiaries, taken as a whole, except to the extent that any such Effect is proximately caused by: (a) changes in general economic conditions, changes in securities or other financial markets or changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity disproportionately as compared to companies operating in the same industry in which such entity operates); (b) changes in the trading volume or trading prices of such entity’s capital stock in and of themselves (provided that such exclusion shall not apply to any underlying Effect that may have caused such change in trading prices or volumes, unless such underlying Effect would otherwise be excluded from this definition); (c) acts of war or terrorism (provided that such acts do not affect such entity disproportionately as compared to companies operating in the same industry in which such entity operates); (d) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world; (e) changes in Applicable Law or GAAP after the Agreement Date (provided that such changes do not affect such entity disproportionately as compared to companies operating in the same industry in which such entity operates); (f) any failure to meet published analysts’ estimates or expectations, or internal budgets, plans or forecasts, as to revenue, earnings or other financial performance after the Agreement Date in and of themselves (provided that such exclusion shall not apply to any underlying Effect that may have caused such failure, unless such underlying Effect would otherwise be excluded from this definition); (g) the announcement or the execution of this Agreement or the pendency or consummation of the Merger, including the loss of employees, customers or suppliers; (h) any actions taken by such entity which Acquiror has approved, consented to or requested, in each case in writing, or the taking by such entity of any action specifically required by the express terms of this Agreement; (i) any Legal Proceeding brought by any of the current or former stockholders of such entity (on their own behalf or on behalf of such entity) against such entity relating specifically to the Merger; or (j) any strikes, lockouts, slowdowns or work stoppages against such entity.

“Merger Sub Common Stock” means the Common Stock, $0.01 par value per share, of Merger Sub.

“NASDAQ” means the Nasdaq Global Select Stock Market.

“NYSE” means the New York Stock Exchange.

“Permitted Encumbrances” means: (a) statutory liens for Taxes that are not yet due and payable or which are being contested in good faith and by appropriate Legal Proceedings; (b) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Applicable Law; (d) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (e) Encumbrances imposed on the underlying fee interest in leased property; (f) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Encumbrances for amounts that are not yet due and payable or that are being contested in good faith and by appropriate Legal Proceedings; (g) non-exclusive object code licenses for software, or non-exclusive licenses to intellectual property of the Company with respect to components incorporated in products sold by the Company, in each case, in the ordinary course of business; (h) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Encumbrances (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or operation of the applicable property owned, leased, used or held for use by the Company or any Company Subsidiaries; and (i) Encumbrances that do not materially interfere with the use or operation of the property subject thereto.

“Person” means any natural person, corporation, company, limited liability company, general partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization, entity or Governmental Authority.

“Proxy Statement” means the proxy statement to be filed by the Company with the SEC in connection with the solicitation of proxies from Company Stockholders for the Company Stockholder Approval (as defined in Section 3.3(a)), as amended or supplemented.

“Sarbanes Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Subsidiary” means any corporation, association, business entity, partnership, limited liability company or other Person of which the Company or Acquiror, as the case may be, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (a) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person, or (b) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person’s board of directors or other governing body.

“Superior Proposal” means, with respect to the Company, an unsolicited, bona fide written Alternative Transaction Proposal, which the Company Board has in good faith determined (after consultation with its outside legal counsel and its financial advisor), taking into account all legal, financial, regulatory, timing and other aspects of the proposal and the identity of the Person making the proposal, (a) is more favorable, from a financial point of view, to the Company Stockholders (in their capacities as stockholders) than the terms of this Agreement (after giving effect to any adjustments to the terms of this Agreement proposed by Acquiror in response to such Alternative Transaction Proposal), (b) provides for consideration consisting exclusively of cash and/or publicly-traded equity securities and financing, to the extent required by the Person making the proposal, that is fully committed and non-contingent, and (c) is reasonably likely to receive all required governmental approvals within a reasonable timeframe and is reasonably likely to be consummated on the terms proposed; provided that, for purposes of this definition of “Superior Proposal” each reference to “15%” or “85%” in the definition of “Alternative Transaction” shall be deemed to be a reference to “50%”, clause (b) of the definition of “Alternative Transaction” shall be limited to any sale of all or substantially all of the assets of the Company and the Company Subsidiaries, and clauses (c) and (d) of the definition of “Alternative Transaction” shall be deleted.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) shall mean (a) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign) (each, a “Tax Authority”), (b) any liability for the payment of any amounts of the type described in clause (a) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

“Tax Return” shall mean any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.

“Transaction Expenses” means all costs and expenses incurred in connection with the Merger and this Agreement and the transactions contemplated hereby, or any discussions with respect to any similar transaction with any other Person (including any fees and expenses of legal counsel, financial advisors, investment bankers and accountants).

Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 shall have the meanings assigned to such terms in this Agreement.

ARTICLE 2

THE MERGER

2.1 Conversion of Shares.

(a) Conversion of Merger Sub Common Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof, be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation, and the shares of the Surviving Corporation into which the shares of Merger Sub Common Stock are so converted shall be the only shares of Company Common Stock that are issued and outstanding immediately after the Effective Time.

(b) Conversion of Company Securities.

(i) Company Common Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares to be canceled pursuant to Section 2.1(c)) shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive an amount of cash, without interest, equal to the Cash Amount Per Share. The amount of cash each Company Stockholder is entitled to receive for the shares of Company Common Stock held by such Company Stockholder shall be rounded to the nearest cent and computed after aggregating cash amounts for all shares of Company Common Stock held by such Company Stockholder.

(ii) Company Stock-Based Awards. Subject to the terms and conditions of this Agreement, at the Effective Time, each Company Stock-Based Award (whether vested or unvested), shall be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (A) the number of shares of Company Common Stock subject to the Company Stock-Based Award, multiplied by (B) the Cash Amount Per Share; provided, however, that the Surviving Corporation and Acquiror shall be entitled to deduct and withhold from such payment made to the holder of a Company Stock-Based Award the amount of withholding for Taxes required to be deducted and withheld as a result of the transactions contemplated by this Section 2.1(b)(ii) and provided, further, that, notwithstanding the foregoing, the amount payable pursuant to this Section 2.1(b)(ii), as calculated pursuant to this sentence, shall be reduced by the amount, if any, that the holder of the Company Stock-Based Award is obligated to pay to the Company with respect to such Company-Stock Based Award pursuant to the terms of the applicable award agreement. With respect to any outstanding performance-based Company Stock-Based Award, the number of shares of Company Common Stock subject to such Company Stock-Based Award for purposes of (A) above shall be deemed to be one hundred percent (100%) of the target number of shares of Company Common Stock subject to such Company Stock-Based Award (as set forth in the applicable award agreement). The amount of cash each holder of a Company Stock-Based Award is entitled to receive shall be rounded to the nearest cent and computed after aggregating cash amounts for all Company Stock-Based Award held by such Person and shall be in full satisfaction and discharge of all rights of the holder held in such Company Stock-Based Award. For the avoidance of doubt, any Person entitled to a cash payment pursuant to this Section 2.1(b)(ii) in exchange for shares of Company Common Stock subject to a Company Stock-Based Award shall not be entitled to any payment pursuant to Section 2.1(b)(i) with respect to such shares of Company Stock.

(iii) Company Options with an Exercise Price Less than the Cash Amount Per Share. Subject to the terms and conditions of this Agreement, at the Effective Time, each Company Option (whether vested or unvested) with an exercise price that is less than the Cash Amount Per Share that is issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option with an exercise price that is less than the Cash Amount Per Share, multiplied by (B) the Cash Amount Per Share, less the exercise price per share attributable to such Company Option; provided, however, that the Surviving Corporation and Acquiror shall be entitled to deduct and withhold from such payment made to the holder of a Company Option the amount of withholding for Taxes required to be deducted and withheld as a result of the transactions contemplated by this Section 2.1(b)(iii). The amount of cash each holder of a Company Option with an exercise price that is less than the Cash Amount Per Share is entitled to receive for such Company Option shall be rounded to the nearest cent and computed after aggregating cash amounts for all Company Options held by such Person and shall be in full satisfaction and discharge of all rights of the holder held in such Company Option.

(iv) Cancellation of Company Options with an Exercise Price equal to or in excess of the Cash Amount Per Share. Subject to the terms and conditions of this Agreement, at the Effective Time, each Company Option (whether vested or unvested) with an exercise price equal to or in excess of the Cash Amount Per Share, in each case that is issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without the need for any further action on the part of the holder thereof, shall be cancelled and extinguished without any conversion thereof or payment therefor and in full satisfaction and discharge of all rights of the holder held in such Company Option. Acquiror shall not substitute any equivalent option or restricted stock unit for any such Company Option cancelled pursuant to this Section 2.1(b)(iv).

(v) Company Director Stock Units. Subject to the terms and conditions of this Agreement, at the Effective Time, the directors of the Company holding all of the outstanding Director Stock Unit Awards will cease to be members of the Company Board and, therefore, each Director Stock Unit Award outstanding as of the Effective Time shall become fully vested in accordance with its terms at the Effective Time. At the Effective Time, each Company Director Stock Unit outstanding as of the Effective Time shall be converted automatically into the vested right to receive an amount in cash equal to the product of (A) the Cash Amount Per Share, multiplied by (B) the outstanding number of shares of Company Common Stock subject to the Director Stock Unit Award.

(vi) Necessary Actions. Prior to the Effective Time, the Company shall take all reasonable actions under the terms of the Company Option Plan for the implementation of the provisions of this Section 2.1(b).

(c) Cancellation of Company-Owned Stock. Notwithstanding Section 2.1(b), each share of Company Capital Stock held by the Company or any Company Subsidiaries immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(d) Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Capital Stock occurring after the Agreement Date and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

(e) Payment to Holders of Company Options, Company Director Stock Units and Company Stock-Based Awards. Parent shall cause the Surviving Corporation to pay the amounts payable pursuant to Sections 2.1(b)(ii), (iii) and (v), subject to such deductions and withholding as may be required pursuant to the provisions of Sections 2.1 and 2.3(b), and except to the extent required by Applicable Laws, (A) in exchange for Company Options with an exercise price less than the Cash Amount Per Share and in exchange for Company Stock-Based Awards, to the holders thereof through the Surviving Corporation’s payroll process as soon as practicable following the Effective Time, and (B) in exchange for Company Director Stock Units, to the holders thereof as soon as practicable following the vesting date thereof, but in no event more than 60 days following such vesting date.

(f) Setoff. If, as of the Effective Time, there is any outstanding indebtedness of any holder of Company Capital Stock owed to the Company with respect to the purchase by such holder of such Company Capital Stock from the Company, the total amount of such indebtedness (including principal, accrued interest and any other amounts owed to the Company with respect to such purchase) shall be deducted by Parent from the aggregate amount otherwise payable in the Merger to such Company Stockholder for his, her or its Company Securities pursuant to this Section 2.1.

(g) Dissenting Shares. Dissenting Shares shall not be converted into the right to receive the Cash Amount Per Share, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the Delaware Law; provided, however, that if any such Company Stockholder shall fail to perfect or shall effectively waive, withdraw or lose such stockholder’s rights under Section 262 of the Delaware Law, such stockholder’s shares of Company Common Stock in respect of which such stockholder would otherwise be entitled to receive fair value under Section 262 of the Delaware Law shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Cash Amount Per Share. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Corporation or of a stockholder of Acquiror.

2.2 Effects of the Merger. At and upon the Effective Time:

(a) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into the Company, and the Company shall be the surviving corporation of the Merger pursuant to the terms of this Agreement and the Certificate of Merger;

(b) subject to the provisions of Section 6.5, the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as set forth in the Certificate of Merger, until thereafter amended as provided by Delaware Law;

(c) subject to the provisions of Section 6.5, the Bylaws of the Surviving Corporation shall be amended in their entirety to read as the Bylaws of Merger Sub, until thereafter amended as provided by Delaware Law;

(d) the officers of Merger Sub immediately prior to the Effective Time shall be appointed as the officers of the Surviving Corporation immediately after the Effective Time until their respective successors are duly appointed;

(e) the members of the Board of Directors of Merger Sub immediately prior to the Effective Time shall be appointed as the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time until their respective successors are duly elected or appointed and qualified; and

(f) the Merger shall, from and after the Effective Time, have all of the effects provided by Delaware Law.

2.3 Tax Consequences and Withholding.

(a) The parties intend that the Merger shall be treated as a Taxable purchase of securities of the Company pursuant to the Code. However, Acquiror makes no representations or warranties to the Company or to any Company Securityholder regarding (i) the Tax treatment of the Merger or (ii) any of the Tax consequences to the Company or any Company Securityholder of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby.

(b) Acquiror or Acquiror’s agent shall be entitled to deduct and withhold from the amounts payable pursuant to this Agreement to any Company Securityholder, any amounts required to be deducted and withheld under the Code, or any other provision of Applicable Law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Securityholder in respect of whom such deduction and withholding was made.

2.4 Further Assurances. At and after the Effective Time, the officers and directors of Acquiror and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions set forth in a numbered or lettered section of the disclosure letter of the Company addressed to Acquiror, dated as of the Agreement Date and delivered to Acquiror concurrently with the parties’ execution of this Agreement (the “Company Disclosure Letter”) referencing a representation or warranty (or covenant, as applicable) herein (each of which exceptions, in order to be effective, shall indicate the section and, if applicable, the subsection of this Agreement to which it relates (unless and to the extent the applicability to other representations and warranties (or covenants, as applicable) is reasonably apparent from the actual text of the disclosed exception), the Company represents and warrants to Acquiror as follows:

3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, operate and lease its properties and to carry on the Company Business. The Company is duly qualified or licensed to do business, and is in good standing (to the extent that such concept is applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered or made available to Acquiror or its counsel true and complete copies of the Company Charter Documents. The Company is not in violation of the Company Charter Documents.

3.2 Company Subsidiaries.

(a) Organization and Good Standing. Schedule 3.2(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each Company Subsidiary is a corporation duly organized, validly existing and in good standing (to the extent that such concept is applicable) under the laws of its jurisdiction of organization, (ii) each Company Subsidiary has the corporate power and authority to own, operate and lease its properties and to carry on its business, (iii) each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, and (iv) each Company Subsidiary is not in violation of its Certificate of Incorporation or Bylaws (or other comparable charter documents), each as amended to date.

(b) Ownership. The Company is the owner of all of the issued and outstanding shares of capital stock of each Company Subsidiary and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each Company Subsidiary are owned by the Company free and clear of all Encumbrances (other than Permitted Encumbrances) and are not subject to any preemptive right or right of first refusal created by statute, the Certificate of Incorporation and Bylaws (or other comparable charter documents), as applicable, of such Company Subsidiary or any agreement to which such Company Subsidiary is a party or by which it is bound. There are no stock appreciation rights, options, warrants, calls, rights, legally binding commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of capital stock of a Company Subsidiary or any securities or debt convertible into or exchangeable for capital stock of a Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, legally binding commitment, conversion privilege or preemptive or other right or agreement. Other than the Company Subsidiaries set forth in Schedule 3.2(a) of the Company Disclosure Letter, the Company does not have any Company Subsidiary or any equity or ownership interest (or any interest convertible or exchangeable or exercisable for, any equity or ownership interest), whether direct or indirect, in any Person. The Company is not contractually obligated to make nor is it contractually bound by any agreement or obligation to make any investment in or capital contribution in or on behalf of any other Person.

3.3 Power, Authorization and Validity.

(a) Power and Authority. The Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and, subject to adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”), to consummate the Merger and other transactions contemplated hereby. The Company Board, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of the full Company Board, has (i) determined that this Agreement and the terms and conditions of the Merger and this Agreement are fair to, advisable and in the best interests of the Company and the Company Stockholders, (ii) approved and adopted this Agreement and the Merger, and (iii) directed that the adoption of this Agreement be submitted to the Company Stockholders for consideration and recommended that all of the Company Stockholders adopt this Agreement. The Company Stockholder Approval is the only vote of the holders of any class or series of Company Capital Stock necessary to adopt this Agreement and consummate the Merger and the other transactions contemplated hereby under the Company Charter Documents and Applicable Law. The Company and the Company Subsidiaries are not party to any “stockholder rights plan” or similar anti-takeover agreement or plan that is currently in effect.

(b) No Consents. No consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any Governmental Authority is necessary or required to be made or obtained by the Company to enable the Company to lawfully execute and deliver, enter into, and perform its obligations under this Agreement or to consummate the Merger, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (ii) the Company Stockholder Approval, (iii) such filings and notifications as may be required to be made by the Company in connection with the Merger under the HSR Act and other applicable Antitrust Laws (as defined in Section 5.6(a)) and the expiration or early termination of applicable waiting periods under the HSR Act and such Antitrust Laws, (iv) the filing with the SEC of the Proxy Statement and such reports and filings under the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such other filings and notifications as may be required to be made by the Company under federal, state or foreign securities laws or the rules and regulations of NASDAQ, and (vi) such other consents, approvals, orders, authorizations, releases, waivers, registrations, declarations or filings that if not made or obtained (A) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, or (B) would not be material to the Company’s ability to consummate the Merger and the other transactions contemplated by this Agreement or to perform their respective obligations under this Agreement.

(c) Enforceability. This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery of this Agreement by Acquiror and Merger Sub, constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

(d) Takeover Laws. Assuming the truth of the representations and warranties contained in Section 4.5, the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby by the Company Board referred to in Section 3.3(a) constitute all of the approvals that are necessary to render inapplicable to this Agreement, the Merger, and the transactions contemplated hereby the provisions of Section 203 of Delaware Law and represent the only actions necessary to ensure that Section 203 of Delaware Law does not and will not apply to the execution, delivery, or performance of this Agreement or the consummation of the Merger or other transactions contemplated hereby. No other state takeover or other similar statute or regulation is applicable to this Agreement or the Merger.

3.4 Capital Structure of the Company.

(a) The authorized capital stock of the Company consists solely of 99,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock. As of the close of business on July 23, 2009, a total of 28,863,750 shares of Company Common Stock are issued and outstanding and no shares of Company Preferred Stock are issued and outstanding. The Company has reserved (i) an aggregate of 14,712,020 shares of Company Common Stock for issuance pursuant to the Company Option Plan (including shares subject to outstanding Company Options, Company Director Stock Units and Company Stock-Based Awards) and (ii) an aggregate of 1,200,000 shares of Company Common Stock for issuance pursuant to the Company ESPP. As of the close of business on July 23, 2009, (i) a total of 1,895,520 shares of Company Common Stock are subject to outstanding Company Options, (ii) a total of 18,306 shares of Company Common Stock are subject to outstanding Company Director Stock Units, (iii) a total of 256,391 shares have been issued or are subject to issuance pursuant Company Stock-Based Awards that are issued and outstanding, and, between such date and the Agreement Date, the Company has not granted or issued, or committed to grant or issue, any Company Options, Company Director Stock Units, Company Stock-Based Awards or any other securities. As of the close of business on July 23, 2009, (A) a total of 3,717,861 shares of Company Common Stock are reserved for future grant and issuance under the Company Option Plan (excluding shares subject to outstanding Company Options), and (B) a total of 45,947 shares of Company Common Stock are reserved for future grant and issuance under the Company ESPP. Except for the issued and outstanding Company Options, Company Director Stock Units and Company Stock-Based Awards described in the previous sentence, as of the Agreement Date, there are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or Contracts outstanding to purchase or otherwise acquire any shares of Company Capital Stock or Company Voting Debt or any securities or debt convertible into or exchangeable for Company Capital Stock or Company Voting Debt or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or Contract, and between such date and the Agreement Date, the Company has not granted or issued any of the foregoing securities or rights. All issued and outstanding shares of Company Common Stock, including all Company Stock-Based Awards, have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of and are not subject to any right of rescission, right of first refusal or preemptive right, and have been offered, issued, sold and delivered by the Company in compliance in all material respects with Applicable Law and all requirements set forth in applicable Contracts. There is no Liability for dividends accrued and unpaid by the Company. As of the Agreement Date, there are no shares of Company Common Stock held in treasury by the Company or any Company Subsidiaries.

(b) Schedule 3.4(b) of the Company Disclosure Letter sets forth as of the date set forth therein the total number of vested Company Options and the total number of unvested Company Options and exercise price of such Company Options and, between such date and the Agreement Date, the Company has not granted or issued, or committed to grant or issue, any Company Options. All issued and outstanding Company Options, Company Stock-Based Awards and Company Director Stock Units were issued by the Company in compliance with Applicable Law except as would not have a Material Adverse Effect on the Company and all requirements set forth in the Company Option Plan and the Contracts entered into thereunder in connection with the grant or issuance of such Company Options, Company Stock-Based Awards and Company Director Stock Units. Neither the Company Option Plan, nor the standard form agreements under the Company Option Plan, have been amended, modified or supplemented since the most recent filing by the Company thereof with the SEC, and there are no agreements, understandings or commitments to amend, modify or supplement such plans or agreements.

(c) Company Debt. No bonds, debentures, notes or other Debt of the Company or any Company Subsidiaries (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is based upon or derived from capital or voting stock of the Company (collectively, “Company Voting Debt”), is issued or outstanding as of the Agreement Date. Schedule 3.4(c) to the Company Disclosure Letter accurately lists all outstanding Debt of the Company and the Company Subsidiaries as of the Agreement Date. All Debt may be prepaid at the Closing without penalty under the terms of the agreements governing such Debt.

(d) No Other Rights. The Company Charter Documents do not provide, and the Company is not a party to or otherwise bound by any Contract providing, registration rights, rights of first refusal, preemptive rights, co-sale rights or other similar rights or other restrictions applicable to any securities of the Company or any Company Subsidiary issued and outstanding as of the Agreement Date or that may be subsequently issued. The Company is not a party to any Contract regarding the voting of any outstanding securities of the Company (other than the Voting Agreements). The Company has no obligation to repurchase, redeem or acquire any shares of capital stock of the Company, of any Company Subsidiary or any other entity.

3.5 No Conflict. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the Merger or the other transactions contemplated hereby: (a) conflicts with, or (with or without notice or lapse of time, or both) results in a termination, breach or violation of, or constitutes a default under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or modification, impairment or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to (i) any provision of the Company Charter Documents or other comparable charter documents of any Company Subsidiary, each as currently in effect, (ii) subject to compliance with the requirements described in subclauses (i)-(v) of Section 3.3(b), any Applicable Law applicable to the Company, any Company Subsidiary or any of their respective assets or properties, or (iii) any Company Material Contract (as defined in Section 3.12) or any material Contract providing for the license to (or for the benefit or use of) the Company or any Company Subsidiary of any Third Party Intellectual Property which is in any manner incorporated in any Company Product, or would be infringed by the manufacture, sale, offering for sale, use, importation or distribution of any Company Product in the absence of such Contract, or any Contract pursuant to which the Company or any Company Subsidiary grants any right or license to another Person under any material Company IP Right (except in the cases of subclause (ii) and (iii), where such conflicts, terminations, breaches, violations or defaults, rights of termination or cancellation, acceleration or modification, impairment, loss, or failures to obtain such consents, approvals or waivers, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company); or (b) will result in the creation of any Encumbrance on any of the properties or assets of the Company or the Company Subsidiaries that would be material to the Company and the Company Subsidiaries, taken as a whole.

3.6 SEC Filings.

(a) SEC Reports. The Company has filed with the SEC all registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents (including exhibits and all other items incorporated by reference) required to be filed or furnished by the Company under Applicable Law since September 29, 2006 (all such required registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents, including those that the Company may file subsequent to the Agreement Date and through the Effective Time, are referred to herein as the “Company SEC Documents”), and all such Company SEC Documents in the form filed with the SEC are available on the SEC’s EDGAR website. As of their respective filing dates (or, if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing), the Company SEC Documents (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents (the “Company Financial Statements”), including each Company SEC Document filed after the Agreement Date until the Closing, (i) complied, as of their respective dates of filing with the SEC, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP (except in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q or Form 8-K) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and (iii) fairly presented in all material respects the consolidated financial position of Company and the Company Subsidiaries as at the respective dates thereof and the consolidated results of Company’s and the Company Subsidiaries’ operations and cash flows for the periods indicated (except that the unaudited interim financial statements were subject to normal and recurring year-end and quarter-end adjustments). Except as reflected in the Company Balance Sheet (or described in the notes thereto), neither the Company nor any of the Company Subsidiaries has any Liabilities of any nature that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and the Company Subsidiaries, or described in the notes thereto, except (i) Liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices, (ii) Liabilities reserved against in the Company Balance Sheet (but only to the extent of such reserves), (iii) Liabilities for Transaction Expenses, and (iv) Liabilities that would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(c) Sarbanes Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes Act, and the related rules and regulations promulgated under such act or the Exchange Act, in each case, as currently in effect. Since September 29, 2006, to the knowledge of the Company, no party has submitted any complaint to the Audit Committee of the Company Board pursuant to the procedures established in accordance with Section 10A(m)(4) of the Exchange Act. To the Company’s knowledge, there are no material violations of the Company’s code of conduct, adopted pursuant to NASDAQ Rule 4350(n). No attorney representing the Company or any of the Company Subsidiaries has reported any material violation to the Company’s chief legal officer, chief executive officer, or any committee of the Company Board, including any qualified legal compliance committee, as contemplated by the rules set forth in 17 CFR Part 205.

(d) Controls. The Company has established and maintains a system of internal accounting controls reasonably sufficient to provide reasonable assurances that (i) receipts and expenditures of the Company and the Company Subsidiaries are being made only in accordance with authorizations of management and the Company Board, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and the Company Subsidiaries. The amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to differences. To the Company’s knowledge, there are no “significant deficiencies” or “material weaknesses” (each as defined by Rule 1-02(a)(4) of Regulation S-X promulgated by the SEC) in the design or operation of the Company’s internal controls and procedures which would reasonably be expected to materially and adversely affect the Company’s ability to record, process, summarize and report financial data. To the Company’s knowledge, there is no fraud, whether or not material, that involves management or other current or former employees of the Company or any of the Company Subsidiaries who have a role in the Company’s internal controls over financial reporting. The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15 promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the “principal executive officer” and the “principal financial officer” of the Company required by Section 302 of the Sarbanes Act with respect to such reports. Since September 29, 2006, each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes Act and the rules and regulations promulgated thereunder with respect to the Company SEC Reports and the statements contained in such certifications were true and accurate at the time of filing or submission thereof. The Company has established and maintains “internal control over financial reporting” (as defined in Rule 13a-15 promulgated under the Exchange Act).

(e) Off-Balance Sheet Arrangements. Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including without limitation any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate on the other hand), including without limitation any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC)), where the purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s or such Company Subsidiary’s published financial statements or other Company SEC Documents.

(f) Amendments. The Company has heretofore delivered to Acquiror a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act. No “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) filed as an exhibit to the Company SEC Documents has been amended or modified, except for amendments or modifications so furnished or which have been filed as an exhibit to a subsequently dated Company SEC Document. The Company has heretofore delivered to Acquiror a complete and correct copy of any comment letters or similar correspondence received by the Company from the SEC between September 29, 2006 and the Agreement Date. The SEC has not provided comments to the Company in connection with any Company SEC Documents that to the Company’s knowledge remain unresolved and are material. To the knowledge of the Company, no investigation by the SEC with respect to the Company or any of the Company Subsidiaries is pending or threatened.

(g) Proxy Statement. The information supplied by the Company for inclusion in the Proxy Statement shall not at the time the Proxy Statement is filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall not, on the date the Proxy Statement is mailed to Company Stockholders and at the time of the meeting of Company Stockholders to consider the Company Stockholder Approval (the “Company Stockholders’ Meeting”), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders’ Meeting which has become false or misleading. The Proxy Statement will, when filed, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Acquiror, Merger Sub or any of their respective Representatives that is contained in the Proxy Statement.

3.7 Litigation. (a) There is no action, suit, arbitration, mediation, proceeding, claim or investigation (each, a “Legal Proceeding”) pending against the Company or any Company Subsidiary (or to the knowledge of the Company, against any officer, director, employee or agent of the Company or any Company Subsidiary in their capacity as such) before any Governmental Authority, arbitrator or independent mediator, nor, to the knowledge of the Company, has any such Legal Proceeding been threatened and (b) there is no judgment, decree, injunction, rule or order of any Governmental Authority, arbitrator or independent mediator outstanding against the Company or any Company Subsidiary, or to the knowledge of the Company, against any officer, director, employee or agent of the Company or any Company Subsidiary in their capacity as such or relating to their employment, services or relationship with the Company or such Company Subsidiary, in either case, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has any material Legal Proceeding pending against any Governmental Authority or other Person. There has not been since September 29, 2006, nor are there any currently pending, any internal investigations or inquiries being conducted by (x) the Company, (y) the Company Board (or any committee thereof) or (z) any third party at the request of the Company or the Company Board, in each case, concerning any financial, accounting, Tax, conflict of interest, illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues involving the Company, any Company Subsidiary or any of their respective officers, directors or employees in their capacity as such.

3.8 Compliance with Laws.

(a) Applicable Laws. The Company and each Company Subsidiary is and has been in compliance with all Applicable Law, except for any such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Since September 29, 2006,

neither the Company nor any of the Company Subsidiaries has received any written notice or other written communication from any Governmental Authority asserting that the Company or any of the Company Subsidiaries has failed to comply, or is not in compliance, with Applicable Law that would reasonably be expected to result in any Liability that is material to the Company and the Company Subsidiaries, taken as a whole (which such failure to comply or non-compliance has not been fully remedied) and to the Company’s knowledge, no investigation or review of the Company or any of the Company Subsidiaries with respect to the foregoing by any Governmental Authority is pending or threatened.

(b) Governmental Permits. The Company and each Company Subsidiary holds all permits, licenses and approvals from all Governmental Authorities that are necessary and/or legally required to be held by it to conduct the Company Business and that are material to the Company and the Company Subsidiaries, taken as a whole (“Governmental Permits”). The Company and each Company Subsidiary is now in material compliance with all Governmental Permits, and all such Governmental Permits are valid and in full force and effect. Since September 29, 2006, neither the Company nor any Company Subsidiary has received any written notice or other written communication from any Governmental Authority alleging (i) any actual or possible violation of any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit (which such violation or failure to comply has not been fully remedied) or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit, in each case, that would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(c) Product Disclosures. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, since September 29, 2006, (i) all materials, products and services distributed or marketed by the Company and each Company Subsidiary have at all times made all disclosures to users or customers required by Applicable Law, and (ii) none of such disclosures made or contained in any such materials have been, at the time they were made, inaccurate, misleading or deceptive.

(d) Unlawful Payments. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any Company Subsidiary nor any director or officer (or to the knowledge of the Company, any agent or employee) of the Company or any Company Subsidiary has, for or on behalf of the Company or any Company Subsidiary, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) made any bribe, kickback or other illegal payment to assist the Company or any of the Company Subsidiaries in obtaining or retaining business for, or with, or directing business to, any Person or in securing any unlawful advantage, or (iv) made any other payment in violation of Applicable Law.

(e) Export Control Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and each Company Subsidiary has conducted its export transactions in accordance in all respects with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) the Company and each Company Subsidiary has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States; (ii) the Company and each Company Subsidiary is in compliance with the terms of all export licenses or other approvals applicable to the Company and each Company Subsidiary; and (iii) there are no pending or, to the knowledge of the Company, threatened Legal Proceedings against the Company or any Company Subsidiary with respect to such export licenses or other approvals.

(f) NASDAQ. The Company is in material compliance with the applicable criteria for continued listing of the Company Common Stock on NASDAQ, including all applicable corporate governance rules and regulations.

3.9 Taxes.

(a) The Company and each Company Subsidiary have properly completed and timely filed all material Tax Returns required to be filed by them and have timely paid all material Taxes due and owing (whether or not shown on any Tax Return). All such Tax Returns are complete and accurate and were prepared in compliance with all Applicable Law in all material respects.

(b) The Company and each Company Subsidiary has established an adequate accrual or reserve in accordance with GAAP for the payment of all income Taxes and all other material Taxes payable by them in respect of the periods or portions thereof prior to the Balance Sheet Date (which accrual or reserve as of the Balance Sheet Date is fully reflected on the Company Balance Sheet), and has no material Liability for income Taxes or other material Taxes for periods or portions of periods prior to the Balance Sheet Date in excess of the accruals or reserves so established. Neither the Company nor any Company Subsidiary has any Liability for unpaid Taxes accruing after the Balance Sheet Date except for (i) Taxes arising in the ordinary course of business consistent with past practice subsequent to the Balance Sheet Date and (ii) Taxes that would not in the aggregate be material to the Company and the Company Subsidiaries, taken as a whole.

(c) No deficiencies for any material Tax have been threatened, claimed or proposed in writing or assessed by any Tax Authority against the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has received any written notification from any Tax Authority regarding any issues that (a) are currently pending before such Tax Authority regarding the Company or any Company Subsidiary, or (b) have been raised by such Tax Authority and not yet finally resolved and, in the case of either clause (a) or (b) above, that would be material to the Company and the Company Subsidiaries, taken as a whole. No Tax Return of the Company or any Company Subsidiary is under audit by any Tax Authority. All past Tax audits (if any) have been completed and fully resolved to the satisfaction of the applicable Tax Authority conducting such audit and all Taxes determined by such audit to be due from the Company or any Company Subsidiary have been paid in full to the applicable Tax Authority. No Tax liens are currently in effect against any of the assets of the Company or any Company Subsidiary other than liens that arise by operation of Applicable Law for Taxes not yet due and payable. There is not in effect any waiver by the Company or any Company Subsidiary of any statute of limitations with respect to any Taxes. Neither the Company nor any Company Subsidiary has consented to extend to a date later than the Agreement Date the period in which any Tax may be assessed or collected by any Tax Authority.

(d) The Company and each Company Subsidiary have complied (and until the Closing Date will comply) with all Applicable Law in all material respects relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign law), has, within the time and in the manner prescribed by law, withheld and paid over to the proper Tax Authority (or are properly holding for such timely payment) all amounts required to be so withheld and paid over in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party under all Applicable Law (including Federal Insurance Contribution Act, Medicare Federal Unemployment Tax Act, federal and state income Taxes and relevant state income and employment Tax withholding laws), in each such case, in all material respects, and has timely filed all withholding Tax Returns, for all periods through and including the Closing Date.

(e) Neither the Company nor any Company Subsidiary has filed any disclosures under Section 6662 or Section 6664 of the Code, or Revenue Procedure 94-69, or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

(f) Neither the Company nor any Company Subsidiary has consummated, has participated in, or is currently participating in any transaction which was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder. Neither the Company nor any Company Subsidiary has participated in, nor are any of them currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Section 6707A(c) of the Code or

Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or foreign law.

(g) Neither the Company (since April 2, 1999) nor any Company Subsidiary (since the time it became such) has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation.

(h) Neither the Company nor any Company Subsidiary has any Liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

(i) The Company for itself and for each Company Subsidiary has disclosed in Schedule 3.9(i) of the Company Disclosure Letter the amount of any deferred gain or loss arising out of any intercompany transaction within the meaning of Section 1.1502-13 of the Treasury Regulations.

(j) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a Taxable period ending on or prior to the Closing Date; (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received or accrued on or prior to the Closing Date.

(k) Neither the Company nor any Company Subsidiary has incurred a dual consolidated loss within the meaning of Section 1503 of the Code for which the Company has made a no foreign use election.

(l) Neither the Company nor any Company Subsidiary has been or will be required to include any adjustment in, or exclude an item of deduction from, Taxable income for any Tax period (or portion thereof) ending after the Closing Date pursuant to Section 481 or 263A of the Code or any comparable provision under state, local or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

(m) To the knowledge of the Company, no claim has ever been made in writing by a Governmental Authority in a jurisdiction where the Company or any of its Company Subsidiaries does not file Tax Returns that the Company or any of the Company Subsidiaries is or may be subject to Taxation by that jurisdiction. Neither the Company nor any of the Company Subsidiaries has a permanent establishment in any country outside of its country of incorporation.

(n) Each of the Company and each Company Subsidiary has in its possession documentation adequate to substantiate Taxes paid by it to any foreign Tax Authorities.

(o) Schedule 3.9(o) of the Company Disclosure Letter sets forth a complete and accurate list of all material agreements, rulings, settlements or other Tax documents relating to Tax incentives between Company or any Subsidiary and any Governmental Authority. The Company and its Company Subsidiaries are in compliance with the requirements for any applicable Tax holidays or incentives.

(p) Neither the Company nor any Company Subsidiary is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement nor does the Company or any Company Subsidiary have any Liability or potential Liability to another party under any such agreement.

(q) Neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (a) in the two years prior to the Agreement Date or (b) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(r) To the knowledge of the Company, each of the Company’s and the Company Subsidiaries’ “nonqualified deferred compensation plans” within the meaning of Code Section 409A comply with or are exempt from Code Section 409A; specifically each such “nonqualified deferred compensation plan” that is subject to Code Section 409A has been administered in good faith and operated in material compliance with Code Section 409A, and no such “nonqualified deferred compensation plan” that is not subject to Code Section 409A has been materially modified within the meaning of Code Section 409A. To the knowledge of the Company, no event has occurred that would be treated by Section 409(A)(b) as a transfer of property for purposes of Section 83 of the Code. To the knowledge of the Company, each Company Option has been issued at not less than 100% of fair market value on the date of grant.

3.10 Title to Properties.

(a) The Company and each Company Subsidiary has good and valid title to all of their respective tangible assets and personal properties (including those shown on the Company Balance Sheet, except assets and personal properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Encumbrances, except (a) Permitted Encumbrances, and (b) mortgages deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company included in the Company SEC Documents. All properties used in the operation of the Company Business are reflected on the Company Balance Sheet to the extent required under GAAP to be so reflected.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the tangible personal property and equipment of each of the Company and each Company Subsidiary that are used in the operations of their respective businesses are (i) reasonably suitable for the uses to which they are currently employed, (ii) in reasonable operating condition and repair, subject to normal wear and tear, (iii) maintained in the ordinary course of business consistent with past practice, (iv) to the knowledge of the Company, free from any material defects, and (v) to the extent leased, subject to a valid, fully effective lease that affords the Company or such Company Subsidiary peaceful and undisturbed leasehold possession of the personal property that is the subject of the lease.

(c) Schedule 3.10(c)-1 of the Company Disclosure Letter sets forth, as of the Agreement Date, a complete and correct list of all real property and interests in real property currently owned by the Company or any Company Subsidiary (each, an “Owned Real Property”). Schedule 3.10(c)-2 of the Company Disclosure Letter sets forth, as of the Agreement Date, (i) a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any Company Subsidiary that either alone, or grouped with other real property leased, subleased or otherwise occupied by the Company or any Company Subsidiary in the same geographic location and use, consists of 50,000 square feet or more (each, a “Leased Real Property”), (ii) the address for each Leased Real Property, and (iii) the rent amounts payable by the Company or the Company Subsidiary related to such Leased Real Property as of the date set forth in such schedule. All of the leases, subleases and other agreements with respect to the Leased Real Property are referred to herein as “Lease Agreements.” Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, no Owned Real Property or Lease Agreement is subject to any Encumbrance other than Permitted Encumbrances, including any mortgage, pledge, lien, encumbrance, sublease, assignment, license or other agreement granting to any third party any interest in such Owned Real Property or Lease Agreement or any right to the use or occupancy of any Owned Real Property or Leased Real Property. With respect to each Owned Real Property or Leased Real Property, neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted anyone a right to use or occupy such Owned Real Property or Leased Real Property, as applicable, or any material portion thereof. The Company and the Company Subsidiaries enjoy peaceful and undisturbed possession of the Owned Real Property and the Leased Real Property, except where the failure to have such possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(d) To the knowledge of the Company, the Company and the Company Subsidiaries are not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement applicable to the operation of the Owned Real Property or Leased Real Property, except for such violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, nor to the knowledge of the Company, has the Company or any of the Company Subsidiaries received any notice of violation of any such ordinance, regulation or requirement with which it has not complied.

(e) For the avoidance of doubt, the representations and warranties set forth in this Section 3.10 do not apply to Intellectual Property, which matters are addressed in Section 3.14.

3.11 Absence of Certain Changes. Since the Balance Sheet Date to and including the Agreement Date, (a) except for actions taken or not taken in connection with the transactions contemplated by this Agreement, or any actions taken or not taken during such period in connection with discussions entered into in respect of a similar transaction with any other Person, the Company and the Company Subsidiaries, taken as a whole, have operated their business, in all material respects, in the ordinary course consistent with its past practices, (b) since such date there has not been any Material Adverse Change on the Company that is continuing, and (c) the Company has not taken any action that would be prohibited by Section 5.4 if proposed to be taken after the Agreement Date.

3.12 Contracts, Agreements, Arrangements, Commitments and Undertakings. Schedules 3.12(a)-(l) of the Company Disclosure Letter set forth a list of each of the following Contracts to which the Company or any Company Subsidiary is a party or to which the Company or any Company Subsidiary or any of their respective assets or properties is bound (each a “Company Material Contract”) as of the Agreement Date:

(a) any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(b) (i) any material joint venture or partnership Contract that involves a sharing of revenues, profits, cash flows, expenses or losses with any other party, or (ii) any Contract that involved a payment of royalties to any other party in amounts in excess of $500,000 during the Company’s fiscal year 2008, or (iii) other than any Contracts referred to in the previous clause (ii) and other than any Contracts that license to the Company or any Company Subsidiary generally commercially available off the shelf technology or Intellectual Property, any Contract pursuant to which the Company or any Company Subsidiary acquired or is granted any right to any Third Party Intellectual Property Rights (as defined in Section 3.14(a)(v)) pursuant to which the Company or any Company Subsidiary is required to pay in excess of $250,000 per annum;

(c) any Contract for capital expenditures that require future payments in excess of $500,000 by the Company or any Company Subsidiary.

(d) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other Contract for or with respect to the borrowing of money, a line of credit, any currency exchange, commodities or other hedging arrangement (other than monthly balance sheet hedging arrangements entered into in the ordinary course of business consistent with past practice), or a leasing transaction of a type required to be capitalized in accordance with GAAP, in each case, in excess of $5,000,000, other than (i) accounts receivables and payables and (ii) loans between any of the Company and/or any wholly-owned Company Subsidiary, in each case in clauses (i) and (ii) in the ordinary course of business consistent with past practice;

(e) any Contract under which it is lessee of or holds or operates any tangible personal property owned by any third party which is material to the operations of the Company and the Company Subsidiaries, taken as a whole;

(f) any Contract that (i) restricts it from engaging in any material aspect of its business, (ii) restricts it from participating or competing in any material line of business or market, or (iii) grants to any Person an exclusive license to any Company-Owned IP Right, in each case other than Contracts that are not, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole;

(g) any material Contract granting any right or license under any material Company IP Right (other than (A) Contracts for the direct sale or provision of products or services to, or by, the Company or any Company Subsidiary, (B) Contracts with distributors and resellers entered into in the ordinary course of business which do not provide for the grant to the Company or any Company Subsidiary of any material Company IP Rights, or (C) Contracts disclosed by the Company in the Company Disclosure Letter under sub-clause (b) of this Section 3.12) or (ii) any material Contract pursuant to which a third party has been granted a right to control the prosecution or enforcement of a patent that is a material Company-Owned IP Right;

(h) any Contract of guarantee, assumption or endorsement of, or any similar commitment with respect to, the Debt or performance obligations of any other Person, in each case, that is material to the Company and the Company Subsidiaries taken as a whole;

(i) any Contract pursuant to which it has acquired a business or entity, or all or substantially all of the assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, which has any obligations which have not been satisfied or performed that are or would be material to the Company and the Company Subsidiaries, taken as a whole;

(j) any Contract pursuant to which it is a lessor or lessee of any individual parcel of real property in excess of 50,000 square feet or any Contract pursuant to which it is a lessor or lessee relating to a parcel of real property, which when coupled with other parcels of real property leased by or to the Company or any Company Subsidiary, in the same geographic location and use exceeds 50,000 square feet;

(k) any Contract with any investment banker, broker, advisor or similar party, or any accountant or legal counsel retained by it in connection with this Agreement and the transactions contemplated hereby; or

(l) any settlement or litigation “standstill” agreement, or any tolling agreement (other than settlement agreements entered into in the ordinary course of business with employees upon the termination of their employment where all material obligations of the Company have been fully performed by the Company (it being understood that anti-disparagement and confidentiality provisions and mutual releases shall not be considered material obligations of the Company for this purpose)).

A true and complete copy of each agreement or document required by these subsections (a)-(l) of this Section 3.12 to be listed on Schedule 3.12 of the Company Disclosure Letter has been delivered or made available to Acquiror or its counsel. All Company Material Contracts are in written form.

3.13 No Default; No Restrictions.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) the Company or the applicable Company Subsidiary has performed all of the obligations required to be performed by it and is entitled to all benefits under each Company Material Contract, (ii) each of the Company Material Contracts is in full force and effect and enforceable against the Company in accordance with its terms, except that such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally, and (B) is subject to general principles of equity, and (iii) there exists no default or event of default or event, occurrence, condition or act, on the part of or attributable to the Company or any Company Subsidiary, or to the knowledge of the Company, on the part of or attributable to any other contracting party, which, with or without the giving of notice, the lapse of time or the happening of any other event or conditions, would reasonably be expected to (A) become a material default or event of default under any Company Material Contract or (B) give any third party (1) the right to declare a material default or exercise any material remedy under any Company Material Contract, (2) the right to a material rebate or reimbursement under any Company Material Contract, (3) the right to accelerate the maturity or performance of any material obligation of the Company or any of the Company Subsidiaries under any

Company Material Contract, or (4) the right to cancel, terminate or adversely modify any Company Material Contract. Neither the Company nor any Company Subsidiary has received any written notice or other communication regarding any actual or possible material violation or breach of or default under, or intention to cancel or materially adversely modify, any Company Material Contract where the subject matter of such notice remains pending and unresolved.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, to the knowledge of the Company, with respect to any Contract with a Governmental Authority, there is not an existing: (i) civil fraud or criminal investigation by any Governmental Authority; (ii) qui tam action brought against the Company or any of the Company Subsidiaries under the Civil False Claims Act; (iii) suspension or debarment proceeding (or equivalent proceeding) against the Company or any of the Company Subsidiaries; (iv) claim or request by a Governmental Authority for a contract price adjustment based on asserted defective pricing, disallowance of cost or non-compliance with statute, regulation or contract, other than in connection with routine audits requested by such Governmental Authority and involving amounts that would not be material to the Company and the Company Subsidiaries, taken as a whole; (v) dispute involving the Company or any of the Company Subsidiaries on such Contract, other than routine audits performed by such Governmental Authority in the ordinary course which have not resulted in any material claims by such Governmental Authority against the Company or any of the Company Subsidiaries; or (vi) claim or equitable adjustment by the Company or any of the Company Subsidiaries relating to such Contract, other than in connection with routine audits requested by such Governmental Authority involving amounts that would not be material to the Company and the Company Subsidiaries, taken as a whole.

3.14 Intellectual Property.

(a) As used in this Agreement, the following terms shall have the meanings indicated below:

(i) “Intellectual Property” means any and all worldwide industrial and intellectual property rights and all rights associated therewith, including all patents and applications therefor, all rights in inventions (whether patentable or not), invention disclosures, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and rights in formulae, algorithms, specifications, customer lists and supplier lists, all industrial designs and any registrations and applications therefor, all trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications therefor and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name registrations, Internet and World Wide Web URLs or addresses, all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, all rights in mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, all computer software, including all source code, object code, firmware, development tools, files, records and data, all schematics, netlists, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, and all rights in prototypes, breadboards and other devices, all databases and data collections and all rights therein, all moral and economic rights of authors and inventors, however denominated, and all tangible embodiments of the foregoing.

(ii) “Company IP Rights” means (A) any and all Intellectual Property used in the conduct of the Company Business; and (B) any and all other Intellectual Property owned by the Company or the Company Subsidiaries.

(iii) “Company-Owned IP Rights” means Company IP Rights that are owned, or are purported by the Company to be owned, by the Company or any Company Subsidiary.

(iv) “Company Registered Intellectual Property” means all United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks and service marks, applications to register trademarks and service marks, intent-to-use applications, or other registrations or applications related to trademarks and service marks; (C) registered Internet domain names; (D) registered copyrights and applications for copyright registration; and (E) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority owned by, registered or filed in the name of, the Company or any Company Subsidiary.

(v) “Third Party Intellectual Property Rights” means any Intellectual Property owned by a third party.

(vi) “Company Products” means all services or products currently produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company or any Company Subsidiary.

(vii) “Open Source Materials” means all software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution terms (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License).

(b) The Company and the Company Subsidiaries (i) own or (ii) have the valid right or license to all material Company IP Rights (provided, however, with respect to Third Party patents, such representation and warranty is made to the knowledge of the Company). The Company IP Rights are sufficient for the conduct of the Company Business (provided, however, with respect to Third Party patents, such representation and warranty is made to the knowledge of the Company).

(c) During the three years prior to and including the Agreement Date, neither the Company nor any Company Subsidiary has transferred ownership of any Intellectual Property that is or was material Company-Owned IP Rights, to any third party.

(d) The Company and the Company Subsidiaries own and have good and exclusive title to each material item of Company-Owned IP Rights and each material item of Company Registered Intellectual Property, free and clear of any Encumbrances and any licenses (other than licenses granted in the ordinary course of the Company Business).

(e) Neither the execution and delivery or effectiveness of this Agreement nor the performance of the Company’s obligations under this Agreement will because of an agreement to which the Company or any Company Subsidiary is a party: (i) cause the forfeiture or termination of, give rise to a right of forfeiture or termination of any material Company-Owned IP Rights, (ii) materially impair the right of the Company, any Company Subsidiary or Surviving Corporation to use, possess, sell or license any material Company-Owned IP Right or portion thereof, or (iii) result in the grant to any Person of any rights or licenses to, or options to license, any of Acquiror’s or any Acquiror Subsidiary’s Intellectual Property (excluding the Surviving Corporation’s or any Company Subsidiary’s Intellectual Property). After the Closing, all material Company-Owned IP Rights will not be subject to any restrictions on transferability, alienation or licensing by Surviving Corporation, or any requirement to make any payment of any kind to any third party, because of any agreement to which the Company or any Company Subsidiary is a party, subject to any Permitted Encumbrances and licenses granted in the ordinary course of the Company Business.

(f) Each material item of Company Registered Intellectual Property is subsisting (or in the case of applications, applied for) and valid (excluding applications), all registration, maintenance and renewal fees currently due in connection with such material Company Registered Intellectual Property have been paid and all documents, recordations and certificates in connection with such material Company Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such material Company Registered Intellectual Property and recording the Company’s and the Company Subsidiaries’ ownership interests therein.

(g) To the knowledge of the Company, there is no material unauthorized use of any Company-Owned IP Right, unauthorized disclosure of Confidential Information (as defined in Section 3.14(n)) or infringement or misappropriation of any Intellectual Property rights in any Company-Owned IP Rights by any third party, including any employee or former employee of the Company or any Company Subsidiary. Since September 29, 2006, neither the Company nor any Company Subsidiary has brought any Legal Proceeding for infringement or misappropriation of any Intellectual Property.

(h) Since September 29, 2006, neither the Company nor any Company Subsidiary has been sued in any Legal Proceeding (or received any written notice or, to the knowledge of the Company, threat) which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right or which contests the validity, ownership or right of the Company or any Company Subsidiary to exercise any Intellectual Property right or which involves a claim that the Company or any Company Subsidiary has breached or is not in compliance with the terms of any Contract governing the use of Open Source Materials or that any Company Product (or any portion thereof) is required to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributable at no charge, in each case pursuant to the terms of any Contract governing the use of Open Source Materials. Since September 29, 2006, neither the Company nor any Company Subsidiary has received any written communication challenging the validity, enforceability, or Company’s ownership of, any material Company-Owned IP Rights.

(i) The operation of the Company Business, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of any Company Product and (ii) the Company’s or any Company Subsidiary’s use of any product, device or process used in the Company Business, does not infringe or misappropriate any Third Party Intellectual Property Right (provided, however, with respect to Third Party patents, such representation and warranty is made to the knowledge of the Company) and does not constitute unfair competition or unfair trade practices under the laws of any jurisdiction in a manner reasonably expected to result in a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole and, to the knowledge of the Company, there is no substantial basis for a claim that the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of any Company Product or the operation of the Company Business is infringing or has infringed on or misappropriated any Third Party Intellectual Property Right.

(j) To the knowledge of the Company, none of the Company-Owned IP Rights, the Company Products, the Company or any Company Subsidiary is subject to any proceeding (other than normal prosecution of patent and trademark applications in any foreign or domestic Patent and Trademark Office), outstanding order or stipulation (A) restricting in any manner the use, transfer, or licensing by the Company or any Company Subsidiary of any Company-Owned IP Right or any Company Product, or which would reasonably be expected to affect the validity, use or enforceability of any such Company-Owned IP Right or Company Product, or (B) restricting the conduct of the business of the Company or any Company Subsidiary in any material respect in order to accommodate Third Party Intellectual Property Rights.

(k) The Company has taken commercially reasonable efforts to secure valid written assignments from all of the Company’s and the Company Subsidiaries’ current and former consultants, independent contractors and employees who were involved in, or who contributed to, the creation or development of any material Company-Owned IP Rights, of the rights to such contributions that may be owned by such persons or that the Company does not already own by operation of law.

(l) To the knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or any Company Subsidiary is in material violation of any term or covenant of any Contract relating to employment, patent disclosure, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or any Company Subsidiary or using trade secrets or proprietary information of others without permission. To the knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or any Company Subsidiary has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any Company Subsidiary that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any Intellectual Property rights in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(m) The employment of any employee of the Company or any Company Subsidiary or the use by the Company or any Company Subsidiary of the services of any consultant or independent contractor does not subject the Company or any Company Subsidiary to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Company or any Company Subsidiary, in a manner reasonably expected to result in a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole.

(n) The Company and the Company Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all material confidential or non-public information that it intends to maintain as confidential and that is included in the Company IP Rights (“Confidential Information”). Without limiting the foregoing, the Company and each Company Subsidiary, has a policy requiring all employees and consultants of the Company and the Company Subsidiaries having access to Confidential Information of any of their respective customers or business partners to execute and deliver to the Company an agreement regarding the protection of such Confidential Information or proprietary information (in the case of proprietary information of the Company’s and the Company Subsidiaries’ customers and business partners, to the extent required by such customers and business partners).

(o) All Company Products sold, licensed, leased or delivered by the Company or any Company Subsidiary to customers and all services provided by or through the Company or any Subsidiary to customers on or prior to the Closing Date conform in all material respects to applicable contractual commitments including service level commitments (other than liability for failure to meet such commitments that does not exceed the reserves therefor reflected on the Company Balance Sheet) and express warranties (to the extent not subject to legally effective express exclusions thereof), and conform in all material respects to all packaging, advertising and marketing materials and to applicable product or service specifications or documentation. To the knowledge of the Company, neither the Company nor any Company Subsidiary has any liability for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Company Balance Sheet and in any manner reasonably expected to result in a Material Adverse Effect on the Company.

(p) The Company and the Company Subsidiaries respective privacy policies comply with all Applicable Laws, and with any contractual obligations relating to the use, collection, storage, disclosure, processing and transfer of any personally identifiable information collected or obtained by the Company or any Company Subsidiary or by third parties having authorized access to the records of the Company or any Company Subsidiary, except for such noncompliance that would not have, individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, neither the Company nor any Company Subsidiary has experienced any material breach of security or other unauthorized access by third parties to the Confidential Information, including personally identifiable information in the Company’s or any Company Subsidiary’s possession, custody or control. Since September 29, 2006, neither the Company nor any Company Subsidiary has received any material complaint regarding the Company’s or any Company Subsidiary’s use, collection, storage, disclosure, processing and transfer of personally identifiable information.

3.15 Related Party Transactions. Except for indemnification, compensation, employment or other similar arrangements between the Company and any of the Company Subsidiaries, on the one hand, and any director or officer thereof, on the other hand, disclosed in the Company SEC Documents filed prior to the date hereof, there are no transactions, agreements, arrangements or understandings between the Company or any of the Company Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Company Subsidiary, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders that have not been so disclosed.

3.16 Employees, ERISA and Other Compliance.

(a) The Company and each Company Subsidiary is in compliance in all material respects with Applicable Law and Contracts relating to employment, discrimination in employment, terms and conditions of employment, compensation matters, worker classification (including the proper classification of employees as exempt employees and nonexempt employees under the Fair Labor Standards Act), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act, and is not engaged in any unfair labor practice. The Company has withheld all material amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any material arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing, in each case, that would be material to the Company and the Company Subsidiaries, taken as a whole. The Company has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, material benefits and other compensation due to or on behalf of such employees, independent contractors and consultants, when such amounts became due and payable. The Company is not liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistently with past practices). To the knowledge of the Company and each of the Company Subsidiaries, there are no pending Legal Proceedings against the Company or any of the Company Subsidiaries under any workers compensation plan or policy or for long term disability that would be material to the Company and the Company Subsidiaries, taken as a whole. There are no Legal Proceedings pending or, to the knowledge of the Company, threatened, between the Company and any of its employees, that would be material to the Company and the Company Subsidiaries, taken as a whole. To the knowledge of the Company, all employees of the Company or any of the Company Subsidiaries are legally permitted to be employed by the Company or such Company Subsidiary in the jurisdiction in which such employee is employed in their current job capacities. To the knowledge of the Company, all independent contractors providing services to the Company or any of the Company Subsidiaries have been properly classified as independent contractors for purposes of federal and applicable state Tax laws, laws applicable to employee benefits and other Applicable Law, except as would not result in a Liability that is material to the Company and the Company Subsidiaries, taken as a whole.

(b) Neither the Company nor any Company Subsidiary (i) is subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other Contract with any trade or labor union, employees’ association or similar organization, or (iv) has any current labor disputes. There are no pending, or threatened, efforts to certify any Person as the collective bargaining agent of all or some of the employees of the Company or any Company Subsidiary.

(c) The Company has no Company Benefit Arrangement which constitutes, or has since the enactment of ERISA, constituted, (i) a “multiemployer plan” as defined in Section 3(37) of ERISA, (ii) a “multiple employer plan” as defined in ERISA or Code Section 413(c), or (iii) a “funded welfare plan” within the meaning of Code Section 419. No pension plan of the Company is subject to Title IV of ERISA.

(d) (i) As used in this Agreement, “Company Benefit Arrangements” shall mean, with respect to the Company and each ERISA Affiliate, each employment, consulting, severance or other similar Contract (except offer letters providing for at-will employment which do not provide for severance, acceleration, or post-termination benefits), each “employee benefit plan” as defined in Section 3(3) of ERISA, each loan to an employee in excess of $10,000 and each plan or arrangement providing for insurance coverage (including any self-insured arrangements that are clearly identified as such), workers’ benefits, vacation benefits, severance benefits, retention, disability benefits, death benefits, hospitalization benefits, relocation benefits, cafeteria benefits, child care benefits, sabbatical, retirement benefits, deferred compensation, profit-sharing, bonuses, restricted stock units, stock options, stock purchase, phantom stock, stock appreciation or other forms of compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors that is currently in effect, maintained or contributed to by the Company, any Company Subsidiary or any ERISA Affiliate and which covers any employee or former employee of the Company or any Company Subsidiary.

(ii) Each material Company Benefit Arrangement for the benefit of employees in the United States (each such Company Benefit Arrangement, a “U.S. Plan”) has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any Applicable Law that is applicable to such U.S. Plan. Unless otherwise indicated in Schedule 3.16(d) of the Company Disclosure Letter, with respect to each such U.S. Plan that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is intended to qualify under Section 401(a) of the Code, the Company has received a favorable opinion, advisory, notification and/or determination letter, as applicable as to its Tax qualified status and nothing has occurred since the issuance of such opinion, advisory, notification and/or determination letter, as applicable, which would reasonably be expected to cause the loss of the Tax-qualified status of such U.S. Plan. No Legal Proceeding is pending, or to the knowledge of the Company, is threatened, against or with respect to any such U.S. Plan, including any audit or inquiry by the Internal Revenue Service, United States Department of Labor, or other Governmental Authority.

(iii) The Company has timely filed the three most recent annual reports (Form 5500) for each Company Benefit Arrangement that is subject to ERISA and Code reporting requirements, including all attachments, schedules, financial statements and accountants’ opinions attached thereto, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(iv) To the knowledge of the Company, no Legal Proceeding is pending, or to the knowledge of the Company, is threatened against or with respect to any Company Benefit Arrangement, including any audit or inquiry by the Internal Revenue Service, United States Department of Labor, or other Governmental Authority. Since September 29, 2006, neither the Company nor any Company Subsidiary has, to the knowledge of the Company, ever been a participant in any “prohibited transaction” within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that the Company or such Company Subsidiary sponsors as employer or in which the Company or such Company Subsidiary participates as an employer which was not otherwise exempt pursuant to Section 408 of ERISA and the regulatory guidance thereunder (including any individual exemption granted under Section 408(a) of ERISA) or that could result in an excise Tax under the Code or the assessment of a civil penalty under Section 502(i) of ERISA.

(v) All contributions due from the Company with respect to any of the U.S. Plans have been timely made under the terms of the applicable U.S. Plan, ERISA, the Code and any other Applicable Law, or there is a period of time remaining for such contributions to be timely made except to the extent failure to make such contributions would not result in a Liability that is material to the Company and the Company Subsidiaries, taken as a whole.

(vi) No U.S. Plan (other than life insurance arrangements) provides post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other Applicable Law.

(e) To the knowledge of the Company, each Company Benefit Arrangement, to the extent applicable, is in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code, Sections 601 through 608 of ERISA, the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder.

(f) Unless otherwise indicated in Schedule 3.16(f) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any Contract or Company Benefit Arrangement with any Person (A) the benefits of which are contingent or accelerated, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company in the nature of the Merger or any of the other transactions contemplated by this Agreement or any event subsequent to the Merger such as the termination of employment of any person, or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement, or (B) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, in an amount that would or is reasonably likely to be material to the Company and the Company Subsidiaries, taken as a whole.

(g) To the knowledge of the Company, each material Company Benefit Arrangement that has been established or maintained, or that is required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction, for the benefit of employees outside of the United States (each such Company Benefit Arrangement, a “Foreign Plan”) has been administered at all times in accordance with its terms and Applicable Law and regulations, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(h) Since October 4, 2008, there has not been any “mass layoff,” “employment loss,” or “plant closing” as defined by the Workers Adjustment and Retraining Notification Act (the “WARN Act”) in respect of the Company.

(i) The terms of the Company Option Plan permit the conversion of the Company Options, the Company Stock-Based Awards and the Company Director Stock Units into cash as provided in Section 2.1(b), without the consent or approval of the holders of such Company Options, Company Stock-Based Awards or Company Director Stock Units, the Company Stockholders or otherwise and without the payment of any additional consideration to the holders thereof. The Company Board has taken all reasonable actions pursuant to the terms of the Company Option Plan and otherwise for the implementation of the provisions of Section 2.1(b) (including the adoption of appropriate board resolutions with respect to the interpretation of the Company Option Plan consistent with such Section) and has interpreted the Company Option Plan, and is administering the Company Option Plan, in a manner consistent with the treatment of the awards under the Company Option Plan as described above and in Section 2.1(b).

3.17 Advisor Fees. Except for fees payable to J.P. Morgan Securities Inc. (“J.P. Morgan”) as set forth in the engagement letter between the Company and J.P. Morgan dated November 2, 2008 (the “Engagement Letter”), a true, correct and complete version of which has been delivered by the Company to Acquiror, neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, advisor or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement.

3.18 Insurance. The Company and the Company Subsidiaries maintain all legally required workers’ compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no material claim pending under any of the material insurance policies and bonds of the Company or any Company Subsidiary as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bond have been timely paid and the Company and each of the Company Subsidiaries is in compliance in all respects with the terms of such policies and bonds, and all such policies and bonds remain in full force and effect, in each case of the foregoing, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

3.19 Environmental Matters.

(a) As used in this Agreement, the following terms shall have the meanings indicated below:

(i) “Environmental, Health and Safety Laws” shall mean any federal, state, regional, local or foreign laws, ordinances, codes, regulations, rules and orders adopted, issued, promulgated or entered into by any Governmental Authority that are intended to assure the protection of occupational health and safety or the environment, or exposure of any individual to Hazardous Materials or that otherwise regulate air quality, water quality, solid or hazardous waste management or occupational health and safety, that govern the manufacture, import, use, handling, storage, transport, processing, release or disposal of Hazardous Materials, or that identify, classify, ban, limit, regulate, call for the remediation of, or require reporting with respect to, Hazardous Materials or which are intended to assure the occupational health and safety of employees, and which include (without limitation): the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sec. 9601, et seq., (“CERCLA”); the federal Hazardous Material Transportation Act, 49 U.S.C. Sec. 1801, et seq.; the federal Water Pollution Control Act, 33 U.S.C. Sec. 1251, et seq.; the federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 6901, et seq. (“RCRA”); the Clean Air Act, , 42 U.S.C. Sec. 7401, et seq.; the federal Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq.; the federal Insecticide, Fungicide, Rodenticide Act, 7 U.S.C. Sec. 136, et seq.; the federal Atomic Energy Act of 1954, 42 U.S.C. Sec. 2011, et seq.; the federal Occupational Health and Safety Act of 1970, 29 U.S.C. Sec. 651, et seq.; the California Safe Drinking Water and Toxic Enforcement Act of 1986, Cal. Health & Safety Code Sec. 25249.5, et seq.; European Union Regulation (EC) No. 1907/2006 of the European Parliament concerning the Registration, Evaluation, Authorization and Restriction of Chemicals (“REACH”); European Union Directive 2002/95/EC of the European Parliament on the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment (“RoHS”); and European Union Directive 2002/96/EC of the European Parliament on Waste Electrical and Electronic Equipment (“WEE”), as each such laws, regulations, and directives have been amended through the Closing Date, and any applicable analogous federal, state, local or foreign laws and regulations promulgated thereto.

(ii) “Hazardous Materials” shall mean any substance, chemical, compound, mixture, material or waste which is defined or regulated as an environmental “pollutant,” “contaminant” or as “toxic,” “hazardous,” “infectious or disease-causing,” or “radioactive” under any Environmental, Health and Safety Laws. This definition specifically includes asbestos-containing material, petroleum, and any fraction thereof, petroleum-based products, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and polychlorinated biphenyls (“PCBs”).

(iii) “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Materials).

(iv) “Property” shall mean all real property used, operated, occupied, leased or owned by the Company or any of the Company Subsidiaries either currently or in the past.

(v) “Facilities” shall mean all buildings, structures, installations, equipment, pipes or pipelines (including any pipe into a sewer or publicly owned treatment works), wells, pits, ponds, lagoons, impoundments, or ditches on, under, or at any Property.

(b) Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) neither the Company nor any Company Subsidiary has received any written notice, or to the knowledge of the Company, verbal notice within the last six years, alleging any material noncompliance by the Company or any Company Subsidiary of the Facilities or its past or present operations with Environmental, Health and Safety Laws, (ii) no notices, administrative actions or Legal Proceedings are pending or threatened against the Company, any Company Subsidiary, or any Property, alleging an actual or alleged violation by the Company or any Company Subsidiary of any Environmental, Health and Safety Laws, (iii) neither the Company nor any Company Subsidiary has been named as a potentially responsible party under CERCLA Section 107(a), 42 U.S.C. Sec. 9607(a), or any related or analogous federal, state, local or foreign laws arising out of events occurring prior to the Closing Date, (iv) there are not now, and have not been while the Company or any Company Subsidiary has owned, operated, used, occupied or leased any Property, any Release of any Hazardous Materials at, on, under, or affecting any of the Facilities or any Property, (v) to the knowledge of the Company, no former owner, lessor, occupier or user of any Property or Facility effected any Release of any Hazardous Materials at, on, under, or affecting any of the Facilities or any Property, or was engaged in any type of commercial or manufacturing activity that could reasonably be expected to involve the use, storage, treatment, manufacture or disposal of any Hazardous Materials on, under, or at the Property, (vi) all Hazardous Materials have been disposed of by the Company and the Company Subsidiaries in accordance with Environmental, Health and Safety Laws, (vii) neither the Company nor any Company Subsidiary is subject to any indemnity obligation with any Person that would require the Company or any Company Subsidiary to indemnify another party with respect to obligations or liabilities under Environmental, Health and Safety Laws, other than customary indemnification provisions contained in real property leases, Governmental Permits, or contracts for the collection, transportation and disposal of Hazardous Materials, entered into in the ordinary course of business, (viii) the Facilities, and the Company’s and each Company Subsidiaries’ uses thereof and activities thereon, have at all times complied with all Environmental, Health and Safety Laws, and (ix) the Company and each Company Subsidiary has obtained all the approvals, permits and licenses necessary for the conduct of its or their businesses under applicable Environmental, Health and Safety Laws and are and at all times have been in compliance in all material respects with the terms and conditions of those approvals, permits and licenses.

3.20 Fairness Opinion. The Company Board has received an opinion from J.P. Morgan, to the effect that, as of the date of such opinion, and based on and subject to the matters set forth in the opinion, the Cash Amount Per Share to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Acquiror represents and warrants to the Company as follows:

4.1 Organization and Good Standing. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as presently proposed to be conducted. Each of Acquiror and Merger Sub is duly qualified or licensed to do business, and is in good standing (to the extent that such concept is applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not individually or in the aggregate be material to Acquiror’s or Merger Sub’s ability to consummate the Merger and the other transactions contemplated by this Agreement or to perform their respective obligations under this Agreement. Acquiror has made available to the Company true and complete copies of the currently effective Certificate of Incorporation and Bylaws of Acquiror and Merger Sub, each as amended to date. Neither Acquiror nor Merger Sub is in violation of its Certificate of Incorporation or Bylaws, each as amended to date.

4.2 Power, Authorization and Validity.

(a) Power and Authority. Acquiror has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution, delivery and performance by Acquiror of this Agreement and all other agreements, transactions and actions contemplated hereby have been duly and validly approved and authorized by all necessary corporate action on the part of Acquiror. Merger Sub has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and all other agreements, transactions and actions contemplated hereby have been duly and validly approved and authorized by all necessary corporate action on the part of Merger Sub.

(b) No Consents. No consent, approval, order or authorization, release or waiver of, or registration, declaration or filing with, any Governmental Authority is necessary or required to be made or obtained by Acquiror or Merger Sub to enable Acquiror and Merger Sub to lawfully execute and deliver, enter into, and perform their respective obligations under this Agreement or to consummate the Merger, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Acquiror is qualified to do business, (ii) such filings and notifications as may be required to be made by Acquiror in connection with the Merger under the HSR Act and other applicable Antitrust Laws and the expiration or early termination of applicable waiting periods under the HSR Act and such Antitrust Laws, (iii) the filing of a registration statement on Form S-8 with the SEC after the Closing Date covering the Assumed Options, (iv) the filing with the SEC of such reports and filings under the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such other filings and notifications as may be required to be made by Acquiror or Merger Sub under federal, state or foreign securities laws or the rules and regulations of NYSE, and (vi) such other consents, approvals, orders, authorizations, releases, waivers, registrations, declarations or filings that if not made or obtained would not be material to Acquiror’s or Merger Sub’s ability to consummate the Merger and the other transactions contemplated by this Agreement or to perform their respective obligations under this Agreement.

(c) Enforceability. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with its terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. Assuming the due execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding obligations of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

4.3 No Conflict. Neither the execution and delivery of this Agreement by Acquiror or Merger Sub, nor the consummation of the Merger or the other transactions contemplated hereby, conflicts with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of, or constitute a default under, or requires a consent, waiver or approval of any Person under: (a) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, each as currently in effect; (b) subject to compliance with the requirements described in subclauses (i)-(v) of Section 4.2(b), any Applicable Law applicable to Acquiror, Merger Sub or any of their respective assets or properties; or (c) any Contract to which Acquiror or Merger Sub is a party or by which Acquiror or Merger Sub or any of their respective assets or properties are bound, except in the cases of subclauses (b) and (c) where such conflict, termination, breach, violation or default, or failure to obtain such consent, waiver or approval would not be material to Acquiror’s or Merger Sub’s ability to consummate the Merger and the other transactions contemplated by this Agreement or to perform their respective obligations under this Agreement.

4.4 Capital Resources. Acquiror currently has, and as of the Closing Acquiror and Merger Sub, together, will have, cash funds and available funds under Acquiror’s credit facilities sufficient to consummate the Closing on the terms contemplated by this Agreement, including the payment of the aggregate Cash Amount Per Share and the consideration in respect of Company Options, Company Stock-Based Awards and Company Director Stock Units. Acquiror’s and Merger Sub’s obligations hereunder are not subject to a condition regarding Acquiror’s or Merger Sub’s obtaining of funds to consummate the Merger and the other transactions contemplated by this Agreement.

4.5 Stock Ownership. As of the Agreement Date, neither Acquiror nor Merger Sub beneficially own any shares of Company Capital Stock. Neither Acquiror nor Merger Sub, nor any of their “Affiliates” or “Associates”, has been an “interested stockholder” of the Company at any time within three years of the Agreement Date, as those terms are used in Section 203 of the Delaware Law.

4.6 No Prior Merger Sub Operations. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

4.7 Proxy Statement. The information supplied by Acquiror for inclusion in the Proxy Statement shall not at the time the Proxy Statement is filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Acquiror for inclusion or incorporation by reference in the Proxy Statement shall not, on the date the Proxy Statement is mailed to Company Stockholders and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Acquiror makes no representation or warranty with respect to any information supplied by the Company or any of its Representatives that is contained in the Proxy Statement.

4.8 Litigation. There are no Legal Proceedings pending or, to the knowledge of Acquiror, threatened against Acquiror or Merger Sub, in either case that would, individually or in the aggregate, be material to Acquiror’s or Merger Sub’s ability to consummate the Merger and the other transactions contemplated by this Agreement or to perform their respective obligations under this Agreement. Neither Acquiror nor Merger Sub is subject to any judgment, decree, injunction, rule or order of any Governmental Authority that would be material to Acquiror’s or Merger Sub’s ability to consummate the Merger and the other transactions contemplated by this Agreement or to perform their respective obligations under this Agreement.

ARTICLE 5

COMPANY COVENANTS

During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article 9, the Company covenants and agrees with Acquiror as follows:

5.1 Preparation of SEC Documents; Company Stockholders’ Meeting.

(a) Proxy Statement. As soon as reasonably practicable following the Agreement Date (but in any event within ten Business Days), the Company shall prepare, and the Company shall file with the SEC, the Proxy Statement. The Company shall provide Acquiror a reasonable advance opportunity to review and comment upon, and shall consider in good faith the views of Acquiror with respect to, the Proxy Statement or any amendments or supplements thereto, and no filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without Acquiror’s prior written consent (which shall not be unreasonably withheld). The Company will promptly advise Acquiror of the time when the definitive form of the Proxy Statement has been filed with the SEC or any supplement or amendment has been filed, the issuance of any stop order, or any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will promptly provide Acquiror with copies of any written communication from the SEC or any state securities commission. The Company will respond in good faith to any comments of the SEC and will provide Acquiror the opportunity to review and comment on any response prepared by the Company to any comments of the SEC prior to the submission thereof. Notwithstanding the foregoing, in the event of a Change of Recommendation effected by the Company Board in accordance with Section 5.2, the Company shall not be obligated to consider in good faith or include any comments from Acquiror on any disclosures made by the Company in any amendment or supplement to the Proxy Statement with respect to such Change of Recommendation or the circumstances related to such Change of Recommendation. The Company will cause the Proxy Statement to be mailed to the Company Stockholders as soon as reasonably practicable (and in any event within two Business Days) after the filing of the definitive Proxy Statement with the SEC. If at any time prior to the Effective Time any event or information relating to the Company, or any of its Affiliates, officers or directors, should be discovered by, or notified to, the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the Company shall promptly notify Acquiror and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the Company Stockholders.

(b) Company Stockholders’ Meeting. The Company shall, as soon as reasonably practicable following the Agreement Date, take all action necessary in accordance with the Company Charter Documents, Applicable Law and the rules of NASDAQ to establish a record date for, duly give notice of, convene and hold the Company Stockholders’ Meeting. Subject to Section 5.2(d) and Section 5.2(e), the Company will use reasonable best efforts to obtain the Company Stockholder Approval, including by using reasonable best efforts to solicit from the Company Stockholders proxies in favor of the adoption of this Agreement, and will take all other action necessary or advisable to secure the Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company Stockholders in advance of a vote on the adoption of this Agreement if, as of the time for which the Company Stockholders’ Meeting is originally scheduled, there are either insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting or the Company is required to postpone or adjourn the Company Stockholders’ Meeting by Applicable Law, order or a specific request from the SEC provided that the Company shall give Acquiror reasonable advance notice of any meetings or phone calls with the SEC to discuss any possible postponement or adjournment of the Company Stockholders’ Meeting and shall give Acquiror or its counsel an opportunity to participate in such meeting or telephone call. The Company shall ensure that the Company Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with the Company Charter Documents, Applicable Law and the rules of NASDAQ. Without the prior written consent of Acquiror, adoption of this Agreement (including adjournment of the Company Stockholders’ Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of adoption of this Agreement), is the only matter which the Company shall propose to be acted on by the Company Stockholders at the Company Stockholders’ Meeting. Notwithstanding anything to the contrary contained herein, unless this Agreement has been terminated in accordance with its terms, (i) adoption of this Agreement shall be submitted by the Company to the Company Stockholders at the Company Stockholders’ Meeting, and (ii) subject to the limitations set forth in this Section 5.1, the Company’s obligations under this Section 5.1 shall not be terminated, superseded, limited or otherwise affected by the announcement or receipt of any Alternative Transaction Proposal or Superior Offer or by any Change of Recommendation.

(c) Board Recommendation. Unless the Company Board shall have effected a Change of Recommendation pursuant to, and in compliance with, Section 5.2, (i) the Company Board shall unanimously recommend that the Company Stockholders vote in favor of the adoption of this Agreement at the Company Stockholders’ Meeting, (ii) the Proxy Statement shall include a statement to the effect that the Company Board has unanimously recommended that the Company Stockholders vote in favor of adoption of this Agreement at the Company Stockholders’ Meeting, and (iii) neither the Company Board nor any committee thereof shall withhold, withdraw, amend or modify, or resolve to, or publicly propose to, withdraw, amend or modify, in a manner adverse to Acquiror, the recommendation of the Company Board that the Company Stockholders vote in favor of the adoption of this Agreement.

5.2 No Solicitation.

(a) Alternative Transaction. Except to the extent expressly permitted by Section 5.2(c) and Section 5.2(d), the Company shall not, and shall cause its officers, directors, Company Subsidiaries and Affiliates not to, and shall cause the officers, directors and Affiliates of Company Subsidiaries not to, and shall not authorize or knowingly permit (and shall cause the Company Subsidiaries, and the Company’s and the Company’s Subsidiaries’ respective officers, directors and Affiliates, not to authorize or knowingly permit) any of the Company’s or the Company Subsidiaries’ respective employees or any investment banker, attorney or other advisor or representative retained by the Company or any Company Subsidiary or retained by any of the Company’s and the Company’s Subsidiaries’ respective officers, directors and Affiliates (such officers, directors, Affiliates, employees, investment bankers, attorneys, advisors or representatives collectively being the “Representatives”) to, directly or indirectly (i) solicit, initiate, seek, or knowingly encourage or facilitate, any inquiry, proposal or offer from, furnish any non-public information to, or participate in any discussions or negotiations with, or enter into any agreement with, any party or group regarding any Alternative Transaction (except to disclose the existence of the provisions of this Section 5.2), (ii) approve, endorse or recommend any Alternative Transaction, (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract (whether binding or not) contemplating or otherwise relating to any Alternative Transaction Proposal, or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, (iv) submit any Alternative Transaction Proposal to the vote of any stockholders of the Company or any Company Subsidiary, (v) withhold, withdraw, amend or modify (or publicly propose or announce any intention to withhold, withdraw, amend or modify), in a manner adverse to Acquiror, the approval of the Company Board of this Agreement and/or any of the transactions contemplated hereby, (vi) grant any waiver or release under any standstill or similar agreement with respect to the Company or any of the Company Subsidiaries, or any class of equity securities of the Company or any of the Company Subsidiaries, or (vii) withdraw or modify (or publicly propose or announce any intention to withdraw or modify), in a manner adverse to Acquiror, the recommendation of the Company Board that the Company Stockholders vote in favor of the adoption of this Agreement. The Company will, and will cause the Company Subsidiaries and their respective Representatives to, immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Alternative Transaction Proposal, and, upon Acquiror’s request, shall request the prompt return or destruction of all confidential information previously furnished to any Person with which the Company, the Company Subsidiaries or Representatives have engaged in any such activities within the 12 month period preceding the Agreement Date.

(b) Notification. As promptly as practicable (but in no event more than 24 hours) after receipt thereof, the Company shall advise Acquiror orally and in writing of (A) an Alternative Transaction Proposal, (B) any inquiry, expression of interest, proposal, or offer that could reasonably be expected to lead to an Alternative Transaction Proposal, (C) any other notice that any Person is considering making an Alternative Transaction Proposal, or (D) any request for non-public information which could reasonably be expected to lead to an Alternative Transaction Proposal, as well as, in the event of any of (A)-(D) above, the material terms and conditions of such Alternative Transaction Proposal, inquiry, expression of interest, proposal, offer, notice or request, and the identity of the Person or Group making any such Alternative Transaction Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company will keep Acquiror informed as promptly as practicable (but in no event more than 24 hours of receipt) of any change in status or any developments, and the details thereof (including any amendments, modifications or proposed amendments or modifications) with respect to any such Alternative Transaction Proposal, inquiry, expression of interest, proposal, offer, notice or request, and provide to Acquiror as promptly as practicable (but in no event more than 24 hours) after receipt thereof, a copy of all written materials and information received by the Company or the Representatives in connection with any such Alternative Transaction Proposal, inquiry, expression of interest, proposal, offer, notice or request, including any proposed agreement relating thereto. The Company shall provide Acquiror with at least three Business Days prior written notice (or such lesser prior written notice as provided to the members of Company Board but in no event less than 24 hours) of any meeting of the Company Board at which the Company Board is reasonably expected to discuss any Alternative Transaction Proposal, including whether the Company Board is going to consider whether such Alternative Transaction Proposal is, or is reasonably likely to become, a Superior Proposal.

(c) Superior Proposal. In the event that prior to the time that the Company Stockholder Approval has been obtained, the Company receives an unsolicited, bona fide written Alternative Transaction Proposal that the Company Board determines in good faith (after consultation with its outside legal counsel and its financial advisor) is, or is reasonably likely to become, a Superior Proposal, the Company or the Company Board may then take the following actions, but only if (A) the Company Board shall have determined in good faith, after consultation with its outside legal counsel, that such action is required in order for the Company Board to comply with its fiduciary obligations to the Company Stockholders under Applicable Law, (B) the Company first shall have given Acquiror at least three Business Days prior written notice that the Company Board has made the determination set forth in the immediately preceding subclause (A), (C) the Company shall have provided to Acquiror the information regarding such Alternative Transaction Proposal required by Section 5.2(b), and (D) neither the Company, any Company Subsidiary nor any Representative shall have breached any of the provisions of Section 5.2 in any material respect with respect to such Alternative Transaction Proposal:

(i) Furnish non-public information to the Person or Group making such Alternative Transaction Proposal, provided that (A) the Company first shall have received from such Person or Group an executed confidentiality agreement containing terms at least as restrictive with regard to Company’s confidential information as the Confidentiality Agreement, which confidentiality agreement shall not include any provision having the actual or purported effect of restricting the Company from fulfilling its obligations under this Agreement or the Confidentiality Agreement and shall require such Person to agree to customary employee non-solicitation and non-hiring provisions at least as restrictive as those set forth in the Confidentiality Agreement and (B) contemporaneously with furnishing any such non-public information to such Person or Group, it furnishes such non-public information to Acquiror (to the extent such non-public information has not been previously so furnished to Acquiror); and

(ii) Engage in discussions or negotiations with such Person or Group with respect to such Alternative Transaction Proposal.

(d) Change of Recommendation in connection with a Superior Proposal. Solely in response to the receipt of an unsolicited, bona fide written Alternative Transaction Proposal that the Company Board determines in good faith, after consultation with its outside legal counsel and its financial advisor, is a Superior Proposal, the Company Board may make a Change of Recommendation, if all of the following conditions in subclauses (i) through (vi) are met:

(i) the Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal and is set forth in a final and definitive written agreement delivered to the Company and executed on behalf of the Person making such Superior Proposal (the “Definitive Third Party Agreement”);

(ii) the Company Stockholder Approval has not yet been obtained;

(iii) the Company has (A) provided to Acquiror five Business Days’ prior written notice (the “Notice of Superior Proposal”) which shall state expressly (1) that it has received a Superior Proposal, (2) the material terms and conditions of the Superior Proposal and the identity of the Person or Group of Persons making the Superior Proposal, and (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Acquiror, to the extent required by Section 5.2(b), all materials and information delivered or made available to the Person or Group making the Superior Proposal in connection with such Superior Proposal (to the extent such materials and information have not previously been provided to Acquiror), (C) shall have provided Acquiror with a copy of the Definitive Third Party Agreement concurrently with the delivery of the

Notice of Superior Proposal, and (D) during the aforementioned five Business Day period, if requested by Acquiror, engaged in good faith negotiations to amend this Agreement in such a manner that the Superior Proposal would no longer be a Superior Proposal;

(iv) Acquiror shall not have, within the aforementioned five Business Day period, made a written, binding and irrevocable (through the expiration of such five Business Day period) offer, which is set forth in a definitive written amendment to this Agreement delivered to the Company and executed on behalf of Acquiror and Merger Sub, that the Company Board has in good faith determined (after consultation with its outside legal counsel and its financial advisor) results in the Alternative Transaction Proposal that had been determined to be a Superior Proposal no longer being a Superior Proposal (it being agreed that (A) the Company Board shall convene a meeting to consider any such offer by Acquiror promptly following the receipt thereof, (B) that the Company Board will not effect a Change of Recommendation for five Business Days after receipt by Acquiror of the Notice of Superior Proposal and the Definitive Third Party Agreement, and (C) any change to the financial or other material terms of such Superior Proposal shall require a new Notice of Superior Proposal to Acquiror and a new five Business Day period under this subclause (iv));

(v) the Company Board has determined in good faith, after consultation with its outside legal counsel, that, in light of such Superior Proposal and the results of any negotiations with Acquiror as contemplated by subsection (iii) above and any offer from Acquiror contemplated by subsection (iv) above, the Company Board is required to effect a Change of Recommendation to comply with its fiduciary duties to the Company Stockholders under Applicable Law; and

(vi) the Company shall not have breached the provisions of this Section 5.2 in any material respect in connection with such Superior Proposal.

(e) Change of Recommendation in connection with Intervening Event. Notwithstanding the terms of Section 5.2(d), the Company Board may make a Change of Recommendation for a reason unrelated to an Alternative Transaction Proposal (it being understood and agreed that any Change of Recommendation proposed to be made in relation to an Alternative Transaction Proposal may only be made pursuant to and in accordance with the terms of Section 5.2(d)) if the conditions set forth below have been satisfied prior to effecting such Change of Recommendation:

(i) the Company Stockholder Approval has not yet been obtained;

(ii) the Company Board has determined in good faith, after consultation with its outside legal counsel, that, in light of facts, events and/or circumstances that have developed since the Agreement Date which were previously unknown by the Company and which were not reasonably foreseeable as of the Agreement Date (an “Intervening Event”) and taking into account the results of any negotiations with Acquiror as contemplated by subsection (iii) below and any offer from Acquiror contemplated by subsection (iv) below, the Company Board is required to effect a Change of Recommendation to comply with its fiduciary duties to the Company Stockholders under Applicable Law; provided that, for the avoidance of doubt, any determination by the Company Board after the Agreement Date that the Cash Amount Per Share payable in the Merger is not sufficient, in the absence of another independent Intervening Event, shall not constitute an Intervening Event;

(iii) the Company has provided to Acquiror at least five Business Days’ prior written notice that the Company Board intends to make a Change of Recommendation (“Notice of Intervening Event”) and the opportunity to meet with the Company Board and the Company’s financial advisor and outside legal counsel at such times within the aforementioned five Business Day period as Acquiror may reasonably request for the purpose of enabling Acquiror and the Company to (A) discuss in good faith the facts, events and circumstances underlying such proposed Change of Recommendation, and the Company Board’s basis and rationale for proposing to effect such Change of Recommendation, and/or (B) negotiate in good faith possible modifications of the terms and conditions of this Agreement in such a manner that would obviate the need for the Company Board to effect such Change of Recommendation;

(iv) Acquiror shall not have, within the aforementioned five Business Day period, made a written, binding and irrevocable (through the expiration of such five Business Day period) offer to modify the terms and conditions of this Agreement, which is set forth in a definitive written amendment to this Agreement delivered to the Company and executed on behalf of Acquiror and Merger Sub, that the Company Board has in good faith determined (after consultation with its outside legal counsel and its financial advisor) would obviate the need for the Company Board to effect such Change of Recommendation (it being agreed that (A) the Company Board shall convene a meeting to consider any such modifications by Acquiror promptly following the receipt thereof, (B) that the Company Board will not effect a Change of Recommendation for five Business Days after receipt by Acquiror of the Notice of Intervening Event, and (C) any change in the facts, events or circumstances related to the Intervening Event shall require a new Notice of Intervening Event to Acquiror and a new five Business Day period and discussion and negotiation process under subclause (iii); and

(v) the Company shall not have breached the provisions of Section 5.2 in any material respect in connection with such Intervening Event.

(f) Tender Offer Rules, Etc. Nothing contained in this Agreement shall prohibit the Company or the Company Board from (x) taking and disclosing to the Company Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A, promulgated under the Exchange Act, or (y) making any disclosure to the Company Stockholders that the Company Board has determined in good faith (after consultation with its outside legal counsel) is required to be disclosed to comply with its fiduciary obligations to the Company Stockholders under Applicable Law (a “Required Fiduciary Disclosure”); provided, however, that (i) any “stop, look, and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, and any substantially similar communication that solely constitutes a recitation of the fact that an Alternative Transaction Proposal has been received and a factual description of the terms thereof, and that no position has been taken by the Company Board as to the advisability or desirability of such Alternative Transaction Proposal, shall not be deemed to be a Change of Recommendation if it is also accompanied by a public statement by the Company Board expressly reaffirming the recommendation of the Company Board that the Company Stockholders vote in favor of the adoption of this Agreement at the Company Stockholders’ Meeting, (ii) if the Required Fiduciary Disclosure relates in any respect to an Alternative Transaction Proposal, the actual text of such Required Fiduciary Disclosure shall include a public statement that the Company Board is expressly reaffirming the recommendation of the Company Board that the Company Stockholders vote in favor of adoption of this Agreement at the Company Stockholders’ Meeting, and (iii) the Company Board shall not recommend that Company Stockholders tender shares of Company Capital Stock in connection with any tender or exchange offer, or effect a Change of Recommendation in connection with an Alternative Transaction Proposal unless specifically permitted to do so pursuant to Section 5.2(d).

5.3 Maintenance of Business.

(a) Except (x) as required by Applicable Law, (y) as expressly required or expressly permitted by this Agreement or as set forth in Schedule 5.3 of the Company Disclosure Letter or (c) with the prior written consent of Acquiror (which consent shall not be unreasonably withheld), the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business in the ordinary course, consistent with past practices, and use its commercially reasonable efforts to (i) preserve intact its material Intellectual Property, business organization and material assets consistent with its past practices in the ordinary course of the Company Business, (ii) keep available the services of its directors, officers and key employees, (iii) maintain in effect all Governmental Permits and (iv) to the extent the Company in good faith determines it to be commercially reasonable, maintain satisfactory relationships with customers, lenders, suppliers, manufacturers, licensors, licensees, distributors and others having business relationships with the Company or any of the Company Subsidiaries, in the case of this clause (iv), that are material to the Company and the Company Subsidiaries, taken as a whole. If the Company makes a request in writing to

Acquiror to take an action which would be prohibited, without the prior written consent of Acquiror, pursuant to this Section 5.3, Acquiror shall use commercially reasonable efforts to respond to such request within two Business Days of receipt thereof. If the Company becomes aware of a material deterioration in the relationship with any customer, distributor, supplier or employee that is, in each case, material to the Company and the Company Subsidiaries, taken as a whole, it will use commercially reasonable efforts to promptly bring such information to Acquiror’s attention in writing within a reasonable period of time and, if requested by Acquiror, shall exert reasonable commercial efforts to promptly restore the relationship.

(b) The Company shall use commercially reasonable efforts, and shall cause each of the Company Subsidiaries to use its commercially reasonable efforts, to assure that each of its Contracts (other than with Acquiror) entered into after the Agreement Date will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Merger.

5.4 Conduct of Business. Notwithstanding anything to the contrary in Section 5.3, and except (x) as required by Applicable Law or (y) as expressly required or expressly permitted by this Agreement or as set forth in Schedule 5.4 of the Company Disclosure Letter, the Company shall not, and shall not permit any of the Company Subsidiaries to, take any of the following actions without Acquiror’s prior written consent:

(a) Indebtedness. (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, other than (1) in connection with the financing of ordinary course trade payables consistent with past practices, (2) pursuant to existing credit facilities in the ordinary course of business consistent with past practices, (3) indebtedness by and between the Company and any direct or indirect wholly-owned Company Subsidiary or by and between direct or indirect wholly-owned Company Subsidiaries, or (4) guarantees of indebtedness under corporate credit cards held by employees in the ordinary course of business, consistent with past practices; or (ii) guarantee, assume or endorse the performance obligations of another Person (other than the Company or any direct or indirect wholly-owned Company Subsidiaries); provided that, notwithstanding the foregoing, Acquiror shall not unreasonably withhold its consent to any request by the Company to obtain debt financing solely for working capital purposes;

(b) Loans and Investments. (i) Lend any money other than (A) reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practices (provided that no proceeds of any such advances are used directly or indirectly to purchase shares of Company Capital Stock), (B) loans or advances between the Company and any direct or indirect wholly-owned Company Subsidiaries, or (C) advances to suppliers made in the ordinary course of business consistent with past practice, (ii) make any investments or capital contributions to any Person other than capital contributions to direct or indirect wholly-owned Company Subsidiaries, (iii) forgive or discharge in whole or in part any outstanding loans or advances or (iv) prepay any indebtedness for borrowed money except in the ordinary course of business consistent with past practices;

(c) Payment of Obligations; Capital Expenditures. (i) Pay, discharge or satisfy, in an amount in excess of $500,000 in any one case or $1,000,000 in the aggregate, any Liability arising otherwise than in the ordinary course of business, other than (1) the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Company Balance Sheet and (2) the payment, discharge or satisfaction of Transaction Expenses, or (ii) make any capital expenditures, capital additions or capital improvements in excess of $20,000,000 in the aggregate; provided that, in the case of both (i) and (ii) above, Acquiror shall not unreasonably withhold its consent to any request by the Company to take any of the foregoing actions;

(d) Exclusive Rights and Most Favored Party Provisions. Agree to any exclusivity, non-competition, most favored party or nation or similar provision or covenant restricting the Company, any Company Subsidiaries or any of their respective Affiliates, from competing in any line of business or with any Person or in any area or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of products or services), or pursuant to which any material benefit or material right would be required to be given or lost as a result of so competing or engaging, or which would have any such (including by entering into a new Contract with such party) material and adverse effect on Acquiror or any of its Affiliates after the consummation of the Merger;

(e) Contracts. Except in the ordinary course of business consistent with past practice, (i) enter into any Contract with any customer involving anticipated annual revenues or expenditures in an amount of $1,000,000 or more in any fiscal year, (ii) enter into any Contract with any supplier, licensor, licensee, distributor, reseller, OEM, sales representative, sales agency or manufacturer’s representative involving anticipated annual revenues and/or expenditures in an amount of $750,000 or more, (iii) enter into joint marketing or marketing support contract involving anticipated annual revenues and/or expenditures in an amount of $750,000 or more, (iv) terminate, amend, or otherwise materially modify (including by entering into a new Contract with such party) or waive any of the terms of any of Company Material Contracts, other than modifications to pricing arrangements under customer Contracts, or (v) materially change the manner in which it extends warranties to customers, provided that Acquiror shall not unreasonably withhold its consent to any request by the Company to take any of the foregoing actions;

(f) Cash Management Transactions. Enter into or materially modify any currency exchange, commodities or other hedging transactions or arrangements, or other investment or cash management transactions or arrangements, in each case, except in the ordinary course of business consistent with past practices, provided that Acquiror shall not unreasonably withhold its consent to any such modification;

(g) Intellectual Property. Except in the ordinary course of business consistent with past practice, (i) license any material Intellectual Property of the Company or any Company Subsidiary, (ii) acquire any Intellectual Property (or any license thereto) from any third party, or (iii) transfer or provide a copy of any Company Source Code to any Person other than employees or consultants of the Company or any Company Subsidiary who have a reasonable need to access such source code in the course of performance of their duties for the Company, provided that Acquiror shall not unreasonably withhold its consent to any request by the Company to take any of the foregoing actions;

(h) Employees and Consultants. (i) Hire any officers at the level of vice president or above, (ii) enter into, or extend the term of, any employment or consulting agreement with any officer, director, employee, individual consultant or individual independent contractor (except in the ordinary course of business pursuant to a standard offer letter with no severance, retention or acceleration provisions, unless required by Applicable Law or except employment agreements with foreign employees in jurisdictions where it is a customary and prevalent practice to have written employment agreements with employees and which agreements are on terms consistent with the prior practice of the Company or the Company Subsidiary, as applicable, in this respect), or enter into any collective bargaining agreement (unless required by Applicable Law), (iii) pay, or enter into any agreement or arrangement, or amend any existing agreement or arrangement, providing for the granting of, any bonus, increased salary, severance, retention or special remuneration to any officer, director, employee, individual consultant or individual independent contractor (except as required by Applicable Law, or the terms of an agreement or arrangement in existence on the Agreement Date and set forth on Schedule 5.4(h) of the Company Disclosure Letter) other than increases in salaries and bonus arrangements for non-officer employees implemented in the ordinary course of business consistent with past practice, (iv) adopt any plan or arrangement to provide compensation or benefits to any employees, directors or consultants, or amend any Company Benefit Arrangements (except in each case as required under ERISA, or the Code, or Applicable Law or except as otherwise expressly provided in this subclause (h)), or (v) materially amend any deferred compensation plan within the meaning of Section 409A of the Code and Internal Revenue Service Notice 2005-1 or Company Options or Company Director Stock Units, except to the extent necessary to meet the good faith compliance requirements of such Section or Notice;

(i) Accounting. Change any of its accounting methods, unless required by GAAP or IAS;

(j) Dividends; Rights Plan. (i) Declare, set aside or pay any cash or stock dividend or other distribution (whether in cash, stock or property) in respect of its capital stock (except for cash dividends or cash distributions made by any direct wholly-owned Company Subsidiary that is considered a “Domestic Person”

under Section 7701 of the Code or that is organized under the laws of The Netherlands), or redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from its employees, directors, consultants or independent contractors in connection with the termination of their services in accordance with the terms of Contracts granting such repurchase rights or upon the vesting of restricted stock in respect of the Company’s obligation to pay withholding taxes upon such vesting), or pay or distribute any cash or property to any of its stockholders or securityholders (in each case, in their capacities as such) or make any other cash payment to any of its stockholders or securityholders (in each case, in their capacities as such); or (ii) adopt or enter into any “stockholder rights plan” or similar anti-takeover agreement or plan;

(k) Changes in Company Capital Stock and Company Options. Except as otherwise contemplated by this Agreement, modify or change the exercise or conversion rights or exercise or purchase prices of any of its capital stock, any of its stock options, restricted stock, director stock units, warrants or other securities, or accelerate or otherwise modify (i) the right to exercise any option, restricted stock, director stock unit, warrant or other right to purchase any of its capital stock (including under the Company ESPP) or other securities or (ii) the vesting or release of any shares of its capital stock or other securities from any repurchase options or rights of refusal held by it or any other party or any other restrictions, or (iii) subdivide, split, combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

(l) Issuance of Securities. Issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock, other than the issuance of shares of Company Capital Stock pursuant to the exercise of Company Options, Company Director Stock Units, upon the achievement of milestones under Company Stock-Based Awards or other Company securities under the Company Option Plan, in each case, outstanding on the Agreement Date or pursuant to the Company ESPP;

(m) Acquisitions; Liquidation or Restructuring; Transfer. (i) Merge, consolidate or reorganize with, acquire, or enter into any other business combination with any corporation, partnership, limited liability company or any other entity (other than Acquiror or Merger Sub), acquire a substantial portion of the assets of any such entity, or enter into any negotiations, discussions or agreement for such purpose, provided that Acquiror shall not unreasonably withhold its consent to a request by the Company to acquire any entity upon commercially reasonable terms, (ii) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, merger, consolidation, dissolution, restructuring, recapitalization or other reorganization, each with respect to the Company or any of the Company Subsidiaries (other than the Merger and this Agreement), or (iii) sell, transfer or otherwise dispose of any of its properties or assets having a value of $250,000 or more other than sales of services and products in the ordinary course of business consistent with past practices;

(n) Charter Documents. Amend its Certificate of Incorporation or Bylaws or other comparable charter documents (except as required by Applicable Law (as determined in good faith by the Company following consultation with its and Acquiror’s outside legal counsel) and except for immaterial amendments or changes to the charter documents of Company Subsidiaries;

(o) Manufacturing Agreements. Enter into any Contract to license, or any Contract to authorize, any third party to manufacture or reproduce finished or standalone products, systems or technology of the Company, other than (i) any Contract or any purchase order entered into under any Contract that is in effect as of the Agreement Date, in either case which does not implement or effect any material change to the existing terms of existing purchase orders or such Contract, respectively, or (ii) except in the ordinary course of business consist with its past practices, provided that Acquiror shall not unreasonably withhold its consent to any request from the Company to enter into any such Contract;

(p) Real Property. Enter into any Contract for the purchase or sale of real property, or for the lease of any real property involving an aggregate amount over the term of the lease of $500,000 or more, provided that the Company shall consult with Acquiror prior to entering into any lease of any real property involving an aggregate amount over the term of lease in an amount exceeding $250,000 but less than $500,000;

(q) Insurance. Materially change any insurance coverage, provided that Acquiror shall not unreasonably withhold its consent to any request from the Company to make such a change;

(r) Audit; Tax. (i) Agree to any audit assessment by any Tax Authority, (ii) file any income Tax Return, any other material Tax Return or any amendment to any material Tax Return unless copies of such Tax Return or amendment have first been delivered to Acquiror for its review and adoption at a reasonable time prior to filing, (iii) except as required by Applicable Law, make or change any material election in respect of Taxes or adopt or change any material accounting method in respect of Taxes, or (iv) enter into any closing agreement, settle any claim or assessment in respect of Taxes, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(s) Lawsuits; Settlements. (i) Commence a Legal Proceeding other than (1) for the routine collection of bills, (2) in such cases where it in good faith determines that failure to commence a Legal Proceeding would result in the material impairment of a valuable aspect of its business (provided that it consults with Acquiror prior to the filing of such a Legal Proceeding), or (3) in connection with the transactions contemplated by this Agreement, or (ii) settle or agree to settle any pending or threatened Legal Proceeding other than any settlement solely involving payment of an amount less than $500,000, or (iii) grant a release of claims with respect to any claim having a value in excess of $500,000, provided that in the case of (ii) and (iii) Acquiror shall not unreasonably withhold its consent to any request by the Company to take such actions;

(t) Operating Leases. Enter into any operating lease in excess of $250,000 provided that Acquiror shall not unreasonably withhold its consent to any request by the Company to enter into such an operating lease;

(u) Encumbrances. Place, grant or allow the creation of any: (i) Encumbrance on any of its properties that are material to the operations of the Company or any Company Subsidiary other than Permitted Encumbrances; or (ii) license to any Company-Owned IP Rights (except in the ordinary course of business consist with its past practices); or

(v) Other. (i) Agree to do any of the things described in the preceding clauses (a)-(u).

If the Company makes a request in writing to Acquiror to take an action which would be prohibited, without the prior written consent of Acquiror, pursuant to the foregoing subclauses 5.4(a)-(v), Acquiror shall use commercially reasonable efforts to respond to such request within two Business Days of receipt thereof.

5.5 Advice of Changes.

(a) Closing Conditions. The Company shall promptly advise Acquiror in writing of (i) any event occurring subsequent to the Agreement Date that would render any representation or warranty of the Company contained in Article 3 untrue or inaccurate with respect to any matter that would be material to the Company and the Company Subsidiaries, taken as a whole, provided that unless such untruth or inaccuracy would reasonably be expected to cause any of the conditions set forth in Section 8.3(a) not to be satisfied, an unintentional failure to so advise Acquiror of such event shall not be a material breach of this Agreement, (ii) any breach of any covenant or obligation of the Company pursuant to this Agreement with respect to any matter that would be material to the Company and the Company Subsidiaries, taken as a whole, provided that unless such breach would reasonably be expected to cause the condition set forth in Section 8.3(b) not to be satisfied, an unintentional failure to so advise Acquiror of such breach shall not be a material breach of this Agreement, or (iii) any Effect that would reasonably be expected to result in a Material Adverse Effect on the Company or cause any of the conditions set forth in Article 8 not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not be deemed to (1) modify any representation or warranty contained herein, (2) supplement or modify the Company Disclosure Letter or

(3) limit or otherwise affect the remedies available hereunder to Acquiror or the conditions to Acquiror’s obligation to consummate the Merger.

(b) Litigation. The Company shall notify Acquiror in writing promptly after the Company Board or any executive officer or senior legal department member of the Company is notified in writing of any Legal Proceeding initiated by or against it, or known by the Company to be threatened against the Company or any Company Subsidiary or any of their respective officers, directors, employees or stockholders in their capacity as such; provided, further, the Company shall give Acquiror the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated hereby, and, notwithstanding anything herein to the contrary, no such litigation shall be settled without Acquiror’s prior written consent which consent shall not be unreasonably withheld.

5.6 Regulatory Approvals.

(a) The Company shall promptly after the execution of this Agreement apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it from a Governmental Authority for the consummation of the Merger. Without limiting the generality or effect of the foregoing, the Company shall make any initial filings required under the HSR Act, which filings shall be made within 15 Business Days after the execution of this Agreement, and the Company shall, as soon as practicable, make any other additional filings required by the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, Council Regulation 139/2004 of the European Commission (the “EC Merger Regulation”), and any other applicable federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). The Company shall (i) cooperate and coordinate with Acquiror in the making of such filings, (ii) supply Acquiror with any information that may be required in order for Acquiror to make any filings required under Antitrust Laws, and (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made under any other Antitrust Laws.

(b) The Company shall promptly notify Acquiror upon the receipt of: (i) any material comments from any officials of any Governmental Authority in connection with any filings made by the Company pursuant hereto, (ii) any request by any officials of any Governmental Authority for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Applicable Law, and (iii) any material communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with such filings. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), the Company will promptly inform Acquiror of such occurrence and cooperate in filing with the applicable Governmental Authority such amendment or supplement.

(c) The Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Laws. The Company shall use reasonable best efforts to take such action as may be required to cause the expiration of the waiting periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. The Company shall take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Authority with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: (i) providing information required by Applicable Law or governmental regulation; and (ii) substantially complying with any “second request” for information pursuant to the Antitrust Laws. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by Applicable Law or by the applicable Governmental Authority, the Company agrees to (i) give Acquiror reasonable advance notice of all meetings with any Governmental Authority relating to the Merger, (ii) give Acquiror an opportunity to participate in each of such meetings, (iii) keep Acquiror reasonably apprised with respect to any material oral communications with any Governmental Authority regarding the Merger, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (v) provide Acquiror with a reasonable advance opportunity to provide input on, and consider in good faith the views of Acquiror with respect to, all written material communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger and (vi) provide Acquiror (or counsel to Acquiror, as appropriate) with copies of all material written communications from any Governmental Authority relating to the Merger. Any such disclosures, rights to participate or provisions of information by the Company to Acquiror may be made on a counsel-only basis to the extent required under Applicable Law or as appropriate to protect confidential business information.

(d) In connection with and without limiting the foregoing, the Company shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Merger and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Merger, take all action reasonably necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement or the Merger. Prior to the Effective Time, the Company shall not take any action to render inapplicable or to exempt any third Person from, any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock unless required to do so by order of a court of competent jurisdiction.

(e) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit the Company’s right to terminate the Agreement pursuant to Section 9.1(b) so long as the Company has until such date complied in all material respects with its obligations under this Section 5.6.

5.7 Access to Information. Subject to the Confidentiality Agreement and Applicable Law, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Acquiror and to the officers, employees, accountants, counsel, financial advisors and other representatives of Acquiror, reasonable access at all reasonable times on reasonable notice during the period prior to the Effective Time to all their properties, books, contracts, commitments, personnel and records (provided, that such access shall not unreasonably interfere with the business or operations of the Company and the Company Subsidiaries) and, during such period and subject to the Confidentiality Agreement and Applicable Law, the Company shall, and shall cause each of the Company Subsidiaries to, use commercially reasonable efforts to furnish as soon as reasonably practicable to Acquiror (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as Acquiror may reasonably request; provided, however, that with respect to any documents or other information subject to the attorney-client privilege, attorney work product doctrine or other applicable privilege, the Company shall reasonably cooperate with Acquiror to develop procedures (such as a common legal interest agreement) to allow such documents and information to be shared with Acquiror and its advisors without waiving such attorney-client privilege, attorney work product doctrine or other applicable privilege. Without limiting any of the foregoing, the Company shall deliver within forty-five (45) days following the Agreement Date such information and documentation concerning the Company, any Company Subsidiary, their respective businesses, assets, liabilities, operations, properties and personnel as may be mutually agreed by the Chief Financial Officer of each of the Company and Acquiror. No review pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

5.8 Confidentiality. The Company will hold and keep confidential, and will cause its officers and employees and will direct its accountants, counsel, financial advisors and other authorized representatives and Affiliates to hold and keep confidential, any non-public information in accordance with the terms of the Confidentiality Agreement, which Confidentiality Agreement will remain in full force and effect.

5.9 Public Announcements. The Company will use reasonable best efforts to consult with Acquiror before issuing, and to provide Acquiror the opportunity to review, comment upon and concur with, and use reasonable best efforts to agree on, any press release or other public statements to be made by the Company with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as the Company may reasonably determine is required by Applicable Law. In addition, except to the extent disclosed in or consistent with the Proxy Statement in accordance with the provisions of Section 5.1 or prior communications consented to in accordance with this Section 5.9, the Company shall not issue any press release or otherwise make any public statement or disclosure concerning Acquiror or its business, financial condition or results of operations without the consent of Acquiror. The initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form agreed to by the Company and Acquiror. The restrictions set forth in this Section 5.9 shall not apply to any disclosure made by the Company pursuant to Section 5.2.

5.10 Employees.

(a) Termination of Benefit Plans; Company Benefit Arrangements. To the extent requested in writing by Acquiror no later than ten Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all actions necessary to terminate, effective no later than the date immediately preceding the Closing Date, any Company Benefit Arrangement that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the “Company 401(k) Plans”) in accordance with the provisions of the Company 401(k) Plans and Applicable Law. If Acquiror requests that the Company 401(k) Plans be terminated, the Company Board shall adopt resolutions authorizing the termination of the Company 401(k) Plans effective no later than the day immediately preceding the Effective Time, such resolutions to subject to the reasonable review and approval by Acquiror. Upon the request of Acquiror, the Company shall terminate (or cause to be terminated) any and all group severance, separation, retention and salary continuation plans, programs, agreements or arrangements or any nonqualified deferred compensation plan or supplemental executive retirement plan, effective as of the Effective Time (other than agreements that by their terms cannot be unilaterally terminated by Company). To the extent Acquiror has requested that such Company Benefit Arrangements be terminated, Acquiror shall receive from the Company, not later than five Business Days prior to the Closing, evidence that such Company Benefit Arrangement will be terminated pursuant to resolutions of the Company Board, or resolutions of the board of directors of the relevant Company Subsidiary that maintains any such Company Benefit Arrangement, and such other instruments (the form and substance of such resolutions and instruments shall be subject to review and approval of Acquiror), effective as of the Effective Time.

(b) Company ESPP. The Company shall suspend all participation, including payroll withholding, in the Company ESPP and not permit another Purchase Date (as defined in the Company ESPP) on or after the earlier of (i) one Business Day prior to the Closing Date and (ii) the first Purchase Date after the Agreement Date (such earlier date, the “Final Purchase Date”). On the Final Purchase Date, each outstanding option under the Company ESPP shall be exercised on such date for the purchase of Company Common Stock in accordance with the terms of the Company ESPP, and all amounts remaining in each Participants’ (as defined in the Company ESPP) accounts after such exercise shall be refunded to such Participants. Contingent upon the Effective Time, the Company shall terminate the ESPP effective as of one Business Day prior to the Closing Date.

(c) Notices. The Company shall give all notices and other information required to be given to the employees of the Company or any Company Subsidiary, any collective bargaining unit representing any group of employees of the Company or any Company Subsidiary, and any applicable Governmental Authority under the Worker Adjustment and Retraining Notification Act of 1988, as amended, the National Labor Relations Act, as amended, the Code, COBRA and other Applicable Law in connection with the transactions contemplated by this Agreement; provided, however, that the Company will consult with Acquiror (and consider in good faith the advice of Acquiror) prior to sending any material notices or other communication materials to its employees regarding the matters described in this Section 5.10 and any other matters relative to the entry into the Agreement or the effects of the Merger.

5.11 Resignations. To the extent requested by Acquiror in writing prior to the Closing, on the Closing Date, the Company shall cause to be delivered to Acquiror duly signed resignations, effective as of the Effective Time, of the directors of the Company and the Company Subsidiaries designated by Acquiror.

5.12 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under Applicable Law) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. The Company acknowledges that all such above referenced dispositions are compensatory in nature.

5.13 Third Party Consents. The Company shall use commercially reasonable efforts to obtain prior to the Closing, and deliver to Acquiror at or prior to the Closing, all consents, waivers and approvals under each Company Material Contract listed or described on Schedule 3.5 of the Company Disclosure Letter (and any Contract entered into after the Agreement Date that would have been required to be listed or described on Schedule 3.5 of the Company Disclosure Letter if entered into prior to the Agreement Date), using a form reasonably acceptable to Acquiror. Notwithstanding anything to the contrary set forth in this Section 5.13 or elsewhere in this Agreement, unless otherwise directed by Acquiror (which direction shall not require payment to be made until at or after the Effective Time), the Company shall not be required to pay prior to the Closing any non de minimis consent fee, “profit sharing” payment or other non de minimis consideration (including increased rent payments), or provide additional security (including a guaranty) to any party as a condition to receipt of any consent, waiver or approval from any party to any Contract.

5.14 Certificates. The Company shall deliver on the Closing Date (i) FIRPTA documentation, including (A) a notice to the Internal Revenue Service, in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), in the form reasonably requested by Acquiror, dated as of the Closing Date and executed by the Company, together with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of the Company after the Effective Time, and (B) a FIRPTA Notification Letter, in the form reasonably requested by Acquiror, dated as of the Closing Date and executed by the Company; and (ii) a certificate dated within three Business Days of the Closing from the Secretary of State of the State of Delaware certifying that the Company is in good standing and that all applicable Taxes and fees of the Company through and including the Closing Date have been paid.

5.15 Reasonable Best Efforts. The Company agrees to use reasonable best efforts, and to cooperate with Acquiror, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (a) taking all reasonable actions necessary to satisfy the conditions of the Company set forth in Article 8, and (b) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary to effect completely the consummation of the Merger and the other transactions contemplated hereby.

ARTICLE 6

ACQUIROR COVENANTS

During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article 9, except to the extent expressly provided in this Article 6, Acquiror covenants and agrees with the Company as follows:

6.1 Advice of Changes. Acquiror shall promptly advise the Company in writing of (a) any event occurring subsequent to the Agreement Date that would render any representation or warranty of Acquiror or Merger Sub contained in Article 4 untrue or inaccurate with respect to any matter that would be material to Acquiror, provided that, unless untruth or inaccuracy would reasonably be expected to cause any of the conditions set forth in Section 8.2(a) not to be satisfied, an unintentional failure to so advise the Company of such event shall not be a material breach of this Agreement, or (b) any breach of any covenant or obligation of Acquiror or Merger Sub pursuant to this Agreement with respect to any matter that would be material to Acquiror, provided that, unless such breach would reasonably be expected to cause the condition set forth in Section 8.2(b) not to be satisfied, an unintentional failure to so advise the Company of such breach shall not be a material breach of the Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.1 shall not be deemed to (i) modify any representation or warranty contained herein or (ii) limit or otherwise affect the remedies available hereunder to the Company or the conditions to the Company’s obligation to consummate the Merger.

6.2 Regulatory Approvals.

(a) Acquiror shall promptly after the execution of this Agreement apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it from a Governmental Authority for the consummation of the Merger. Without limiting the generality or effect of the foregoing, Acquiror shall make any initial filings required under the HSR Act, which filings shall be made within 15 Business Days after the execution of this Agreement, and Acquiror shall, as soon as practicable, make any other additional filings required by the Antitrust Laws. Acquiror shall (i) cooperate and coordinate with the Company in the making of such filings, (ii) supply the Company with any information that may be required in order for the Company to make any filings required under Antitrust Laws, and (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made under any other Antitrust Laws.

(b) Acquiror shall promptly notify the Company upon the receipt of: (i) any material comments from any officials of any Governmental Authority in connection with any filings made by Acquiror pursuant hereto, (ii) any request by any officials of any Governmental Authority for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Applicable Law and (iii) any material communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with such filings. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.2(a), Acquiror will promptly inform the Company of such occurrence and cooperate in filing with the applicable Governmental Authority such amendment or supplement.

(c) Acquiror shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Laws. Acquiror shall use reasonable best efforts to take such action as may be required to cause the expiration of the waiting periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. The Acquiror shall take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Authority with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: (i) providing information required by Applicable Law or governmental regulation; and (ii) substantially complying with any “second request” for information pursuant to the Antitrust Laws. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by Applicable Law or by the applicable Governmental Authority, Acquiror agrees to (i) give the Company reasonable advance notice of all meetings with any Governmental Authority relating to the Merger, (ii) give the Company an opportunity to participate in each of such meetings, (iii) keep the Company reasonably apprised with respect to any oral material communications with any Governmental Authority regarding the Merger, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (v) provide the Company with a reasonable advance opportunity to provide input on and consider in good faith the views of the Company with respect to, all written material communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger and (vi) provide the Company (or counsel to the Company, as appropriate) with copies of all material written communications from any Governmental Authority relating to the Merger. Any such disclosures, rights to participate or provisions of information by Acquiror to the Company may be made on a counsel-only basis to the extent required under Applicable Law or as appropriate to protect confidential business information.

(d) Acquiror shall not, and shall not permit any of its Subsidiaries to, enter into or publicly announce an agreement to acquire any assets, business or company if such agreement would reasonably be expected to cause the conditions set forth in Section 8.1(b), Section 8.1(c), Section 8.3(d) or Section 8.3(e) not to be satisfied, or would reasonably be expected to have the effect of, preventing, materially impairing, materially delaying or otherwise materially and adversely affecting the consummation of the Merger. If and to the extent necessary to obtain clearance of the Merger under any of the HSR Act, the EC Merger Regulation or the Antitrust Laws of any country set forth on Schedule 8.3(d) of the Company Disclosure Letter (unless Acquiror has waived the closing condition in Section 8.3(d) with respect to such country’s Antitrust Laws), Acquiror (and its respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall contest, defend and appeal any Legal Proceedings brought by a Governmental Authority, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or any other transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, Acquiror shall be under no obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Acquiror or any of its affiliates or the Company or any of the Company Subsidiaries (each, a “Divestiture”), (B) the imposition of any limitation or regulation on the ability of Acquiror or any of its affiliates to freely conduct their business or own such assets, or (C) the holding separate of the shares of Company Capital Stock or any limitation or regulation on the ability of Acquiror or any of its affiliates to exercise full rights of ownership of the shares of Company Capital Stock, other than any Divestiture that would not materially impair the benefits of the Merger to Acquiror (a “Non-Material Divestiture”), which Non-Material Divestiture Acquiror agrees to effect if and to the extent required to obtain clearance of the Merger before the Extended End Date under any of the HSR Act, the EC Merger Regulation or the Antitrust Laws of any country set forth on Schedule 8.3(d) of the Company Disclosure Letter (unless Acquiror has waived the closing condition in Section 8.3(d) with respect to such country’s Antitrust Laws) (any of the foregoing referred to in clauses (A) (other than a Non-Material Divestiture), (B) or (C) above, an “Antitrust Restraint”).

(e) In connection with and without limiting the foregoing, Acquiror shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Merger and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Merger, take all action reasonably necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement or the Merger.

(f) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.2 shall limit Acquiror’s right to terminate the Agreement pursuant to Section 9.1(b) so long as Acquiror has until such date complied in all material respects with its obligations under this Section 6.2.

6.3 Confidentiality. Acquiror will hold and keep confidential, and will cause its officers and employees and will direct its accountants, counsel, financial advisors and other authorized representatives and Affiliates to hold and keep confidential, any non-public information in accordance with the terms of the Confidentiality Agreement, which Confidentiality Agreement will remain in full force and effect.

6.4 Employee Benefits.

(a) Each employee of the Company or any Company Subsidiary that becomes an employee of the Acquiror upon the Effective Time (or remains an employee of the Surviving Corporation or any Subsidiary of the Surviving Corporation) (each, a “Continuing Employee”) shall receive service credit for prior service with the Company or a Company Subsidiary under Acquiror’s flexible time-off policy (the “FTO Plan”), subject to limitations on accrual generally applicable to Acquiror’s employees under its FTO Plan and subject to Applicable Law. Except as expressly set forth herein, Continuing Employees shall be deemed new employees of Acquiror for purposes of benefits, accrual, eligibility or vesting under Acquiror’s benefit plans. From and after the Effective Time, Acquiror shall take all actions as are necessary to allow Continuing Employees to participate in the benefit programs of Acquiror to the same extent as similarly situated employees of Acquiror as soon as practicable after the Effective Time subject to Applicable Law and the terms of Acquiror’s benefit programs. To the extent permitted under the applicable benefit program of Acquiror and subject to Applicable Law, Acquiror shall waive all limitations as to preexisting conditions, exclusions (or actively at work or similar limitations), evidence of insurability requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any medical, dental and vision plans that such employees may be eligible to participate in after the Effective Time. To the extent permitted under the applicable benefit programs of Acquiror, Acquiror shall also provide continuing Employees and their eligible dependents with credit for any co-payments, deductibles and offsets (or similar payments) made under the Company Benefit Arrangements for the year in which the Closing occurs under Acquiror’s medical, dental and vision plans for the purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Acquiror benefit program in the year in which the Closing occurs.

(b) Notwithstanding anything herein to the contrary, in the event of the termination of employment of any Continuing Employee without cause (i) at any time within the twelve month period immediately following the Effective Time, such Continuing Employee shall be entitled to an amount of severance benefits in accordance with and subject to the terms of the severance policy of the Company as in effect as of the Agreement Date and shall receive service credit for prior service with the Company or any Company Subsidiary for the purpose of calculation of such severance amount under such policy, and (ii) following the expiration of twelve months following the Effective Time, such Continuing Employee shall be entitled to an amount of severance benefits in accordance with and subject to the terms of the severance policy of Acquiror, as then in effect and shall be considered a new employee of Acquiror (or an Acquiror Subsidiary, as applicable) as of the Effective Time, and shall not receive service credit for prior service with the Company or any Company Subsidiary, for the purpose of calculation of such severance amount under such Acquiror policy

(c) The forgoing provisions of Section 6.4 constitute a statement as to Acquiror’s general intentions and shall not be construed as an obligation of Acquiror to any Continuing Employees. No provisions of this Agreement shall be construed as providing a guarantee of employment for any employee of the Company or any Company Subsidiary following the Closing or otherwise.

6.5 Indemnification of Company Directors and Officers.

(a) If the Merger is consummated, then until the sixth anniversary of the Effective Time, Acquiror shall, and shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company and the Company Subsidiaries to their respective current and former directors and officers as of immediately prior to the Effective Time (the “Company Indemnified Persons”) pursuant to any indemnification provisions under the Certificate of Incorporation or Bylaws (or other similar organizational documents) of the Company and the Company Subsidiaries as in effect on the Agreement Date and pursuant to any indemnification agreements between the Company and such Company Indemnified Parties that are in effect as of the Agreement Date (or pursuant to agreements in substantially similar form to such indemnification agreements that are entered into between the Company and any person who is appointed as a director or an officer of the Company following the Agreement Date) (the forms of which indemnification agreements have been filed with the SEC prior to the Agreement Date) (the “Company Indemnification Provisions”), with respect to claims arising out of acts or omissions occurring at or prior to the Effective Time. Without limiting the generality of the foregoing, if the Merger is consummated, then until the sixth anniversary of the Effective Time, Acquiror shall, and shall cause the Surviving Corporation to, cause the Certificate of Incorporation and Bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the certificate of incorporation and bylaws (or other similar organizational documents) of the Company and the Company Subsidiaries existing as of the Agreement Date, and during such six-year period such provisions shall not be repealed, amended or otherwise modified in any manner adverse to such Company Indemnified Persons except as required by Applicable Law. In connection therewith Acquiror shall advance expenses to the Company Indemnified Persons as incurred to the fullest extent provided for under the Company Indemnification Provisions, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification pursuant to the terms of the Company Indemnification Provisions or under Applicable Law. Any claims for indemnification made under this Section 6.5(a) on or prior to the sixth anniversary of the Effective Time shall survive such anniversary until the final resolution thereof.

(b) For a period of six years from and after the Effective Time, Acquiror shall, and shall cause the Surviving Corporation to, maintain in effect, if available, directors’ and officers’ liability insurance covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy in an amount and on terms no less advantageous, when taken on a whole, to those applicable to the current directors and officers of the Company; provided, however, Acquiror may fulfill its obligations under this Section 6.5(b) by purchasing a policy of directors’ and officers’ insurance or a “tail” policy under the Company’s existing directors’ and officers’ insurance policy, in either case which (i) has an effective term of six years from the Effective Time, (ii) covers only those persons who are currently covered by the Company’s directors’ and officers’ insurance policy in effect as of the Agreement Date and only for actions and omissions occurring on or prior to the Effective Time, and (iii) contains terms and conditions (including, without limitation, coverage amounts) that are no less advantageous, when taken as a whole, to those applicable to the current directors and officers of the Company, provided, further, that in no event shall Acquiror or the Surviving Corporation be required to expend an annual premium for any such coverage in excess of 300% of the annual premium currently paid by the Company under its directors’ and officer’s liability insurance policy in effect as of the Agreement Date, and if the cost for any such coverage is in excess of such amount, Acquiror or the Surviving Corporation shall only be required to maintain such coverage as is available for such amount.

(c) This Section 6.5 shall survive the consummation of the Merger, is intended to benefit each Company Indemnified Person, shall be binding on all successors and assigns of the Surviving Corporation and Acquiror, and shall be enforceable by the Company Indemnified Persons.

6.6 Proxy Statement. Acquiror and Merger Sub shall promptly furnish in writing all information concerning Acquiror and Merger Sub (and their respective directors, officers and Affiliates, if applicable) as the Company may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement or any supplement or amendment thereto. If at any time prior to the Effective Time any event or information relating to Acquiror, or any of its Affiliates, officers or directors, should be discovered by Acquiror which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, Acquiror shall promptly notify the Company so that an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the Company Stockholders.

6.7 Reasonable Best Efforts. Subject to the limitations set forth in Section 6.2(d) Acquiror agrees to use reasonable best efforts, and to cooperate with the Company, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (a) taking all reasonable actions necessary to satisfy the conditions of Acquiror set forth in Article 8, and (b) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary to effect completely the consummation of the Merger and the other transactions contemplated hereby.

ARTICLE 7

CLOSING MATTERS

7.1 The Closing. Subject to termination of this Agreement as provided in Article 9, the Closing shall take place at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, on the Closing Date. Concurrently with the Closing or at such later date and time as may be mutually agreed in writing by the Company and Acquiror, the Certificate of Merger shall be filed with the Delaware Secretary of State in accordance with Delaware Law.

7.2 Exchange of Certificates.

(a) Exchange Fund. As soon as reasonably practicable after the Effective Time, Acquiror shall make available to U.S. Bank, National Association (the “Exchange Agent”) for exchange in accordance with Article 2 (the “Exchange Fund”), the cash payable pursuant to Section 2.1(b)(i), subject to Section 2.3(b) (regarding any amounts required to be deducted and withheld under the Code), in exchange for outstanding Company Common Stock.

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Acquiror shall instruct the Exchange Agent to mail to each holder of record of certificates or instruments evidencing the Company Common Stock, in each case, that were issued and outstanding immediately prior to the Effective Time (collectively, the “Certificates”) and each holder of record of uncertificated shares of Company Common Stock represented by book-entry shares (“Uncertificated Shares”), which were in each case converted into the right to receive cash pursuant to Section 2.1(b)(i), (i) a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates or Uncertificated Shares in exchange for cash. Upon surrender of Certificates for cancellation to the Exchange Agent, or upon receipt by the Exchange Agent of an appropriate agent’s message in the case of book-entry transfer of Uncertificated Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may reasonably be required by the Exchange Agent (including any required Form W-9 or Form W-8), the holders of such Certificates or Uncertificated Shares shall be entitled to receive in exchange therefor a check in the amount of U.S. dollars that such holders have the right to receive pursuant to Section 2.1(b)(i), subject to Section 2.3(b), and the Certificates so surrendered and such Uncertificated Shares shall forthwith be canceled. Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive upon surrender thereof a check in the amount of U.S. dollars that the holders thereof have the right to receive pursuant to Section 2.1(b)(i), subject to Section 2.3(b). No interest will be paid or accrued on any cash payable to holders of Certificates or Uncertificated Shares. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, a check in the amount of U.S. dollars that the holder thereof has the right to receive pursuant to Section 2.1(b)(i) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid.

(c) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed

Certificates, upon the making of an affidavit of that fact by the holder thereof, a check in the amount of U.S. dollars into which the Company Common Stock represented by such Certificates were converted pursuant to Section 2.1(b)(i), subject to Section 2.3(b); provided, however, that Acquiror or the Exchange Agent may, in its discretion and as a condition precedent to the issuance of such cash, require the owner of such lost, stolen or destroyed Certificates to deliver a customary bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of Company Common Stock on the date that is six months after the Effective Time, shall be delivered to Acquiror, upon demand, and any such holders who have not theretofore complied with the provisions of this Section 7.2 shall thereafter look only to Acquiror for the cash to which they are entitled pursuant to Section 2.1(b)(i), subject to Section 2.3(b), without any interest thereon.

(e) No Further Ownership Rights in Company Securities. All cash paid in accordance with the terms hereof with respect to Company Common Stock, shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of such Company Securities. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 7.

(f) No Liability. Notwithstanding anything to the contrary in this Section 7.2, neither the Exchange Agent, Acquiror, the Company, the Surviving Corporation nor any party hereto shall be liable to a holder of Company Common Stock, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

ARTICLE 8

CONDITIONS TO OBLIGATIONS OF THE PARTIES

8.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained, in accordance with Delaware Law, the Company’s Certificate of Incorporation and Bylaws and the rules of NASDAQ, each as in effect on the date of such approval.

(b) Certain Governmental Approvals. (i) All applicable waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have expired or early termination of such waiting periods shall have been granted, (ii) any required approval of the Merger of the European Commission shall have been obtained pursuant to the EC Merger Regulation, in each case without any condition or requirements requiring or calling for any Antitrust Restraint.

(c) No Injunctions or Restraints. No judgment, order, injunction, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction, shall be in effect which prohibits, makes illegal or enjoins the consummation of the Merger.

8.2 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing by the Company:

(a) Accuracy of Representations and Warranties.

(i) The representations and warranties of Acquiror set forth herein (other than in Sections 4.2(a) and (c)) (A) that are qualified as to Material Adverse Effect shall be true and correct and (B) that are not so qualified as to Material Adverse Effect shall be true and correct, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties referred to in subclause (B) to be so true and correct would not be, individually or in the aggregate, material to Acquiror’s or Merger Sub’s ability to consummate the Merger and the other transactions contemplated by this Agreement or to perform their respective obligations under this Agreement. At the Closing, the Company shall have received a certificate to such effect signed on behalf of Acquiror by a duly authorized senior executive officer of Acquiror.

(ii) The representations and warranties of Acquiror set forth in Sections 4.2(a) and (c) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). At the Closing, the Company shall have received a certificate to such effect signed on behalf of Acquiror by a duly authorized senior executive officer of Acquiror.

(b) Covenants. Acquiror shall have performed and complied in all material respects with all of its covenants under this Agreement on or before the Closing (to the extent that such covenants require performance by Acquiror on or before the Closing). At the Closing, the Company shall have received a certificate to such effect signed on behalf of Acquiror by a duly authorized senior executive officer of Acquiror.

8.3 Additional Conditions to Obligations of Acquiror and Merger Sub. The respective obligations of Acquiror and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing by Acquiror and Merger Sub:

(a) Accuracy of Representations and Warranties.

(i) The representations and warranties of the Company set forth herein (other than in Sections 3.3(a), (c) and (d) and Section 3.4) (A) that are qualified as to Material Adverse Effect shall be true and correct and (B) that are not so qualified as to Material Adverse Effect shall be true and correct, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties referred to in subclause (B) to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. At the Closing, Acquiror shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company.

(ii) The representations and warranties of the Company set forth in Sections 3.3(a), (c) and (d) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). The representations and warranties of the Company set forth in Section 3.4 shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to deviations in the Company’s actual fully diluted capitalization (including outstanding Company Capital Stock and Company Options) from the Company’s fully diluted capitalization as set forth in Section 3.4 by an amount that does not increase the aggregate consideration to be paid by Acquiror pursuant to Article 2 by more than one percent. At the Closing, Acquiror shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company.

(b) Covenants. The Company shall have performed and complied in all material respects with all of its covenants under this Agreement at or before the Closing (to the extent that such covenants require performance by the Company at or before the Closing). At the Closing, Acquiror shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company.

(c) No Material Adverse Change. Since the Agreement Date, there shall not be any Material Adverse Change in the Company which is continuing, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement. At the Closing, Acquiror shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company.

(d) Additional Governmental Approvals. Acquiror, Merger Sub and the Company and their respective subsidiaries shall have timely obtained from each relevant Governmental Authority those approvals, waivers and consents under applicable foreign Antitrust Laws that are listed in Schedule 8.3(d) of the Company Disclosure Letter, in each such case, without any condition or requirement calling for or requiring any Antitrust Restraint.

(e) No Litigation. (A) No Legal Proceeding by any Governmental Authority shall be pending wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent, restrain or prohibit the consummation of the Merger, (ii) cause the Merger to be rescinded, or (iii) result in any Antitrust Restraint; (B) no such injunction, judgment, order, decree, ruling or charge shall be in effect nor shall any Applicable Law have been enacted having any such effect; and (C) no Governmental Authority shall have notified the parties in writing of, and not withdrawn, any intent to challenge, or issue a Statement of Objections, with respect to any of the transactions contemplated by this Agreement; provided, however, that the condition set forth in this clause (C) shall be deemed waived from and after the date which is six months after the Agreement Date.

ARTICLE 9

TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, which action (A) in the case of Section 9.1(a), Section 9.1(b)(i), Section 9.1(b)(ii), Section 9.1(c), and Section 9.1(d), may be taken or authorized before or after the Company Stockholder Approval has been obtained, (B) in the case of Section 9.1(e) and Section 9.1(f), may be taken or authorized only before the Company Stockholder Approval, and (C) in the case of Section 9.1(b)(iii), may be taken or authorized only after the Company Stockholders’ Meeting where a vote was taken:

(a) by mutual written consent of the Company and Acquiror, if the Board of Directors of each so determines;

(b) by written notice of either the Company or Acquiror to the other party:

(i) if the Merger shall not have been consummated by January 26, 2010 (the “End Date”); provided, however, that if the Merger shall not have been consummated by the End Date, but on such date, all of the conditions to Closing set forth in Article 8, other than (x) conditions that by their nature are only to be satisfied as of the Closing and (y) any of the conditions set forth in Section 8.1(b), Section 8.1(c), Section 8.3(d) or Section 8.3(e) (but solely, in the case of Section 8.1(c) or Section 8.3(e), to the extent the matter giving rise to the failure of any such condition is related to Antitrust Laws), have been satisfied or waived in writing, then at the election of either the Company or Acquiror, the End Date shall be extended a maximum of two times for up to 90 days each time (such date, to the maximum extent it may be extended, the “Extended End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to comply with, or breach of, any provision of this Agreement has been a proximate cause of, or resulted in, the failure of the Merger to be consummated by such date;

(ii) if a Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, which order, decree, ruling or other action is final and nonappealable;

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders’ Meeting, or at any adjournment or postponement thereof, at which the final vote thereon was taken; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to any party where the failure to obtain the Company Stockholder Approval shall have been caused by the failure of such party to comply with any provision of this Agreement;

(c) by the Company, by written notice to Acquiror, following a breach of any representation, warranty, covenant or agreement on the part of Acquiror or Merger Sub set forth in this Agreement such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied as of the time of such breach and such breach shall not have been cured in all material respects within twenty Business Days after written notice thereof shall have been received by Acquiror; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to the Company if it is then in material breach of its representations, warranties, covenants or agreements contained in this Agreement;

(d) by Acquiror, by written notice to the Company, following a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied as of the time of such breach and such breach shall not have been cured in all material respects within twenty Business Days after written notice thereof shall have been received by the Company; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to Acquiror if it is then in material breach of its representations, warranties, covenants or agreements contained in this Agreement;

(e) by the Company, by written notice to Acquiror, if (i) the Company Board shall have effected a Change of Recommendation pursuant to, and in compliance with, Section 5.2(d), and (ii) the Company shall have paid to Acquiror the Termination Fee described in Section 9.3(a); and provided, further, immediately following such termination, the Company accepts and enters into the Definitive Third Party Agreement delivered to the Company and executed on behalf of the Person making the Superior Proposal which was the subject of such Change of Recommendation reflecting such Superior Proposal; or

(f) by Acquiror, by written notice to the Company, if (i) the Company, the Company Board or any committee thereof, for any reason, shall have (A) failed to give notice of, call or hold the Company Stockholders’ Meeting in accordance with Section 5.1(b), (B) failed to include in the Proxy Statement distributed to the Company Stockholders the unanimous recommendation of the Company Board that such stockholders adopt this Agreement, (C) effected a Change of Recommendation, (D) approved any Alternative Transaction or recommended that the Company Stockholders approve or accept any Alternative Transaction, (E) entered into any letter of intent or other Contract accepting any Alternative Transaction Proposal, (F) failed to reconfirm the unanimous recommendation of the Company Board that Company Stockholders adopt this Agreement within ten Business Days of receipt of a written request from Acquiror to do so or, if such request is delivered less than ten Business Days prior to the Company Stockholders’ Meeting, no later than one Business Day prior to the Company Stockholders’ Meeting, provided further, that if such Alternative Transaction Proposal is subsequently modified within such ten Business Day period, then the Company Board shall be required to reconfirm such recommendation no later than one Business Day prior to the Company Stockholders’ Meeting, or (G) failed, within ten Business Days after any tender or exchange offer relating to Company Common Stock commenced by any third Person shall have been first published, sent or given, to have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act a statement disclosing that the Company Board recommends that such security holders reject such tender offer or exchange offer and not tender any shares of Company Stock into such tender offer or exchange offer (such recommendation, a “Rejection Recommendation”), or failed to expressly reaffirm the Rejection Recommendation in any press release published by the Company (or by any of its Affiliates) or in any Schedule 14D-9 filed by the Company with the SEC, in each case relating to such tender offer or exchange offer, at any time after the foregoing ten Business Day period, or (ii) if Company shall have breached in any material respect any of the obligations set forth in Section 5.1 or Section 5.2.

9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1 and any payment of a Termination Fee (if applicable pursuant to the terms hereof), this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (a) as set forth in Sections 5.8 and 6.3 (Confidentiality), this Section 9.2 (Effect of Termination) and Section 9.3 (Payments), as well as Article 10 (Miscellaneous) (other than Section 10.1) to the extent applicable to such surviving sections, each of which shall survive termination of this Agreement, and (b) that, other than as provided in Section 9.3(b), nothing herein shall relieve any party from any further liability for any willful or intentional breach of any representation or warranty of such party contained herein or any breach of any covenant or agreement of such party contained herein. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

9.3 Payments.

(a) Payments by the Company.

(i) Company Termination Fee. In the event that this Agreement is terminated by the Company pursuant to Section 9.1(e), the Company shall pay to Acquiror a fee equal to $46,000,000 (the “Company Termination Fee”) concurrently with and as a condition to the effectiveness of such termination. In the event that this Agreement is terminated by Acquiror pursuant to Section 9.1(f), or by Acquiror or by the Company pursuant to Section 9.1(b)(iii) following the occurrence of any of the events described in clauses (B) through (G) of Section 9.1(f), the Company shall promptly, but in no event later than two Business Days after the date of such termination, pay to Acquiror the Company Termination Fee. In the event that this Agreement is terminated pursuant to Section 9.1(b)(iii), the Company shall pay Acquiror the Company Termination Fee if (A) following the Agreement Date and prior to the Company Stockholders’ Meeting, any Person shall have publicly announced or publicly disclosed, and not publicly withdrawn, an Alternative Transaction Proposal and (B) within 12 months following termination of this Agreement, any Company Acquisition with respect to the Company is consummated or the Company enters into a definitive written agreement providing for any Company Acquisition (whether or not related to the Alternative Transaction Proposal referenced in clause (A) of this section), which Company Acquisition is subsequently consummated (whether or not consummated within such 12 month period) in which case such fee payment is to be made concurrently with the consummation of such Company Acquisition.

(ii) Acquiror Interest and Costs. All payments under this Section 9.3(a) shall be made by wire transfer of immediately available funds to an account designated by Acquiror. The Company acknowledges that the agreements contained in this Section 9.3(a) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Acquiror would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 9.3(a) and, in order to obtain such payment, Acquiror commences a Legal Proceeding that results in a judgment against the Company, the Company shall pay to Acquiror its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Legal Proceeding, together with interest on the amounts set forth in this Section 9.3 at the rate of interest per annum publicly announced by Bank of America as its prime rate, as in effect on the date such payment was required to be made.

(iii) Single Payment Only. The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether nor not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(b) Liquidated Damages. Acquiror’s receipt of the Company Termination Fee described in Section 9.3(a)(i) shall be deemed reasonable and negotiated liquidated damages for all losses or damages incurred by Acquiror for any breach of this Agreement by the Company and in connection with the termination of this Agreement and the transactions contemplated hereby or any matter forming the basis for such termination, and notwithstanding anything in this Agreement to the contrary, Acquiror shall not, following the receipt of such Company Termination Fee, make, initiate, maintain or continue any claim or Legal Proceeding related to the alleged breach by the Company of any representation, warranty, covenant or agreement of the Company in this Agreement pursuant to Section 9.2 or otherwise.

9.4 Amendment. Subject to compliance with Applicable Law, this Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after the occurrence of either the Company Stockholder Approval there may not be, without further approval of the stockholders of the Company, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Company Common Stock hereunder, or which by Applicable Law otherwise expressly requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties’ respective Boards of Directors or a duly designated committee thereof.

9.5 Extension; Waiver. At any time prior to the Effective Time, a party may, subject to the proviso of Section 9.4 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party hereto with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 9.5 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 10

MISCELLANEOUS

10.1 Expiration of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time.

10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice) or (ii) on the date of confirmation of receipt, if sent via facsimile to the parties hereto at the following facsimile number (or at such other facsimile number for a party as shall be specified by like notice) (with confirmation of receipt and provided that if such notice or other communication is sent via facsimile, the party sending such facsimile notice or communication shall advise the receiving party of the sending of such facsimile notice or communication via an email communication to the relevant persons designated for such party on Schedule 10.2 of the Company Disclosure Letter at the email addresses for such persons set forth therein):

If to Acquiror or Merger Sub: Agilent Technologies, Inc. 5301 Stevens Creek Boulevard Santa Clara, CA 95051
Attention:	Chief Executive Officer Chief Financial Officer General Counsel
Fax Number: (408) 345-8958

with a copy to: Fenwick & West LLP 555 California Street, Suite 1200 San Francisco, CA 94104
Attention:	Douglas N. Cogen Lynda M. Twomey David K. Michaels
Fax No.: (415) 281-1350

If to the Company: Varian, Inc. 3120 Hansen Way Palo Alto, CA 94304-1030
Attention:	Chief Executive Officer Chief Financial Officer General Counsel
Fax Number: (650) 424-3871

with a copy to: Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304
Attention:	Larry W. Sonsini
Fax Number: (650) 493-6811

and a copy to:

Wilson Sonsini Goodrich & Rosati, P.C. One Market Street Spear Tower, Suite 3300 San Francisco, CA 94105
Attention:	Robert T. Ishii
Fax Number: (415) 947-2099

10.3 Governing Law; Consent to Jurisdiction. This Agreement and any disputes arising out of or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws of another jurisdiction that might otherwise govern under applicable principles of conflicts of law of the State of Delaware. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other such court.

10.4 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto that contemplate, are contemplated by or are referred to herein, including the Company Disclosure Letter, together with the exhibits and schedules hereto and thereto, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

10.5 Third Party Beneficiary Rights. No provisions of this Agreement (including but not limited to the provisions of Section 6.4) are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, stockholder, partner or any party hereto or any other Person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement; except (a) that Section 6.5 is intended to benefit the Company Indemnified Persons, and (b) from and after the Effective Time, the rights of holders of shares of the Company Common Stock and other Company securities to receive the consideration set forth in Article 2. In the event that the Company brings a Legal Proceeding for damages or other relief for breach of this Agreement in which it is held that the right to obtain such damages or relief is solely held by the Company Securityholders, then such rights of the Company Securityholders may be enforced on their behalf by the Company as agent for such Company Securityholders.

10.6 Assignment; Binding Upon Successors and Assigns. Except as otherwise expressly set forth in this Agreement, no party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this provision shall be void.

10.7 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

10.8 Remedies. Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other. The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or Acquiror and Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Acquiror and Merger Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

10.9 Interpretation; Rules of Construction. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to Articles, such reference shall be to an Article of this Agreement unless otherwise indicated. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. References to a Person are also to its permitted successors and assigns. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories.

10.11 Expenses. Whether or not the Merger is successfully consummated, each party shall bear its respective Transaction Expenses, unless otherwise expressly provided herein.

10.12 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times shall continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 10.13.

10.13 Confidentiality. The Company and Acquiror each confirm that they have entered into the Confidentiality Agreement and that they are each bound by, and shall abide by, the provisions of such Confidentiality Agreement; provided, however, that Acquiror shall not be bound by such Confidentiality Agreement after the Closing. If this Agreement is terminated, the Confidentiality Agreement shall remain in full force and effect, and except as otherwise contained in the Confidentiality Agreement, all copies of documents containing confidential information of a disclosing party shall be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

10.14 Waiver of Jury Trial. EACH OF THE COMPANY, ACQUIROR AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HERBY OR THE ACTIONS OF THE COMPANY, ACQUIROR OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[SIGNATURE PAGE NEXT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AGILENT TECHNOLOGIES, INC.

By:	/s/ WILLIAM P. SULLIVAN
Name:	William P. Sullivan
Title:	President and Chief Executive Officer

COBALT ACQUISITION CORP.

By:	/s/ WILLIAM P. SULLIVAN
Name:	William P. Sullivan
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VARIAN, INC.

By:	/s/ GARRY W. ROGERSON
Name:	Garry W. Rogerson
Title:	Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Annex B

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of July 26, 2009, by and between Agilent Technologies, Inc., a Delaware corporation (“Acquiror”), and the undersigned stockholder (“Stockholder”) of Varian, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the execution and delivery of this Agreement by Stockholder is a material inducement to the willingness of Acquiror to enter into that certain Agreement and Plan of Merger, dated on or about the date hereof (the “Merger Agreement”), by and among Acquiror, Cobalt Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and the Company, pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), and the Company will survive the Merger and become a wholly-owned subsidiary of Acquiror.

WHEREAS, Stockholder understands and acknowledges that the Company and Acquiror are entitled to rely on (i) the truth and accuracy of Stockholder’s representations contained herein and (ii) Stockholder’s performance of the obligations set forth herein.

NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Restrictions on Shares.

(a) Stockholder shall not (and shall not permit any of his or her affiliates to), directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, assign, pledge, hypothecate, tender or otherwise dispose of, or encumber, the Shares (as defined in Section 3(a) below) or any New Shares (as defined in Section 1(d) below) or any interest therein, or make any offer or enter into any agreement, arrangement or understanding providing for any of the foregoing, at any time prior to the Expiration Time (as defined below); provided, however, that nothing contained herein will be deemed to restrict the ability of Stockholder to exercise any Company Options or Other Rights (both terms, as defined in Section 3(b) below) held by Stockholder; provided, further, that Stockholder may transfer Shares and New Shares (i) to any member of Stockholder’s immediate family, (ii) to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes, or (iii) to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; provided, however, that any transfer referred to in this section shall be permitted only if, as a precondition to such transfer, the transferee agrees to be bound by the terms and conditions of this Agreement. As used herein, the term “Expiration Time” shall mean the earliest to occur of (A) the Effective Time, (B) such date and time as the Merger Agreement shall have been validly terminated in accordance with its terms, or (C) the written agreement of the parties hereto to terminate this Agreement.

(b) At all times commencing with the execution and delivery of this Agreement until the Expiration Time, Stockholder shall not (and shall not permit any of his or her affiliates to), directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Shares, in each case in a manner which is inconsistent with the terms hereof.

(c) Stockholder shall not (and shall not permit any of his or her affiliates to), directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or in any way have the effect of restricting, limiting, interfering, preventing or disabling Stockholder from performing his or her obligations under this Agreement.

(d) Any shares of Company Common Stock or other securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Time, including pursuant to the exercise of Company Options and Other Rights, or by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like by the Company (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. Notwithstanding the foregoing, nothing in this Agreement shall require Stockholder to exercise any option and/or other rights to purchase any Shares or New Shares (including Company Options and Other Rights).

2. Agreement to Vote Shares.

(a) Prior to the Expiration Time, at every meeting of the stockholders of the Company called and at every adjournment or postponement thereof, and in any action or approval by written consent of stockholders of the Company, unless otherwise directed in writing by Acquiror, Stockholder shall vote, or cause to be voted, the Shares and any New Shares (i) in favor of the adoption of the Merger Agreement and the other actions contemplated by the Merger Agreement, (ii) against approval of any proposal made in opposition to, in competition with, or that would result in a breach of, the Merger Agreement or the Merger or any transaction contemplated by the Merger Agreement, and (iii) against any Alternative Transaction Proposal (including any Superior Proposal).

(b) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from acting in Stockholder’s capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company.

(c) In the event that a meeting of the Stockholders of the Company is held, the Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

3. Representations, Warranties and Other Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Acquiror as follows:

(a) Stockholder is the legal or beneficial owner of, and has the power to vote or cause to be voted that number of issued and outstanding shares of Company Common Stock set forth on the signature page hereto (all such shares owned beneficially or of record by Stockholder, or over which Stockholder exercises voting power, on the date hereof, collectively, the “Shares”). The Shares are free of any encumbrance that would preclude Stockholder from exercising his or her voting power as provided in Section 2, or otherwise complying with the terms hereof. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than any member of Stockholder’s immediate family or a trust for the benefit of Stockholder or any member of Stockholder’s immediate family). The Shares and the Company Options and Other Rights constitute Stockholder’s entire interest in the outstanding shares of Company Common Stock and Stockholder does not hold any other outstanding shares of capital stock of the Company. No person that is not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than any member of Stockholder’s immediate family or a trust for the benefit of Stockholder or any member of Stockholder’s immediate family).

(b) Stockholder is the legal or beneficial owner of the number of Company Options, Company Stock-Based Awards, Company Director Stock Units and other rights to acquire, directly or indirectly, shares of Company Common Stock set forth on the signature page hereto (collectively, the “Company Options and

Other Rights”). The Company Options and Other Rights are free of any encumbrance that would preclude Stockholder from exercising his or her voting powers as provided in Section 2, or otherwise complying with the terms hereof.

(c) Stockholder has all requisite power, legal capacity and authority to enter into this Agreement and, with respect to Shares not transferred pursuant to Section 1(a), to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Acquiror, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(d) The execution, delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any Contract to which Stockholder is a party or by which any of such Stockholder’s assets is bound or (ii) violate any order, writ, injunction, decree, judgment or any Applicable Law or Legal Requirement applicable to Stockholder or any of such Stockholder’s assets.

(e) Stockholder agrees that Stockholder will not in Stockholder’s capacity as a Stockholder of the Company bring, commence, institute, maintain or prosecute any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof.

4. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement or instrument to which Stockholder is a party or subject. Without limiting the generality or effect of the foregoing, Stockholder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement and the Company Board’s actions in approving and recommending the Merger, or to seek damages or other legal or equitable relief in connection therewith. From and after the Effective Time, Stockholder’s right to receive cash on the terms and subject to the conditions set forth in the Merger Agreement shall constitute Stockholder’s sole and exclusive right against the Company and/or Acquiror in respect of Stockholder’s ownership of the Shares or status as a Stockholder of the Company or any agreement or instrument with the Company pertaining to the Shares or Stockholder’s status as a stockholder of the Company.

5. Confidentiality. Neither the Stockholder, nor any of his or her affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of Acquiror, except as may be required by law or by any listing agreement with, or the policies of, NASDAQ in which circumstance such announcing party shall make all reasonable efforts to consult with Acquiror in advance of such publication to the extent practicable.

6. Appraisal Rights. Stockholder agrees not to (nor will it permit any of his or her affiliates to) exercise dissenters’ rights or rights to demand appraisal of any Shares that Stockholder may have or could potentially have or acquire (whether under Applicable Law or otherwise) in connection with the Merger.

7. Disclosure. The Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Stockholder’s identity and ownership of Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.

8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

9. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)	if to Acquiror, to:

Agilent Technologies, Inc.

5301 Stevens Creek Boulevard

Santa Clara, CA 95051

Attention:    Chief Executive Officer

                     Chief Financial Officer

                     General Counsel

Fax Number: (408) 345-8958

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

555 California Street,

Suite 1200

San Francisco, CA 94104

Attention:    Douglas N. Cogen

                     Lynda M. Twomey

                     David K. Michaels

Fax No.: (415) 281-1350

(ii)	if to Stockholder, to the address set forth for the Stockholder on the signature page hereof,

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attention: Larry W. Sonsini

Fax Number: (650) 493-6811

and a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Street

Spear Tower, Suite 3300

San Francisco, CA 94105

Attention: Robert T. Ishii

Fax Number: (415) 947-2099

(b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c) Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(d) Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(e) Specific Performance; Injunctive Relief. The parties hereto agree that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquiror upon any such violation of this Agreement, Acquiror shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Acquiror at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(f) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

(g) Entire Agreement; Nonassignability; Parties in Interest; Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (i) constitute an inducement and condition to Acquiror entering into the Merger Agreement, (ii) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (iii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Except as provided in Section 1(a), neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Stockholder without the prior written consent of Acquiror, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of Acquiror hereunder, may be assigned or delegated in whole or in part by Acquiror to any affiliate of Acquiror without the consent of or any action by Stockholder upon notice by Acquiror to Stockholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns (including, without limitation, any person to whom any Shares are sold, transferred or assigned pursuant to Section 1(a) hereof). All authority conferred herein shall survive the death or incapacity of the Stockholder and in the event of Stockholder’s death or incapacity, any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder.

(h) Additional Documents. Stockholder shall execute and deliver, and cause to be executed and delivered, any additional documents necessary or desirable in the reasonable opinion of Acquiror to carry out the purpose and intent of this Agreement.

(i) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(j) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court within the State of Delaware) in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any Legal Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Legal Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Legal Proceeding shall be heard and determined in such a Court of Chancery in the State of Delaware or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Legal Proceeding in the manner provided in Section 9(a) or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

(l) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

(m) Termination. This Agreement shall terminate and shall have no further force or effect from and after the Expiration Time, and thereafter there shall be no liability or obligation on the part of the Stockholder, provided, that no such termination shall relieve any party from liability for any willful or intentional breach of this Agreement prior to such termination.

(n) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREAS, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first above written.

AGILENT TECHNOLOGIES, INC.

By:
Name:
Title:

STOCKHOLDER:

(Print Name of Stockholder)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Fax Number)

(Print Telephone Number)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

shares of issued and outstanding Company Common Stock

Company Options

Company Stock-Based Awards

Company Director Stock Units

[SIGNATURE PAGE TO VOTING AGREEMENT]

Annex C

OPINION OF J.P. MORGAN SECURITIES INC.

July 26, 2009

The Board of Directors

Varian, Inc.

3120 Hansen Way

Palo Alto, CA 94304

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Varian, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with Cobalt Acquisition Corp. (“Merger Subsidiary”), a wholly-owned subsidiary of Agilent Technologies, Inc. (the “Acquiror”), pursuant to the Agreement and Plan of Merger, dated as of July 26, 2009 (the “Agreement”), by and among the Company, the Acquiror and Merger Subsidiary. Pursuant to the Agreement, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than Dissenting Shares (as defined in the Agreement) and shares of Company Common Stock held by the Company or any direct or indirect subsidiary of the Company, will be converted into the right to receive cash in an amount equal to $52.00 (the “Consideration”).

In arriving at our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by,

383 Madison Avenue, Floor 37, NY1-M171, New York, New York 10179

J.P. Morgan Securities Inc.

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representatives of the Company, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the Transaction and we express no opinion as to the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included providing foreign currency exchange, treasury and investment management services for the Company, acting as underwriter in connection with the Acquiror’s October 2007 $500 million notes offering and providing derivatives and foreign currency exchange, sales and trading and treasury services for the Acquiror. In addition, our commercial banking affiliate is a lender under the outstanding credit facility of the Company and an agent bank and a lender under the outstanding credit facility of the Acquiror, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities Inc. This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

/s/ J.P. MORGAN SECURITIES INC.
J.P. Morgan Securities Inc.

383 Madison Avenue, Floor 37, NY1-M171, New York, New York 10179

J.P. Morgan Securities Inc.

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Annex D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VARIAN

VARIAN, INC.

3120 HANSEN WAY

PALO ALTO, CA 94304

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the

Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time the day before the meeting date.

Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes

Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M16911 - TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

VARIAN, INC.

The Board of Directors recommends you vote FOR the following proposal(s):

For Against Abstain

1. A proposal to adopt the Agreement and Plan of Merger, dated as of July 26, 2009, among Agilent Technologies, Inc., a

Delaware corporation (“Agilent”), Cobalt Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Agilent,

and Varian, Inc., a Delaware corporation (“Varian”), as it may be amended from time to time, pursuant to which Varian will be acquired by Agilent.

2. A proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the Agreement and Plan of Merger.

Please sign exactly as name appears on this proxy card. If the stock is registered in the names of two or more persons, each should sign. Corporate officers, executors, administrators, trustees, guardians, attorneys and other persons signing in a fiduciary capacity should so indicate and insert their titles.

For address changes and/or comments, please check this box and write them on the back where indicated.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

M16912 - TBD

VARIAN, INC.

SPECIAL MEETING OF STOCKHOLDERS October 5, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VARIAN, INC.

P R O X Y

The undersigned appoints Garry W. Rogerson and Arthur W. Homan, and each of them, as proxies of the undersigned,

each with full power of substitution, to vote all of the shares of Common Stock of Varian, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Varian, Inc., to be held at Varian’s principal executive offices located at 3120 Hansen Way, Palo Alto, California 94304-1030 on October 5, 2009, commencing at 7:00 p.m., Pacific Time, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, on the matters and as specified in this proxy card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF YOU SIGN

YOUR PROXY CARD WITHOUT INDICATING YOUR VOTE, YOUR SHARES WILL BE VOTED “FOR” THE ADOPTION

OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING,

IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. IN THEIR DISCRETION, THE PROXIES ARE

AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, TO ENSURE YOUR REPRESENTATION

AT THE SPECIAL MEETING. PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be Signed on Reverse Side)

SEE REVERSE

SIDE